EXHIBIT 10.29



                                                         EXECUTION COPY



                      AMENDED AND RESTATED



                     PARTNERSHIP AGREEMENT

                             among

                     IMC-Agrico GP Company


                  Agrico, Limited Partnership

                              and

                      IMC-Agrico MP, Inc.


                    Dated as of July 1, 1993

            (as further amended and restated as of
                         May 26, 1995)


                           TABLE OF CONTENTS
                                                              Page

                              ARTICLE I.

Definitions                                                     7

                              ARTICLE II.

Partnership, Name, Purposes, Powers, Authority to
Bind Partnership, Partnership Property,
Other and/or Competing Businesses,
Principal Place of Business; Registered Office and Agent        8

   2.01  Partnership                                           8
   2.02  Name                                                  9
   2.03  Purposes                                             10
   2.04  Powers of the Partnership                            13
   2.05  Partner's Authority                                  13
   2.06 Managing Partner; Operating Partner; Change in Operating Partner; Authority to Bind Partnership 14
   2.07  Partnership Property                                 16
   2.08  Other and/or Competing Businesses                    16
   2.09  Principal Place of Business; Registered Office
           and Agent                                          24

                             ARTICLE III.

Contributions to the Partnership                               24

   3.01  Initial Contributions                                24
   3.02  Additional Contributions                             25
   3.03  Failure to Contribute                                26
   3.04  Assumption of Liabilities Under Contribution
           Agreement                                          29
   3.05  Subsequent Capital Contribution                      29

                              ARTICLE IV.

Interests of Partners                                          30

   4.01  Interests of Partners                                30
   4.02  Capital Accounts                                     31
   4.03  Interest on Capital Accounts                         33
   4.04  Loans from Partners                                  34
   4.05  Transferred Capital Accounts                         34
                           TABLE OF CONTENTS
                              (continued
                                                              Page
                              ARTICLE V.
Profit and Loss Sharing;
Allocations for Federal, State and
Local Income Tax Purposes; Cash Distributions;
Suspended Distributions; Reimbursement for Transaction Costs   35
   5.01  Allocation of Profits and Losses                     35
   5.02  Special Allocations                                  35
   5.03  Tax Allocations                                      37
   5.04  Interim Closing of the Books on Transfer             39
   5.05  Disagreement Between Partners                        39
   5.06  Obligations with Respect to Distributable Cash       40
   5.07  Distribution of Distributable Cash; Suspended
           Distributions                                      40
   5.08  Payment of Transaction Costs                         44

                              ARTICLE VI.

Management                                                     45
   6.01  Operation                                            45
   6.02  General Powers of the Managing Partner               46
   6.03  Limitations on the Partners; Relations Among
           Partners                                           48
   6.04  Policy Committee                                     49
   6.05  Rules of Procedure                                   56
   6.06  Further Management Limitations                       56
   6.07  Major Decisions                                      56
   6.08  Management of Certain Environmental Liabilities      64

ARTICLE VII.

Encumbrance or Transfer of Partnership Interest                65
   7.01  Transfer of Partnership Interest Generally           65
   7.02  Transfers of Partnership Interests                   66
   7.03  Liens                                                70
   7.04  Transfers Upon Triggering Events                     71
   7.05  Interests in Managing Partner                        75
   7.06  Certain Conditions of Certain Transfers              75

ARTICLE VIII.

Other Rights of, Duties and Restrictions on the Partners       76

   8.01  Indemnification                                      76
   8.02  Contribution                                         77
                           TABLE OF CONTENTS
                              (continued
                                                              Page
   8.03  Continuing Liability of Withdrawn Partner            78
   8.04  Breach of Parent Agreement                           79

                              ARTICLE IX.

Certain Operational Provisions                                 79
   9.01  Financial, Accounting, and Banking Matters           79
   9.02  Budget and Approval Authorities                      80
   9.03  Insurance                                            82
   9.04  Financial and Other Information                      83
   9.05  Qualifying Income                                    87
   9.06  Work Force; Employee Benefits                        89
   9.07  Emergency Expenditures; Compliance with Law          93
   9.08  No Action Contrary to Contracts or Applicable
           Law                                                94
   9.09  Licenses and Permits                                 96
   9.10  Litigation                                           97
   9.11  Payment and Reimbursement of Expenses; Handling
           of Partnership Bank Accounts and Funds             97
   9.12  Transactions with Affiliates                        101
   9.13  No Shifting of Cash Flow                            103

                              ARTICLE X.

Accounting Records; Tax Matters                               104
   10.01  Books and Records                                  104
   10.02  Inspection of Books and Records                    105
   10.03  Accounting and Taxable Year                        106
   10.04  Partnership Tax Returns                            107
   10.05  Partnership Taxes                                  107
   10.06  Tax Matters Partner                                108
   10.07  Duties of the Tax Matters Partner                  108
   10.08  Partnership Status; Elections                      109
   10.09  Tax Reporting                                      110
   10.10  Tax Oversight                                      112

                              ARTICLE XI.

Term                                                          114
   11.01  Term                                               114
   11.02  Purchase Option Upon Scheduled Expiration of
            the Term                                         114


                           TABLE OF CONTENTS
                              (continued
                                                              Page
                             ARTICLE XII.
Dissolution and Winding-Up                                    116

   12.01  Dissolution                                        116
   12.02  Winding-Up                                         120
   12.03  Accounting on Dissolution                          120
   12.04  Accounting; Allocations of Residual Net Profits
            and Residual Net Loss After Dissolutions         121
   12.05  Application of Article V in Year of Dissolution    121
   12.06  Conversion of Assets to Cash                       122
   12.07  Distributions in Liquidation                       123
   12.08  Compliance with Treasury Regulations               124
   12.09  Deficit Capital Account Restoration Obligation     125
   12.10  Section 708 Termination                            125
   12.11  Continuation of the Partnership                    126
   12.12  Waiver of Certain Rights                           127

                             ARTICLE XIII.

Miscellaneous Provisions                                      127

   13.01  Force Majeure                                      127
   13.02  Limitation of Liability of Partners                129
   13.03  Assignment                                         130
   13.04  Notices                                            131
   13.05  Governing Law                                      133
   13.06  Choice of Forum                                    133
   13.07  Consent to Jurisdiction                            133
   13.08  Waiver of Jury Trial                               135
   13.09  Entire Agreement                                   135
   13.10  Execution in Counterparts                          136
   13.11  Remedies and Waiver                                136
   13.12  Headings                                           137
   13.13  Third Party Beneficiaries                          137
   13.14  Further Assurances                                 137
   13.15  Power of Attorney                                  137
   13.16  Public Announcements                               138

              AMENDED AND RESTATED PARTNERSHIP AGREEMENT







     THIS AMENDED AND RESTATED PARTNERSHIP AGREEMENT (this "Agreement")

was  made  as  of  12:01 a.m. (CDT) on the 1st day of  July,  1993  and

further  amended and restated as of the 26th day of May,  1995  by  and among  (i)  IMC-Agrico GP Company ("IMC GPCo"), a Delaware  corporation

and   a  subsidiary  of  IMC  GLOBAL  OPERATIONS  INC.  (formerly   IMC

Fertilizer, Inc.), a Delaware corporation ("Operations"), (ii)  Agrico,

Limited Partnership (the "FRP Partner"), a Delaware limited partnership of  which  FREEPORT-McMoRan RESOURCE PARTNERS, LIMITED  PARTNERSHIP,  a

Delaware  limited partnership ("FRP"), owns a 99.8% limited partnership interest and Agrico, Inc., a Delaware corporation ("FRP GPCo"), owns  a

0.2%  general  partnership  interest, (iii) IMC-Agrico  MP,  Inc.  (the

"Managing Partner"), a Delaware corporation, and (iv) Operations.



                           R E C I T A L S:



      WHEREAS,  IMC  GPCo,  the FRP Partner and  the  Managing  Partner

entered  into and formed a general partnership under the Act to  engage in the Phosphate Chemicals Business pursuant to a Partnership Agreement dated as of June 29, 1993 (the "Original Agreement"); and



      WHEREAS,  IMC  GPCo,  the FRP Partner and  the  Managing  Partner

amended and restated the Original Agreement as of July 1, 1993;



     WHEREAS, the parties hereto have approved and consented to (i) (a)

the  voluntary  complete liquidation and dissolution of  IMC  GPCo,  in accordance  with the General Corporation Law of the State  of  Delaware

("Delaware Law"), (b) the admission of Operations as a Partner  in  the

Partnership  in  accordance with the terms of this Agreement,  (c)  the assumption  by  Operations (A) as of the date hereof,  of  80%  of  all obligations  of IMC GPCo incurred by IMC GPCo (x) as a general  partner of  the  Partnership and (y) pursuant to the terms of  the  Partnership

Agreement,  and  (B)  upon  the  completion  of  such  liquidation  and dissolution of IMC GPCo, of all remaining obligations of IMC GPCo,  (d)

the  transfer  to  Operations  of the assets,  properties,  rights  and interests  of  IMC  GPCo and (e) the repurchase  by  IMC  GPCo  of  the preferred  stock  of  IMC  GPCo owned by the Managing  Partner  at  its liquidation  value, in each case in accordance with the  Agreement  and

Plan  of Complete Liquidation and Dissolution dated as of May 26,  1995

(the  "IMC  GPCo Plan of Liquidation") and (ii) (a) the liquidation  of

FRP  GPCo  or  the  merger of FRP GPCo with and into Freeport  Chemical

Company, a Delaware corporation ("FCC"), and the liquidation of FCC  or the  merger  of  FCC with and into Freeport-McMoRan  Inc.,  a  Delaware

corporation  ("FTX"),  in  each  case  in  accordance  with   the   FRP

GPCo/FCC/FTX  Merger Documents (the "FRP GPCo/FCC/FTX  Mergers"),  with the  result  that  FTX  shall  become the owner  of  the  0.2%  general partnership  interest in the FRP Partner owned by FRP GPCo  immediately prior to the FRP GPCo/FCC/FTX Mergers and shall have assumed as of  the date of the completion of such mergers all obligations of FRP GPCo  and

FCC,  (b) the repurchase by FRP GPCo of the preferred stock of FRP GPCo owned  by the Managing Partner at its liquidation value and (c) at  the option  of FTX and FRP, the merger, liquidation or dissolution  of  the

FRP  Partner under Delaware Law in the future (or the transfer  by  the

FRP Partner of its Partnership Interests to FRP or an Affiliate of FRP)

and  the  admission of FRP or an Affiliate of FRP as a Partner  in  the

Partnership,  in  each  case in accordance  with  this  Agreement,  the

Amended  and Restated Parent Agreement dated as of May 26,  1995  among

Operations,  FRP,  FTX  and  IMC-Agrico  Company,  a  Delaware  general partnership  (the  "Parent Agreement"), and the Amendment,  Waiver  and

Consent  Agreement dated as of May 26, 1995 among IMC  Global  Inc.,  a

Delaware  corporation ("Global"), Operations, IMC  GPCo,  the  Managing

Partner,  IMC-Agrico  Company,  FTX,  FRP  and  the  FRP  Partner  (the

"Amendment, Waiver and Consent Agreement");



      WHEREAS,  the above described transactions are to be accomplished in the following manner:

      (i)  with respect to the liquidation and dissolution of IMC GPCo,

80%  of  the  interests of IMC GPCo shall be transferred to  Operations effective as of May 26, 1995 (except that 100% of IMC GPCo's 50% common stock  interest  in  the  Managing  Partner  shall  be  transferred  to

Operations as of May 26, 1995 and the preferred stock of IMC GPCo owned by  the  Managing  Partner shall be repurchased  by  IMC  GPCo  at  its liquidation value as of May 26, 1995 (the "Initial IMC GPCo Liquidating

Distribution"),  with the remaining 20% of such interests  (other  than

IMC  GPCo's  common  stock  interest in the  Managing  Partner)  to  be

transferred   to   Operations   (the  "Final   IMC   GPCo   Liquidating

Distribution") in accordance with the following time schedule  and  the terms of the IMC GPCo Plan of Liquidation:



     (A) if (x) FTX and FRP elect by written notice to the Partners and the  Partnership, after November 30, 1995 and on or prior to  June

     4,  1996, to cause the merger, liquidation or dissolution  of  the

     FRP Partner (or the transfer by the FRP Partner of its Partnership

     Interests  to FRP or an Affiliate of FRP) as contemplated  by  the

     Amendment,  Waiver  and Consent Agreement  and  (y)  such  merger,

     liquidation or dissolution of the FRP Partner (or such transfer of its  Partnership Interests) is completed not earlier than June  5,

     1996  and  not  later  than  June 15, 1996,  the  Final  IMC  GPCo

     Liquidating  Distribution  shall  be  undertaken  promptly   after

     June 22, 1997;



     (B)   if  (x) FTX and FRP elect by written notice to the  Partners and  the  Partnership, after November 30, 1995 and on or prior  to

     June  4, 1996, to cause the merger, liquidation or dissolution  of the  FRP  Partner  (or  the transfer by the  FRP  Partner  of  its

     Partnership  Interests  to  FRP  or  an  Affiliate  of   FRP)   as

     contemplated  by the Amendment, Waiver and Consent Agreement,  but

     (y) such merger, liquidation or dissolution of the FRP Partner (or such  transfer of its Partnership Interests) is not  completed  by

     June  15, 1996, the Final IMC GPCo Liquidating Distribution  shall be  undertaken after June 15, 1996 and shall be completed no later than June 30, 1996; and



     (C)   if FTX and FRP do not elect, after November 30, 1995 and  on or  prior  to  June 4, 1996, to cause the merger,  liquidation  or dissolution of the FRP Partner (or the transfer by the FRP Partner of  its  Partnership Interests to FRP or an Affiliate of  FRP)  as

     contemplated  by the Amendment, Waiver and Consent Agreement,  the

     Final  IMC GPCo Liquidating Distribution shall be undertaken after

     June 4, 1996 and shall be completed by June 30, 1996; and



       (ii)  with  respect  to  the  optional  merger,  liquidation  or dissolution  of  the  FRP Partner (or the transfer of  its  Partnership

Interests), such option may be exercised in accordance with  the  terms of this Agreement and the Amendment Waiver and Consent Agreement at any

time  after November 30, 1995 and on or prior to June 4, 1996; provided that  if FTX and FRP exercise such option on or prior to June 4,  1996,

their right to cause such merger, liquidation or dissolution of the FRP

Partner  (or such transfer of its Partnership Interests) at  that  time will be forfeited unless such merger, liquidation or dissolution of the

FRP  Partner  (or  such  transfer  of  its  Partnership  Interests)  is completed  not  earlier than June 5, 1996 and not later than  June  15,

1996;  provided, further, that if after November 30,  1995  and  on  or prior  to  June  4,  1996 FTX and FRP exercise such  option,  but  such merger, liquidation or dissolution of the FRP Partner (or such transfer of  its Partnership Interests) is not completed on or prior to June 15,

1996,  FTX and FRP will have an additional option to cause such merger,

liquidation or dissolution of the FRP Partner (or such transfer of  its

Partnership  Interests) at any time after July 15, 1997; and  provided,

further,  that if after November 30, 1995 and on or prior  to  June  4,

1996,  FTX  and FRP do not exercise their option to cause such  merger,

liquidation or dissolution of the FRP Partner (or such transfer of  its

Partnership  Interests), FTX and FRP will have the  right  to  exercise such option at any time after July 15, 1997;



provided,  however  that,  notwithstanding  the  provisions   of   this

paragraph  (ii), FTX and FRP may merge, liquidate or dissolve  the  FRP

Partner  (or transfer its Partnership Interests to FRP or an  Affiliate of  FRP)  in  accordance  with the terms of the Amendment,  Waiver  and

Consent  Agreement at any time so long as FTX and FRP bear, and  assume liability  for,  any expense, cost or loss (including any  increase  in taxes, other than any increase in income taxes which arises solely from

the   timing  of  the  reporting  of  income,  deductions  and  credits attributable  to  the  normal business activities of  the  Partnership)

suffered by the Partnership, any other Partner or any of their  Related

Persons (as defined below) resulting therefrom;



      WHEREAS,  the IMC GPCo Liquidation, the FRP GPCo/FCC/FTX  Mergers

and such optional merger, liquidation or dissolution of the FRP Partner

(or  such transfer of its Partnership Interests) make it necessary  and desirable  to  amend and restate certain provisions of the  Partnership

Agreement  as  originally entered into, and as previously  amended  and restated,  by  the  parties  in order to,  among  other  things,  admit

Operations as a new Partner; and



      WHEREAS,  the  Partners  (as hereinafter  defined)  believe  that through the combination of the Contributed Businesses of IMC and FRP as contemplated  by the Contribution Agreement and the management  of  the business  and affairs of the Partnership in accordance with  the  terms hereof, they can create certain synergies.



       NOW,   THEREFORE,   in  consideration  of  the  representations,

warranties, covenants and agreements herein set forth and of other good and  valuable  consideration, receipt of which is hereby  acknowledged,

the parties hereto agree as follows:

                              ARTICLE I.

                              Definitions

     Capitalized terms used in this Agreement which are not otherwise defined herein shall have the meanings given to such terms in Exhibit A hereto.  During the period subsequent to the Initial IMC GPCo

Liquidating Distribution and prior to the Final IMC GPCo Liquidating

Distribution (the "IMC GPCo Liquidation Period"), the term "IMC

Partner" (and correlative terms, such as "Non-Managing Partner",

relating to the "IMC Partner") as used herein, shall refer to IMC GPCo and Operations, collectively and, unless otherwise provided herein,

actions to be taken by the IMC Partner during the IMC GPCo Liquidation

Period shall be taken by Operations and IMC GPCo acting jointly;

subsequent to the Final IMC GPCo Liquidating Distribution, the term

"IMC Partner" (and such correlative terms) as used herein shall refer to Operations, and Operations shall take any such actions acting alone;

and at all such times, the term "IMC Partner" (and such correlative terms) as used herein shall refer to any other Affiliate of Operations which succeeds to the Partnership Interests of IMC GPCo or Operations

by means of the purchase, transfer, assignment or other conveyance or succession of such Partnership Interests in accordance with the terms of this Agreement.  The IMC Partner, as so defined, the FRP Partner and the Managing Partner are sometimes hereinafter referred to individually as a "Partner" and collectively as the "Partners."

                              ARTICLE II.

           Partnership, Name, Purposes, Powers, Authority to

                Bind Partnership, Partnership Property,

                  Other and/or Competing Businesses.

     2.01 Partnership.  The Partners have hereby formed a general partnership under the Act on the terms and for the purposes set forth in this Agreement and, pursuant to this Amended and Restated

Partnership Agreement, as further amended and restated as of May 26,

1995, IMC GPCo, the FRP Partner and the Managing Partner, as Partners,

hereby agree:  (i) in accordance with the terms of Section 13.09 herein, to admit Operations as a Partner of the Partnership, upon the completion of the Initial IMC GPCo Liquidating Distribution; (ii) upon the completion of the Final IMC GPCo Liquidating Distribution, to the

withdrawal of IMC GPCo as a Partner in the Partnership, without, in accordance with Section 12.11 herein, such withdrawal constituting a

Dissolution Event, unless such dissolution is required by applicable law; (iii) if FTX and FRP choose to cause the merger, liquidation or dissolution of the FRP Partner (or the transfer by the FRP Partner of its Partnership Interests to FRP or an Affiliate of FRP) and in

accordance with the terms of the Amendment, Waiver and Consent

Agreement, upon the completion of such merger, liquidation or dissolution (or such transfer of the Partnership Interests), to admit

FRP or an Affiliate of FRP as a Partner of the Partnership in

accordance with the terms of Section 13.09 herein and to the withdrawal of the FRP Partner as a Partner in the Partnership, without, in accordance with Section 12.11 herein, such withdrawal constituting a

Dissolution Event, unless such dissolution is required by applicable law.

     2.02  Name.  The Partnership is to be known as "IMC-Agrico

Company" or such other name as the Partners shall unanimously select.

The Partners shall execute and file and/or publish all assumed name statements and certificates required by law to be filed and/or published in connection with the operation of the Partnership.



     2.03  Purposes.  The purposes of the Partnership shall be to engage for profit in the Phosphate Chemicals Business and to engage for profit in any and all other activities reasonably related to or incidental to the Phosphate Chemicals Business, and, subject to Section

9.05, to engage for profit in any other business, whether or not related or incidental thereto, as determined by the Policy Committee from time to time.  Without limiting the generality of the foregoing,

the Partnership may, among other things:



           (a)  acquire, develop, construct, own, manage and operate

     phosphate rock mining operations and production facilities,

     phosphate chemical facilities, ammonia and urea fertilizer facilities and uranium oxide facilities;



           (b)  acquire, by purchase, lease, sublease, license,

     royalty agreement or otherwise, land and phosphate mineral rights to the extent related to the Phosphate Chemicals Business;



           (c)  develop mines and conduct mining operations in and on phosphate rock reserves and deposits, and construct, own, manage and operate phosphate rock, chemical, ammonia, urea  and uranium extraction plants related thereto;



           (d)  acquire by purchase, lease, sublease, license or

     otherwise, such machinery, equipment, vehicles and other

     facilities as may be necessary or advisable to own, manage,

     operate or otherwise engage for profit in the Phosphate Chemicals

     Business or any other business of the Partnership at the time permitted hereunder;



           (e)  subject to Section 9.12, enter into such construction,

     engineering, operating, management, mining, marketing, selling,

     supply or distributorship agreements, arrangements or

     understandings with third parties as may be necessary or advisable to own, manage, operate or otherwise engage for profit in the

     Phosphate Chemicals Business or any other business of the

     Partnership at the time permitted hereunder (and such agreements,

     arrangements or understandings may be (i) with Affiliates of any

     Partner so long as they comply with the terms of Section 9.12 and

     (ii) with or through trade associations, including, without limitation, the Phosphate Chemicals Export Association, a Webb-

     Pomerene Act organization ("PhosChem"), and the Phosphate Rock

     Export Association, a Webb-Pomerene Act organization

     ("PhosRock"));



           (f)  own, lease, rent and/or operate and/or make use of

     railcars, railway lines and dock loading facilities and vessels and otherwise arrange for the transportation of the Partnership's inventory, supplies, materials, equipment, phosphate rock,

     phosphate chemicals, uranium oxide, ammonia, urea and uranium products and any other products produced from, or used in, the operation of the Phosphate Chemicals Business by such means as may be necessary or advisable;



           (g)  sell (in domestic or foreign markets) such phosphate

     rock, phosphate chemicals, uranium oxide, ammonia, urea and uranium products and related products and engage in marketing activities incidental thereto (either directly or through third parties, including, without limitation, trade associations, such as PhosChem and PhosRock);



           (h)  form, organize, join and participate in trade

     associations related to the Phosphate Chemicals Business,

     including, without limitation, PhosChem and PhosRock;



           (i)  manage and operate agricultural, farming and livestock businesses as an incidental activity relating to holding lands originally acquired or leased by the Partnership or one of the

     Partners' Affiliates as phosphate rock reserves;

           (j)  subject to Section 9.12, perform all other activities,

     including the borrowing of money and the mortgaging of real or personal property of the Partnership in connection therewith, as are necessary or incidental to the business or operations of the

     Partnership; and

           (k)  subject to Sections 9.05 and 9.12, engage in such

     other businesses and activities, whether or not related to or incidental to the Phosphate Chemicals Business, as determined by the Policy Committee from time to time.

     2.04  Powers of the Partnership.  Subject to the restrictions set forth in this Agreement, the Partnership shall have the power to exercise all the powers and privileges granted by this Agreement and by law, together with any powers incidental thereto, so far as such powers and privileges are necessary or appropriate for the conduct, promotion or attainment of the purposes of the Partnership.  Except as otherwise expressly provided in this Agreement, the rights and obligations of the

Partners and the administration and termination of the Partnership shall be governed by the Act.

     2.05  Partner's Authority.  Except as otherwise provided in this

Agreement, no Partner shall have any authority to act for, or to assume any obligations or responsibilities on behalf of, any other Partner or the Partnership.

     2.06  Managing Partner; Operating Partner; Change in Operating

Partner; Authority to Bind Partnership.



           (a)  IMC-Agrico MP, Inc. is hereby designated as the

     managing partner of the Partnership (the "Managing Partner").  The

     Managing Partner shall, subject to the provisions of this

     Agreement, have exclusive authority and responsibility to manage the business and affairs of the Partnership and to make all decisions regarding the business and affairs of the Partnership.

     The Managing Partner is a special purpose corporation formed solely for the purpose of acting as Managing Partner of the

     Partnership.  Accordingly, the Managing Partner shall not, without the consent of both the IMC Partner and the FRP Partner, engage in any business other than acting as the Managing Partner hereunder.



           (b)  As used herein, the term "Operating Partner" shall

     mean the Non-Managing Partner, initially the IMC Partner (which,

     for purposes of identifying the Operating Partner, shall mean

     Operations), which is entitled to elect a majority of the

     directors of the Managing Partner at any given time and "Non-

     Operating Partner" shall mean the other Non-Managing Partner at that time.  If a Material Breach Event shall have occurred and not been cured prior to the delivery of the notice of exercise described below, then (if none of the Non-Operating Partner or any of its direct or indirect parent entities is Bankrupt) the Non-

     Operating Partner shall have the right, upon written notice of the exercise of such right, to become the Operating Partner and, if such written notice is delivered exercising that right, the

     Operating Partner shall become the Non-Operating Partner.  In the event of a Material Breach Event arising out of a Bankruptcy of the Operating Partner or any of its direct or indirect parent entities, prior to exercising its right to become the Operating

     Partner, the Non-Operating Partner will reasonably evaluate the circumstances surrounding such Bankruptcy, giving consideration to the effect of the Bankruptcy on the Partnership and on the

     Managing Partner and its ability to perform its obligations as

     Managing Partner, but will have the right in its sole discretion to elect to become the Operating Partner in accordance with the terms of this Section 2.06(b).  The terms of this Section 2.06(b)

     shall similarly apply to any subsequent Material Breach Event or

     Events.

           (c)  As between the Partnership and any other Person (other than a Partner or its Affiliates), any action taken by the

     Managing Partner on behalf of the Partnership shall constitute the act of and serve to bind the Partnership.  In dealing with the

     Managing Partner acting on behalf of the Partnership, no Person

     (other than the Non-Managing Partners and their respective

     Affiliates) shall be required to inquire into the authority of the

     Managing Partner to bind the Partnership.  Without in any way limiting the rights of the Partners hereunder as between each other, Persons dealing with the Managing Partner are entitled to rely conclusively upon the power and authority of the Managing

     Partner as set forth in this Section 2.06.

     2.07  Partnership Property.  All real and personal property,

whether tangible or intangible (including, without limitation, all permits and licenses), owned by or granted to or held by the

Partnership shall be deemed to be owned by or granted to or held by the

Partnership as an entity, and no Partner, individually, shall have any ownership or right to use any such property.

     2.08  Other and/or Competing Businesses.



           (a)  Except as otherwise provided herein, nothing contained in this Agreement shall be deemed to restrict in any way the freedom of any Partner or of any Affiliate of any Partner to conduct, independently of the Partnership, any business or activity whatsoever without any accountability to the Partnership or to the other Partners.



           (b)  Except as set forth in this Section 2.08(b) and in

     Section 2.0 of the Parent Agreement, each Partner agrees that neither it nor any of its Affiliates will, directly or indirectly,

     anywhere in the world, own, manage, operate, control or invest in any business that is engaged in the Phosphate Chemicals Business without first complying with the provisions of this Section

     2.08(b), it being understood that (i) purchases and resales of phosphate chemicals in Canada by Affiliates of the IMC Partner in volumes not materially greater than the amounts indicated on

     Schedule 9.12 hereof and (ii) the conduct of the business of the

     Rainbow Division of Operations substantially as currently

     conducted, shall not constitute a breach or violation of this

     Section 2.08.  Notwithstanding the foregoing, any Person that acquires or succeeds to (or whose Affiliate acquires or succeeds

     to) the Partnership Interest (or any portion thereof) of any

     Partner shall not be subject to the provisions of this Section

     2.08(b) with respect to any business conducted by such Person or its Affiliates that is conducted thereafter substantially as conducted on the date of such acquisition or succession.  If any

     Affiliate of either Non-Managing Partner desires to accept an opportunity to own, manage, operate, control or invest in any business that is engaged, in whole or in part, in the Phosphate

     Chemicals Business, the Non-Managing Partner affiliated with such

     Person (the "Presenting Partner") will first offer such

     opportunity to the Partnership, it being understood that two (2)

     Policy Committee Representatives or Alternates (or any combination thereof) of the Non-Managing Partner other than the Presenting

     Partner (the "Exercising Partner") may elect, on behalf of the

     Partnership, to pursue such opportunity within thirty (30) days following the presentation of such opportunity to the Partnership.

     The Representatives or Alternates (or any combination thereof) of the Exercising Partner shall notify the Presenting Partner in writing of such election, on behalf of the Partnership, to pursue or not to pursue such opportunity before the expiration of such thirty (30) day period.  If the Exercising Partner fails to give the Presenting Partner notice of such election within such thirty

     (30) day period, the Exercising Partner shall be deemed to have elected, on behalf of the Partnership, not to pursue such

     opportunity.  If the Partnership so elects to pursue such

     opportunity, the Partnership shall reimburse the Presenting

     Partner or its Affiliates in an amount equal to the direct costs incurred by the Presenting Partner or its Affiliates in connection with developing such opportunity prior to the date of the

     Partnership's election to pursue such opportunity and the

     opportunity will be considered a Capital Project.  If the

     Partnership does not so elect (or is so deemed not to have elected) to pursue such opportunity or, if at any time the

     Partnership ceases to pursue the opportunity in good faith, one or more Affiliates of the Presenting Partner may then elect to pursue such opportunity.  If FRP desires to expand its existing

     operations (or pursue other business opportunities which are part of or related to the Phosphate Chemicals Business) in Sri Lanka or to pursue the opportunities described in a memorandum of

     understanding between FTX and Ercros, S.A. relating to FESA and

     ENFERSA, it shall first offer such opportunities to the

     Partnership in accordance with the preceding provisions of this

     Section 2.08(b); provided that if the Partnership elects to pursue any of such opportunities, the Partnership shall reimburse FRP in an amount equal to the direct costs incurred by FRP in connection with developing such opportunity prior to the date of the

     Partnership's election to pursue such opportunity.

     Notwithstanding the foregoing, nothing contained in this Section

     2.08(b) shall prevent one or more Affiliates of any Partner from

     (A) owning, directly or indirectly, an aggregate of less than five percent (5%) of the common stock of, or other ownership interest in, any Person engaged in the Phosphate Chemicals Business or (B)

     acquiring (by stock purchase, asset purchase, merger,

     consolidation or otherwise) any Person engaged in the Phosphate

     Chemicals Business so long as (I) the revenues derived by such

     Person from its Phosphate Chemicals Business represent (and can reasonably be expected to continue to represent) less than ten percent (10%) of the total revenues of such Person and (II) the

     Person acquiring such Person (the "Acquiring Person") either offers to sell such Person's Phosphate Chemicals Business to the

     Partnership at its fair market value or sells such Person's

     Phosphate Chemicals Business to an independent third Person, it being understood that, in the case of this clause (B), the

     Acquiring Person may continue to own and operate, directly or indirectly, such acquired Person's Phosphate Chemicals Business if it has offered to sell such Phosphate Chemicals Business to the

     Partnership in accordance with this sentence and (x) if any

     Affiliate of the FRP Partner is the Acquiring Person, two (2)

     Policy Committee Representatives or Alternates of the IMC Partner

     (or any combination thereof) fail, on behalf of the Partnership,

     to accept such offer within thirty (30) days of such offer to sell, or (y) if any Affiliate of the IMC Partner is the Acquiring

     Person, two (2) Policy Committee Representatives or Alternates of

     the FRP Partner (or any combination thereof) fail, on behalf of the Partnership to accept such offer within thirty (30) days of such offer to sell.  Each Partner acknowledges and agrees that the covenants contained in this Section 2.08(b) have been negotiated in good faith by the parties hereto, and are reasonable and are not more restrictive or broader than necessary to protect the interests of the Partners hereto, and would not achieve their intended purpose if they were on different terms or for periods of time shorter than the periods of time provided herein or were applied in more restrictive geographical areas than are provided herein.  Each Partner further acknowledges and agrees that the business of the Partnership is highly competitive, that no Partner hereto would enter into this Agreement but for the covenants contained in this Section 2.08(b) and that such covenants are essential to protect the value of the business of the Partnership.

     If any provision of this Section 2.08(b) is held to be

     unenforceable because of the scope or area of its applicability,

     the court making such determination shall have the power to modify such scope and area or either of them, and such provision shall then be applicable in such modified form.  Each Partner and its

     Affiliates shall be relieved of all obligations under this Section

     2.08(b) on and after the second anniversary of the date that such

     Partner and its Affiliates cease to own an interest in the

     Partnership.

           (c)  If either Non-Managing Partner (the "Developing

     Partner") desires to pursue, or to cause the Partnership to pursue, a Real Estate Development Project, it shall present such

     Real Estate Development Project to the Partnership, it being understood that two (2) Representatives or Alternates (or any combination thereof) of the Non-Managing Partner other than the

     Developing Partner (the "Electing Partner") may elect, on behalf of the Partnership, to pursue such Real Estate Development Project within sixty (60) days following the completion of such

     presentation.  The Electing Partner shall notify the Developing

     Partner in writing of such election, on behalf of the Partnership,

     to pursue or not to pursue such Real Estate Development Project before the expiration of such sixty (60) day period.  If the

     Electing Partner fails to give the Developing Partner notice of such election within such sixty (60) day period, the Electing

     Partner shall be deemed to have elected, on behalf of the

     Partnership, not to pursue such Real Estate Development Project.

     If the Partnership so elects to pursue such Real Estate

     Development Project, the Electing Partner shall promptly reimburse the Developing Partner for an aggregate of seventy-five percent

     (75%) of the direct costs incurred by the Developing Partner or its Affiliates in connection with developing such Real Estate

     Development Project prior to the date of such election.  If the

     Partnership does not so elect (or is so deemed not to have elected) to pursue such Real Estate Development Project, then the

     Developing Partner shall have the option, for a period of sixty

     (60) days, to deliver a written notice to each other Partner of its election to either (i) purchase the real property which is to be the subject of the Real Estate Development Project from the

     Partnership at its fair market value or (ii) cause the Partnership to make a distribution in kind to the Developing Partner of the real property which will be the subject of the Real Estate

     Development Project.  If the Developing Partner elects the purchase option set forth in clause (i) of the preceding sentence,

     then (A) the Partners shall negotiate in good faith to determine the fair market value of such real property (and if they cannot agree on such value within sixty (60) days following the notice referred to in the preceding sentence, the fair market value shall be determined in accordance with the Real Estate Appraisal

     Procedure, the cost of which shall be paid by the Developing

     Partner) and (B) the Partnership shall, within thirty (30) days of the date such fair market value is finally determined, sell such real property to the Developing Partner for a purchase price,

     payable at the closing of such sale in immediately available funds, equal to its fair market value.  If the Developing Partner elects to cause the Partnership to make a distribution in kind pursuant to clause (ii) of the second preceding sentence the

     Partnership shall make, on or before the thirtieth (30th) day following the date of such election, (1) a distribution in kind to the Developing Partner, of the real property which is the subject of the Real Estate Development Project, (2) a distribution in kind to the Electing Partner of a Comparable Property and (3) a

     proportional distribution in cash to the Managing Partner.  For purposes of this Section 2.08(c), "Comparable Property" shall mean similarly situated real property as determined by the Managing

     Partner, reasonably acceptable to the Policy Committee, having a fair market value such that the ratio of the fair market value of such real property compared to the fair market value of the real property being distributed to the Developing Partner is equal to the ratio of (x) the Capital Interest of the Partner receiving the distribution in kind pursuant to clause (2) of the preceding sentence to (y) the Capital Interest of the Developing Partner, in

     each case at the time of such distribution.  Each Partner and its

     Affiliates shall be relieved of all obligations under this Section

     2.09(c) on and after the date that such Partner and its Affiliates cease to own an interest in the Partnership.

     2.09  Principal Place of Business; Registered Office and Agent.

The principal place of business of the Partnership shall be located at

2100 Sanders Road, Northbrook, Illinois 60062 or at such other place or places as the Policy Committee may from time to time determine.  The registered office of the Partnership shall be 2100 Sanders Road,

Northbrook, Illinois 60062 and the registered agent of the Partnership at such address shall be the Managing Partner; provided that the

Managing Partner may designate such other address or agent as it determines appropriate from time to time.

                             ARTICLE III.

                   Contributions to the Partnership

     3.01  Initial Contributions.  On the Closing Date, the

contributions are being made to the Partnership by or on behalf of, and the Partnership will assume certain liabilities of, the Partners and their Affiliates, all as provided in the Contribution Agreement.

Immediately after such contribution, the agreed value of each Partner's

Capital Account shall be as follows (it being understood that such agreed values shall not reflect, and shall not be adjusted to reflect,

any adjustments or payments contemplated by the Contribution

Agreement):

                IMC Partner                    $748,993,000

                FRP Partner                     $650,993,000

                                               Managing  Partner      $

                                               14,000

     3.02  Additional Contributions.  As and when the Policy Committee

(or, if not the Policy Committee, the CEOs but not the Managing

Partner) determines, in accordance with the terms of Section 6.07(a) or

(b), that the Partnership requires cash from time to time, each of the

IMC Partner (or, during the IMC GPCo Liquidation Period, each of

Operations and IMC GPCo) and the FRP Partner hereby agrees that it shall make cash contributions to the Partnership in an amount equal to the product of (i) the amount of the Partnership's cash requirement as determined by the Policy Committee or the CEOs, but not the Managing

Partner, in accordance with the terms of Section 6.07(a) or (b), by the

Policy Committee (or, if not by the Policy Committee, by the CEOs),

multiplied by (ii) a fraction, the numerator of which is such Partner's

Current Interest and the denominator of which is the aggregate Current

Interests of the Non-Managing Partners; provided that if the Policy

Committee (or, if not the Policy Committee, the CEOs) determines, in accordance with the terms of Section 6.07(a) or (b), that the cash required by the Partnership is to be used for a Capital Project, each of the IMC Partner (or, during the IMC GPCo Liquidation Period, each of

Operations and IMC GPCo) and the FRP Partner shall make cash contributions to the Partnership either (x) in an amount equal to the product of (1) the cash required by the Partnership for such Capital

Project as determined, in accordance with the terms of Section 6.07(a)

or (b), by the Policy Committee (or, if not by the Policy Committee, by

the CEOs), multiplied by (2) a fraction, the numerator of which is the

Capital Interest of such Partner at such time as the Capital Project will be placed in service and the denominator of which is the aggregate

Capital Interests of the Non-Managing Partners at such time as the

Capital Project will be placed in service, or (y) in such other amount as the Policy Committee (or, if not the Policy Committee, the CEOs) may

determine in accordance with the terms of Section 6.07(a) or (b).  Once the Policy Committee (or, if not the Policy Committee, the CEOs)

approves, in accordance with the terms of Section 6.07(a) or (b), an additional cash contribution, the Managing Partner shall have, subject to any terms or conditions specified by the Policy Committee (or, if not by the Policy Committee, by the CEOs) at the time it so approves such additional cash contribution, the reasonable discretion to determine the timing of such cash contribution giving due consideration to the Partnership's cash needs as determined by the Managing Partner.

The Managing Partner shall notify the IMC Partner (or, during the IMC

GPCo Liquidation Period, each of Operations and IMC GPCo) and the FRP

Partner at least ten (10) days in advance of the time each such cash contribution is required to be made to the Partnership.



     3.03  Failure to Contribute.  If either the IMC Partner (or,

during the IMC GPCo Liquidation Period, either of Operations or IMC

GPCo) or the FRP Partner (in any such case, the "Non-Contributing

Partner") fails, in whole or in part, to make any cash contribution or defaults, in whole or in part, in any other obligation to pay money under this Agreement within fifteen (15) days of giving of a due notice by either of the other Partners to the Non-Contributing Partner that such cash contribution is due or that the Non-Contributing Partner has defaulted in any other such obligation hereunder, the IMC Partner (with respect to circumstances in which the FRP Partner is the Non-

Contributing Partner) or the FRP Partner (with respect to circumstances in which the IMC Partner (or, during the IMC GPCo Liquidation Period,

either of Operations or IMC GPCo) is the Non-Contributing Partner), as

the case may be (in either such case, the "Contributing Partner"),

shall have the right to advance directly to the Partnership such additional cash contribution, or portion thereof, or such other payment of money, or portion thereof, as the Non-Contributing Partner has failed to make or defaulted on (the "Non-Contributing Partner's

Share"), and such advance, together with a proportionate amount of the corresponding cash contribution or other payment, if any, made by such

Contributing Partner, shall be deemed a loan by the Contributing

Partner to the Partnership (the "Partner Loan").  A Partner Loan shall bear interest at the rate equal to the lower of: (i) the maximum rate allowed by law; or (ii) five (5) percentage points over the Prime Rate.

The Partner Loan shall be recouped and otherwise repaid from all funds which would otherwise have been available to make distributions which the Partners would otherwise be entitled to receive from the

Partnership but for this Section 3.03, all of which shall instead be paid by the Partnership to the Contributing Partner and applied to the payment of the Partner Loan and all interest thereon, until the same shall have been paid in full.  It is understood, however, that to the extent the principal and interest of a Partner Loan are not repaid in full by the Partnership from all funds which would otherwise have been available to make distributions (including any distributions pursuant to Section 12.07(b)) to the Partners, the Non-Contributing Partner

shall be obligated to repay an amount equal to the Non-Contributing

Partner's Share of the outstanding balance of the principal and interest of such Partner Loan upon commencement of the winding up of the Partnership in accordance with Section 12.02.  Any amount which would otherwise have been available to make distributions from the

Partnership that is applied to any Partner Loan shall be credited first to any interest then due on such Partner Loan, and the balance of the distribution shall be credited against the outstanding principal balance of such Partner Loan.



     The exercise of the right to make a Partner Loan shall be in addition to any other rights or remedies that the Contributing Partner may have under this Agreement or at law or in equity arising from the

Non-Contributing Partner's (i) failure to make the required cash contribution or (ii) default in any other obligation to pay money.



     3.04  Assumption of Liabilities Under Contribution Agreement.  In

accordance with the terms of this Agreement, the IMC Partner has assumed all of the liabilities and obligations of Operations, and the

FRP Partner has assumed all of the liabilities and obligations of FRP,

in each case under and pursuant to the Contribution Agreement and each such Partner hereby confirms its agreement to perform such assumed liabilities and obligations as if it were a party to such agreement.

Any amounts payable by either Non-Managing Partner under the

Contribution Agreement shall be deemed amounts payable by such Non-

Managing Partner hereunder.  The Partners agree that (i) any payment by the IMC Partner or the FRP Partner pursuant to the terms of this

Section 3.04 shall satisfy such amounts payable by Operations or FRP,

as the case may be, or their Affiliates under the Contribution

Agreement and (ii) any payment by Operations or FRP, as the case may be, or their Affiliates under the Contribution Agreement shall satisfy such amounts payable by the IMC Partner or the FRP Partner under this

Section 3.04.  Nothing herein shall be deemed to release Operations or

FRP (or any of their Affiliates) from any obligations they may have under the Contribution Agreement.



     3.05  Subsequent Capital Contribution.  The IMC Partner and the

FRP Partner each may, after the Closing Date, contribute to the

Partnership their respective organizational costs, as defined in

Section 709 of the Code, incurred in forming the Partnership.

                              ARTICLE IV.

                         Interests of Partners

     4.01  Interests of Partners.

           (a)   The  "Current Interests" of the Partners shall  be  as

     follows:

         Fiscal Year Ending    IMC           FRP        Managing

               June 30        Partner      Partner      Partner

         1994                41.3995%      58.5995%     0.001%
         1995                44.9995%      54.9995%     0.001%
         1996                46.8995%      53.0995%     0.001%
         1997                46.4995%      53.4995%     0.001%
         1998 and            59.3995%      40.5995%     0.001%
         thereafter

During  the  IMC  GPCo Liquidation Period, the "Current  Interests"  of

Operations  and  IMC GPCo shall be equal to eighty  percent  (80%)  and twenty  percent (20%), respectively, of the "Current Interests" of  the

IMC Partner set forth above.

           (b)   The  "Capital Interests" of the Partners shall  be  as

     follows:

         Fiscal Year Ending    IMC           FRP        Managing

               June 30        Partner      Partner      Partner



         1994                53.4995%        46.4995%   0.001%
         1995                54.8995%        45.0995%   0.001%
         1996                56.3995%        43.5995%   0.001%
         1997                57.7995%        42.1995%   0.001%
         1998 and            59.3995%        40.5995%   0.001%
         thereafter



During the IMC GPCo Liquidation Period, the "Capital Interests" of

Operations and IMC GPCo shall be equal to eighty percent (80%) and twenty percent (20%), respectively, of the "Capital Interests" of the

IMC Partner set forth above.

     4.02  Capital Accounts.



           (a)  A separate Capital Account shall be established and

     maintained in respect of each Partner.



           (b)  The Capital Accounts of the Partners shall be credited with (i) the amount of cash and the fair market value of other property (net of liabilities that the Partnership is considered to assume or take subject to under Section 752 of the Code)

     contributed by such Partner to the capital of the Partnership and

     (ii) allocations to such Partner pursuant to Sections 5.01 and

     5.02 of income (or items thereof) including tax-exempt income and gain.  The Capital Accounts of each of the Partners shall be debited with (i) the amount of cash and the fair market value of other property distributed to such Partner (net of liabilities that such Partner is considered to assume or take subject to under

     Section 752 of the Code); (ii) allocations to such Partner of expenditures of the Partnership described in Section 705(a)(2)(B)

     of the Code; and (iii) allocations to such Partner pursuant to

     Sections 5.01 and 5.02 of deduction or loss (or items thereof).

     If any property other than cash is distributed to any Partner, the

     Capital Accounts of the Partners shall be adjusted as if the property had instead been sold by the Partnership for a price equal to its fair market value, with the resulting gain or loss allocated among the Partners pursuant to Sections 5.01 and 5.02 and the proceeds thereof distributed.



           (c)  For purposes of computing the amount of any item of

     income, gain, deduction or loss to be reflected in the Capital

     Accounts of the Partners, the determination, recognition and classification of such items shall be the same as its

     determination, recognition and classification for Federal income tax purposes; except that:



                (i)  Any deductions for depreciation, depletion, cost

           recovery or amortization attributable to property

           contributed by the Partners to the Partnership or

           attributable to Partnership property adjusted pursuant to

           Section 4.02(d) shall be determined as if the adjusted

           basis of such property on the date it was contributed or

           adjusted was equal to the fair market value of the

           property; and



                (ii)  Any income, gain or loss attributable to the

           taxable disposition of any property contributed by the

           Partners or attributable to Partnership property adjusted

           pursuant to Section 4.02(d) shall be determined as if the

           adjusted basis of the property as of the date of

           disposition was equal to the fair market value of the

           property at the time of contribution or adjustment reduced by all depreciation, cost recovery and amortization

           deductions charged to the Partners' Capital Accounts with

           respect to such property.



           (d)  Upon the issuance of additional Partnership interests for cash or property, the Capital Accounts of the Partners and the value of all Partnership assets for purposes of Section 4.02(c)

     shall be adjusted upwards or downwards to reflect any unrealized gain or unrealized loss attributable to each asset as if such assets had been sold immediately prior to such issuance and such gain or loss had been allocated to the Partners, at such time,

     pursuant to Sections 5.01 and 5.02.



     4.03  Interest on Capital Accounts.  Except as specifically provided herein, no Partner shall be entitled to any interest on its

Capital Account or its contributions to the capital of the Partnership,

nor shall any Partner have the right to demand or receive the return of all or any part of its Capital Account or its contributions to the capital of the Partnership.



     4.04  Loans from Partners.  Loans by a Partner to the Partnership

(including, without limitation, any Partner Loan) shall not be considered capital contributions.



     4.05  Transferred Capital Accounts.  In the event that any Partner transfers all or a portion of its Partnership Interest in accordance with the terms of this Agreement, the transferee shall succeed to the

Capital Account of the transferor Partner to the extent such Capital

Account relates to the transferred Partnership Interest or portion thereof.  In accordance with the terms of the preceding sentence,

Operations shall succeed to 80% of the Capital Account of IMC GPCo as of the date of the Initial IMC GPCo Liquidating Distribution and

Operations shall succeed to the remaining 20% of the Capital Account of

IMC GPCo as of the date of the Final IMC GPCo Liquidating Distribution.

If FTX and FRP elect to merge, liquidate or dissolve the FRP Partner

(or transfer its Partnership Interests) in accordance with the terms of the Amendment, Waiver and Consent Agreement, the successor to the FRP

Partner, as a Partner to the Partnership, shall succeed to the Capital

Account of the FRP Partner, as provided in the first sentence of this

Section.



                              ARTICLE V.

                       Profit and Loss Sharing;

                  Allocations for Federal, State and

            Local Income Tax Purposes; Cash Distributions;

     Suspended Distributions; Reimbursement for Transaction Costs

     5.01  Allocation of Profits and Losses.  Except as provided in

Section 5.02, 5.03 or 12.05, for purposes of maintaining the Capital

Accounts and in determining the rights of the Partners among themselves, each item of income, gain, loss and deduction (computed in accordance with Section 4.02(c)) shall be allocated to the Partners'

Capital Accounts as a part of the Residual Net Profit or Residual Net

Loss for the year in accordance with the Partners' Capital Interests for the following year.

     5.02  Special Allocations.

           (a)  Transaction Costs attributable to the transactions

     contemplated by the Contribution Agreement shall be allocated fifty percent (50%) to IMC GPCo and fifty percent (50%) to the FRP

     Partner.



           (b)  Any gain or loss attributable to a Capital Transaction shall be allocated to the IMC Partner (or, during the IMC GPCo

     Liquidation Period, Operations and IMC GPCo) and the FRP Partner

     in accordance with their respective Capital Interests for the fiscal quarter of the Partnership in which the effective date of the Capital Transaction occurs.

           (c)  If the IMC Partner's (or, during the IMC GPCo

     Liquidation Period, Operations' and IMC GPCo's) or the FRP

     Partner's share of Current Interest Cash for any year exceeds that

     Partner's share of Target Cash for that year, such Partner shall be allocated an amount of gross income equal to the excess.

           (d)  If the IMC Partner's (or, during the IMC GPCo

     Liquidation Period, Operations' and IMC GPCo's) or the FRP

     Partner's share of Current Interest Cash for any year is less than that Partner's share of Target Cash for that year, such Partner shall be allocated an amount of gross loss equal to the

     difference.



           (e)  The gross income or loss allocated to any Partner

     under Section 5.02(c) or 5.02(d) shall be considered to consist of each item of Partnership income or loss (except depreciation,

     depletion and amortization), as the case may be, in the same proportion that such items bear to total Partnership income or loss.



           (f)  For purposes of Sections 5.02(c) and 5.02(d), the IMC

     Partner's (or, during the IMC GPCo Liquidation Period, Operations'

     and IMC GPCo's) or the FRP Partner's percentage of Target Cash for any year shall be equal to such Partner's Current Interest for such year.  For purposes of Sections 5.02(c) and 5.02(d), the IMC

     Partner's (or, during the IMC GPCo Liquidation Period, Operations'

     and IMC GPCo's) or the FRP Partner's "share of Target Cash" for any year shall be equal to (i) such Partner's percentage of Target

     Cash for such year, as determined pursuant to the preceding sentence multiplied by (ii) Target Cash for such year.



           (g)  All losses and deductions associated with the

     Partners' organizational costs shall be allocated proportionally to the Partners based on their contribution of such costs pursuant to Section 3.05.



     5.03  Tax Allocations.



           (a)  Except as otherwise provided in this Agreement, for

     Federal income tax purposes, all items of Partnership income,

     gain, loss and deduction (and the character and source of such items) shall be allocated among the Partners in the same manner as the corresponding item of income, gain, loss or deduction is allocated to Capital Accounts pursuant to Sections 5.01 and 5.02.



           (b)  If, as a result of contributions of property by a

     Partner to the Partnership or as a result of the revaluation of

     Partnership assets pursuant to Section 4.02(d), Section 704(c) of the Code (or the principles of Section 704(c) of the Code)

     requires allocations of income, gain, loss and deduction of the

     Partnership in a manner different from that set forth in

     Sections 5.01 and 5.02, the Partnership shall adopt mutually acceptable methods and conventions consistent with the provisions of Section 704(c) of the Code and the Regulations thereunder which are acceptable to both the IMC Partner (or, during the IMC GPCo

     Liquidation Period, Operations and IMC GPCo) and the FRP Partner

     and such methods and conventions shall control, solely for Federal income tax purposes, allocations of items of Partnership income,

     gain, loss and deduction.  The method and conventions adopted by the Partnership shall be designed, in general, (i) to allocate the

     "built-in" gain or loss on the sale of a contributed property to the contributor; (ii) to allocate the deductions from contributed properties in a manner that reflects the Partners' respective contributions of basis giving rise to such deductions (other than special basis adjustments pursuant to Section 743 of the Code);

     (iii) to preserve to the FRP Partner, for the benefit of FRP and its partners, deductions attributable to special basis adjustments pursuant to Section 754 of the Code resulting from the purchase of interests in FRP; (iv) to adjust the allocations, to the extent necessary, to reflect the sale of an asset contributed by a

     Partner; (v) to eliminate the difference between the value at which the property is shown on the books of the Partnership and the property's adjusted tax basis; and (vi) to assist the FRP

     Partner in integrating the allocations of the Partnership with allocations to FRP and its partners in a reasonable manner.



     5.04  Interim Closing of the Books on Transfer.  In the event that a Partner sells or exchanges all or a portion of its Partnership

Interest or a Partner's Partnership Interest is reduced, the Partners'

distributive share of items allocated to them pursuant to Sections 5.01 and 5.02 shall be determined as if the Partnership's books of account were closed on the date on which such sale, exchange or reduction of the Partnership Interest occurred; provided, that, to the extent such determination relates to transactions contemplated by the IMC GPCo Plan of Liquidation and the optional merger, liquidation or dissolution of

Agrico LP (or the transfer of its Partnership Interests to FRP or an

Affiliate of FRP) as contemplated by the Amendment, Waiver and Consent

Agreement, such determination shall be based upon any permissible method elected by the Tax Matters Partner.



     5.05  Disagreement Between Partners.  In the event of a

disagreement between the IMC Partner and the FRP Partner concerning the correct calculation of the allocations pursuant to this Article V, the correct calculation of such allocations shall be treated as a Major

Decision and shall be determined by the Policy Committee, the CEOs or the Managing Partner, as the case may be, pursuant to Section 6.07(a)

and Section 6.07(b).



     5.06  Obligations with Respect to Distributable Cash.

Notwithstanding any other provision of this Agreement other than

Sections 3.03 and 5.07(d), but subject to the terms of any agreement or instrument to which the Partnership is a party, the Partnership shall distribute quarterly all Distributable Cash to the Partners.



     5.07  Distribution of Distributable Cash; Suspended Distributions.

           (a)  Subject to the terms of any agreement or instrument to which the Partnership is a party, as soon as available, but in any event (i) not later than sixteen (16) days (or, in the case of a quarter ending on June 30, not later than thirty (30) days)

     following the end of each quarter of each Fiscal Year, commencing with the end of the first quarter following the Closing, the

     Partnership shall advise each Partner in writing of the amount of

     Distributable Cash, if any, which will be distributed to each

     Partner in respect of the previous quarter of the Fiscal Year,

     (ii) in the case of a quarter ending June 30, not later than sixteen (16) days following the end of such quarter, commencing with the first such quarter following the Closing, the Partnership shall advise each Partner in writing of its good faith estimate of the amount of Distributable Cash, if any, which will be

     distributed to each Partner in respect of the previous quarter of the Fiscal Year and (iii) not later than 40 days following the end of each quarter of each Fiscal Year, commencing with the first quarter following the Closing, the Partnership shall distribute to each Partner such Partner's Distributable Cash in respect of the preceding quarter (adjusted, if required, as provided in Section

     5.07(b) and Section 5.07(c) below); provided, however, that if the

     Accounting Referee has not provided its report in accordance with the terms of the Contribution Agreement prior to any such

     distribution of Distributable Cash, the Managing Partner shall consider the items or amounts that are the subject of dispute in establishing any cash reserves of the Partnership, including,

     without limitation, as such reserves relate to the calculation of

     Current Interest Cash.



           (b)  Notwithstanding the foregoing, the allocation of

     Distributable Cash to IMC GPCo and the FRP Partner for quarters ending on or prior to June 30, 1994 shall be adjusted as follows:



                (i)  first, Distributable Cash shall be computed and

           allocated to IMC GPCo and the FRP Partner for such quarter,

           as if any Transaction Costs incurred by the Partnership in such quarter had not been incurred;

                (ii)  second, an amount equal to 50% of any

           expenditures for Transaction Costs incurred by the

           Partnership during such quarter shall be subtracted from

           the amounts calculated under clause (i) above; and



                (iii)  third, the amount so calculated pursuant to

           clauses (i) and (ii) above shall be distributed to IMC GPCo and the FRP Partner.

           (c)  Capital Proceeds in respect of a Material Asset Sale

     shall be distributed, reinvested or retained by the Partnership as determined by the Policy Committee or the CEOs, as the case may be, at the time of approval of such Material Asset Sale in accordance with the terms of Section 6.07.  Capital Proceeds in respect of all other Capital Transactions shall be distributed to the Partners pursuant to Section 5.07(a) unless the Managing

     Partner elects to use such Capital Proceeds to replace the capital asset in respect of which such Capital Proceeds were generated or otherwise to maintain (but not for the Expansion of) the business of the Partnership.



           (d)  Notwithstanding the foregoing provisions of Sections

     5.06, 5.07(a), 5.07(b) and 5.07(c), and in addition to the suspension and repayment that is to occur under the circumstances set forth in Section 3.03 hereof, if either Operations or FRP, or either of their Affiliates, fails to pay any claim (a

     "Contribution Agreement Claim") by the Partnership or another

     Partner or any of its respective Affiliates (the "Non-Defaulting

     Partner") under the Contribution Agreement and there is no good faith dispute between Operations, or any of its Affiliates, and

     FRP, or any of its Affiliates, as to the existence of such claim or if either the IMC Partner (or, during the IMC GPCo Liquidation

     Period, Operations or IMC GPCo) or the FRP Partner fails to make any payment due hereunder (including, without limitation, any cash contribution pursuant to Section 3.02) and there is no good faith dispute among the Partners over the existence of such default,

     then the Partnership shall suspend all payments and distributions otherwise due hereunder to the Partner that has so defaulted or whose parent entity has so defaulted (the "Defaulting Partner").

     If a good faith dispute exists (i) between Operations, or any of its Affiliates, and FRP, or any of its Affiliates, as to the

     existence of a Contribution Agreement Claim or (ii) between the

     IMC Partner (or, during the IMC GPCo Liquidation Period,

     Operations or IMC GPCo) and the FRP Partner over the existence of a default with respect to a payment due hereunder, then in each such case, the parties to such dispute shall proceed to resolve such dispute as soon as practicable pursuant to the Dispute

     Resolution Mechanism.  All payments and distributions otherwise due to the Defaulting Partner hereunder, including, without limitation, amounts determined by the Dispute Resolution Mechanism to be a valid Contribution Agreement Claim or a defaulted payment hereunder, shall instead be recouped and applied to what would otherwise have been distributed to such Defaulting Partner to reduce the claim of the Partnership or Partner or of their

     Affiliate, as the case may be, until such time as the Contribution

     Agreement Claim or such defaulted payment, as the case may be,

     together with interest on the unpaid amount thereof at the rate per annum equal to the lower of:  (i) the maximum rate allowed by law and (ii) the Prime Rate plus five percent (5%) has been paid in full.  The parties agree that with respect to a Contribution

     Agreement Claim all amounts so recouped and paid to a Non-

     Defaulting Partner shall satisfy such amounts owed by Operations or FRP, as the case may be, or their Affiliates under the

     Contribution Agreement.  Upon payment in full of the Contribution

     Agreement Claim or such defaulted payment, as the case may be

     (together with such interest accrued thereon), the Partnership shall resume payments and distributions to the Partners in accordance with the provisions of Sections 5.07(a), 5.07(b) and

     5.07(c).

     5.08  Payment of Transaction Costs.  The Partnership shall promptly reimburse any Partner for any Transaction Costs incurred and actually paid by such Partner.  Any such Transaction Costs incurred prior to the date of this Agreement, and not previously reimbursed by the Partnership, will be promptly reimbursed by the Partnership following such date.

                         ARTICLE VI.Management

     6.01  Operation.  The business and affairs of the Partnership shall be managed and conducted by the Managing Partner, who shall have full control over and responsibility for such business and affairs, in all cases subject to the provisions of this Agreement.  The Managing

Partner shall perform its duties and obligations hereunder as an ordinary prudent and reasonable manager would under similar

circumstances.



     It is understood and agreed that regardless of the fact that the

Managing Partner may enter into transactions, agreements, arrangements and understanding with the Operating Partner or its Affiliates,

including, without limitation, the Marketing and Administrative

Services Agreement and the Leasing Agreement, in order for the

Operating Partner or such Affiliates to provide certain services to the

Managing Partner, the Managing Partner shall not be relieved of its duties and obligations to provide services hereunder nor shall such duties and obligations be altered by such transactions, agreements,

arrangements or understandings.



     6.02  General Powers of the Managing Partner.  Subject to the

terms, restrictions and limitations set forth elsewhere herein,

including, without limitation, those set forth in this Article VI, the

Managing Partner, on behalf of the Partnership, shall have full authority and responsibility to do all things it deems necessary or appropriate in the conduct of the business and affairs of the

Partnership, including, without limitation, (i) the determination of the operations in which the Partnership will participate and the level or rate of activity of such operations; (ii) the obtaining and maintaining of all governmental licenses and permits necessary or appropriate for the conduct of the activities of the Partnership; (iii)

the execution of normal banking transactions such as accepting deposits, drawing of checks and otherwise making payments on behalf of the Partnership; (iv) the maintaining or incurring of Debt, the making of expenditures and the incurring of any other obligations it deems necessary or appropriate for the conduct of the activities of the

Partnership; (v) the evaluation of confidential information furnished to the Partnership by others in connection with the operation of the

Partnership's business or the evaluation by the Partnership of a potential transaction; (vi) the acquisition, lease, disposition,

mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership; (vii) the use of the assets of the

Partnership (including, without limitation, cash on hand) in any manner it deems necessary or appropriate in order to achieve the purposes of the Partnership, including, without limitation, the financing of the conduct of the activities of the Phosphate Chemicals Business and any other operations of the Partnership, the extension of credit in the ordinary course of business to Persons other than Affiliates of the

Managing Partner (except that the Managing Partner may cause the

Partnership to advance funds to it or its Affiliates in order to meet payroll or other similar obligations with respect to its employees or employees of its Affiliates who provide services to the Partnership, as contemplated in Sections 9.06 and 9.11), the repayment of obligations of the Partnership, the conduct of additional Partnership operations and the purchase of assets; (viii) the negotiation and execution on any terms it deems necessary or appropriate, and the performance of, any contracts, conveyances or other instruments that it considers necessary or appropriate to the conduct of the Partnership operations or the implementation of its powers under this Agreement; (ix) the calculation and distribution of Distributable Cash; (x) subject to Section 5.07(c)

and Section 5.07(d), the calculation and reinvestment, or distribution,

of Capital Proceeds; (xi) the selection, appointment and dismissal of officers, employees, outside attorneys, accountants, consultants,

engineers and contractors to perform services for the Partnership, and the determination of their compensation and other terms of employment or hiring; (xii) the maintenance of such insurance (including self-

insurance) for the benefit of the Partnership as the Managing Partner deems necessary or appropriate; (xiii) the formation of any further limited or general partnerships, joint ventures or other relationships that the Managing Partner deems necessary or appropriate, except that the Managing Partner shall not, without the consent of the FRP Partner,

cause the Partnership to create, invest in, or become an equity owner or partner in an entity which is subject to Federal income taxes; (xiv)

the control of any matters affecting the rights and obligations of the

Partnership, including the conduct of litigation and the incurring of legal expenses and the settlement of claims and litigation; (xv) the preparation of the Partnership's tax returns; (xvi) subject to Section

9.12, the hiring or engagement of its Affiliates (subject to the supervision and control of the Managing Partner) to carry out the obligations of the Managing Partner hereunder; (xvii) subject to

Section 9.07, the taking of all actions necessary or appropriate to preserve life or property in the case of an emergency or necessary or appropriate to comply with applicable law; and (xviii) the payment of all taxes which may be levied or assessed against the Partnership or its properties.

     6.03  Limitations on the Partners; Relations Among Partners.

           (a)  Except as set forth in Section 6.02 with respect to

     the Managing Partner, but in all cases subject to Section 6.07, no

     Partner shall, in the name of, or on behalf of the Partnership,

     act without the prior consent of the Policy Committee or the approval of the two CEOs or the Managing Partner contemplated by

     Section 6.07(b), as the case may be.

           (b)  No Partner shall be liable to third Persons for

     Partnership losses, deficits, liabilities or obligations except as specifically otherwise provided herein or expressly agreed to in writing by such Partner, unless the assets of the Partnership shall first be exhausted.

           (c)  In any matter between the Partnership on the one hand and any of the Partners on the other hand or in any matter between the Partners, neither the Partnership nor any Partner shall be bound by the act of a Partner unless such Partner is acting in accordance with the limitations and provisions set forth in this

     Agreement or with the consent of each other Partner.



     6.04  Policy Committee.

           (a)  The responsibility and authority for establishing

     policies relating to the strategic direction of the Partnership and assuring that such policies are implemented shall be vested in a policy committee (the "Policy Committee").  All decisions concerning the management and control of the Partnership that are approved by the Policy Committee shall be binding on the

     Partnership and the Partners.  Except as otherwise stated herein,

     the Managing Partner shall use all commercially reasonable efforts to act in accordance with the budgets and policies established by,

     and other determinations made by, the Policy Committee or the two

     CEOs or the Managing Partner, as the case may be, in accordance with Section 6.07.

           (b)  The Policy Committee shall consist of four (4)

     members, two (2) of whom shall be representatives of the IMC

     Partner selected by the IMC Partner (each an "IMC Representative"

     and, collectively, the "IMC Representatives") and two (2) of whom shall be representatives of the FRP Partner selected by the FRP

     Partner (each an "FRP Representative" and, collectively, the "FRP

     Representatives" and, together with the IMC Representatives, the

     "Representatives").  A Representative of the Operating Partner

     shall serve as Chairman of the Policy Committee.  The IMC Partner and the FRP Partner shall, within ten (10) days of the date hereof, notify each other in writing of the identity of the IMC

     Representatives and the FRP Representatives, respectively.  The

     IMC Partner, within (10) days of the date hereof, shall notify the other Partners in writing as to which of its Representatives is to initially serve as Chairman of the Policy Committee.  Any person selected by the IMC Partner or the FRP Partner to serve as an IMC

     Representative or an FRP Representative shall continue to serve in such capacity until such Partner shall have notified the other

     Partners in writing of his or her replacement.  The IMC Partner and the FRP Partner may, by written notice to the other, designate a person to serve as an alternate for each IMC Representative and each FRP Representative, respectively (each alternate to an IMC

     Representative being referred to herein as an "IMC Alternate" and,

     collectively, as the "IMC Alternates"; each alternate to an FRP

     Representative being referred to herein as an "FRP Alternate" and,

     collectively, as the "FRP Alternates"; and the IMC Alternates and

     the FRP Alternates being collectively referred to herein as the

     "Alternates"), and such IMC Alternate or FRP Alternate, as the case may be, shall be entitled, in the absence of such IMC

     Representative or FRP Representative, to vote on behalf of such

     IMC Representative or FRP Representative at any meeting of the

     Policy Committee.  Each Partner and its Affiliates, in dealing with IMC Representatives or Alternates or the FRP Representatives

     or Alternates, as the case may be, shall be entitled to rely conclusively upon the power and authority of such Representatives or Alternates to bind the IMC Partner or the FRP Partner, as the case may be, with respect to all matters unless and until it receives notice to the contrary in writing from the IMC Partner or the FRP Partner, as the case may be.  To the fullest extent permitted by law, each Representative and Alternate shall be deemed the agent of the Partner which appointed such Person a

     Representative and Alternate, and such Representative or Alternate shall not be deemed an agent or a sub-agent of the Partnership or the other Partners and shall have no duty (fiduciary or otherwise)

     to the Partnership or the other Partners.  Each Partner, by execution of this Agreement, agrees to, consents to, and

     acknowledges the delegation of powers and authority to such

     Representative and Alternatives, and to the actions and decisions of such Representative and Alternates within the scope of their respective authority as provided herein.

           (c)  The Policy Committee shall hold regular meetings at

     least once during each quarter of each Fiscal Year on dates specified by the Policy Committee and may meet for special meetings at the call of any Partner on at least twenty (20) days'

     notice to the other Partners (or such shorter periods as may be necessary in an emergency).  Attendance by any IMC Representative or FRP Representative or any IMC Alternate or FRP Alternate at any

     meeting of the Policy Committee shall constitute an effective waiver of any required prior notice to the IMC Partner or the FRP

     Partner, as the case may be, of such meeting.  The Chairman of the

     Policy Committee shall, (i) with reasonable advance notice (which in the case of regular quarterly meetings shall not be less than fourteen (14) days), prepare and distribute an agenda for each meeting of the Policy Committee, (ii) organize and conduct such meeting and (iii) prepare and distribute minutes of such meeting.

     Any Partner may propose in advance topics for the agenda or raise topics which are not on the agenda for such meeting.  In addition to the Representatives and Alternates of the Partners serving on the Policy Committee each Representative or Alternate of each of the IMC Partner and the FRP Partner may bring one or more other advisors to any meeting; provided that such advisors shall not have the right to vote on any matter brought before the Policy

     Committee; and provided, further that the Representatives or

     Alternates of either of the IMC Partner or the FRP Partner shall have the right to call executive sessions of the Policy Committee and to exclude any Person not a Representative or Alternate from such executive session unless such Person is an employee of a

     Partner or its parent entity.

           (d)  Meetings of the Policy Committee may only be held when a quorum is present.  Except as set forth in the last sentence of this Section 6.04(d), a quorum of the Policy Committee shall be comprised of four (4) Representatives or Alternates (or any combination thereof), which quorum shall be comprised of two (2)

     IMC Representatives or IMC Alternates (or any combination thereof)

     and two (2) FRP Representatives or FRP Alternates (or any

     combination thereof).  The affirmative vote of a majority of the

     Policy Committee at a meeting at which a quorum is present (two

     (2) IMC Representatives or IMC Alternates (or any combination thereof) and two (2) FRP Representatives or FRP Alternates (or any

     combination thereof) being entitled to vote at any such meeting,

     except as set forth in the final two (2) sentences of this Section

     6.04(d)) must be obtained in connection with the decision of any matter being considered by the Policy Committee; provided, that in the case of a business opportunity presented to the Partnership by a Presenting Partner pursuant to Section 2.08(b) or pursuant to

     Section 3.0 of the Parent Agreement or a Real Estate Development

     Project presented to the Partnership by a Developing Partner pursuant to Section 2.08(c), the election as to whether to pursue or not to pursue such business opportunity or Real Estate

     Development Project, as the case may be, shall be made by the affirmative vote of two (2) Representatives or Alternates (or any combination thereof) of the Exercising Partner or the Electing

     Partner, as the case may be.  Representatives or Alternates (or any combination thereof) constituting a quorum may, upon their unanimous consent, participate in a meeting of the Policy

     Committee by means of conference telephone or similar

     communications equipment which makes it possible for all persons participating in the meeting to hear each other.  Representatives or Alternates (or any combination thereof) may consent to any action without a meeting through a consent in writing of two (2)

     IMC Representatives or IMC Alternates (or any combination

     thereof), and two (2) FRP Representatives or FRP Alternates (or

     any combination thereof) or, in the circumstances described in the proviso to the second preceding sentence above, of two

     Representatives or Alternates (or any combination thereof) of the

     Exercising Partner or the Electing Partner, as the case may be.

     Notwithstanding any provision of this Agreement to the contrary,

     if either the IMC Partner (or, during the IMC GPCo Liquidation

     Period, Operations or IMC GPCo) or the FRP Partner defaults in any obligation to pay money (including, without limitation, any cash contribution pursuant to Section 3.02 and any amounts payable under the Contribution Agreement) as and when due hereunder and such default remains uncured after the expiration of thirty (30)

     days from and after notice thereof to such Partner by any other

     Partner and there is no good faith dispute among the Partners or their Affiliates over the existence of such default (with any such good faith disputes among the Partners or their Affiliates to be resolved as soon as practicable pursuant to the Dispute Resolution

     Mechanism), neither the defaulting Partner's Representatives nor

     Alternates (which, during the IMC GPCo Liquidation Period, with respect to either Operations or IMC GPCo shall mean neither the

     IMC Representatives nor the IMC Alternates) shall be entitled to vote on, or consent to, any matter before the Policy Committee until such time as the default has been cured by the defaulting

     Partner (but they shall continue to receive notice of and to be able to attend meetings of the Policy Committee), and during such period the Policy Committee shall be entitled to exercise all of its power and authority as set forth in this Partnership Agreement upon the vote at a meeting (or by telephone or other similar communications equipment as set forth above) or by written consent of two (2) of the Representatives or Alternates (or any

     combination thereof) of the non-defaulting Partner.  In any such event, the presence at a meeting in person (or by telephone or other similar communications equipment as set forth above) of two

     (2) Representatives or Alternates (or any combination thereof) of the non-defaulting Partner shall constitute a quorum for the transaction of business.



     6.05  Rules of Procedure.  The Policy Committee may from time to time adopt detailed rules and procedures not inconsistent with this

Agreement for the management of the business of the Partnership.



     6.06  Further Management Limitations.  Under no circumstances shall the Policy Committee have the power to alter or modify in any manner the terms of this Agreement.



     6.07  Major Decisions.



           (a)  Except as provided in Section 6.07(b) below, no act

     shall be taken or sum expended or obligation incurred by the

     Partnership, the Policy Committee or any Partner concerning a matter within the scope of any of the Major Decisions set forth below (each a "Major Decision"), unless and until the Major

     Decision (A) shall be approved by the Policy Committee or the CEOs or (B) is permitted to be taken by the Managing Partner pursuant to Section 6.07(b).  The Major Decisions shall consist of:



                (i)  creating any Debt of the Partnership in an

           aggregate amount at any time outstanding exceeding the Base

           Obligation Amount applicable at the time when such Debt is incurred; provided that no approval by the Policy Committee or the CEOs will be required for borrowings by the

           Partnership for working capital purposes pursuant to a

           credit facility (or a working capital contribution

           facility) previously approved by the Policy Committee (or,

           if not by the Policy Committee, by the CEOs); and provided,

           further that the Partners shall have the right to make

           Partner Loans to the Partnership in accordance with Section

           3.03 without the approval of the Policy Committee or the

           CEOs;



                (ii)  making, or committing to make, any capital

           expenditures for Expansion in an annual aggregate amount in any Fiscal Year in excess of the Base Obligation Amount for such Fiscal Year;



                (iii)  making, or committing to make, any Material

           Asset Sale;



                (iv)  approving annual operating and capital

           expenditure budgets, quarterly updates of such budgets and any increase in excess of 15% in any previously approved

           capital budget item having a dollar amount in any Fiscal

           Year in excess of the Base Budget Amount for such Fiscal

           Year, it being understood that if any quarterly update of a previously approved annual operating or capital expenditure budget is not approved by the Policy Committee, or the CEOs pursuant to Section 6.07(b), as the case may be, the

           Managing Partner shall have the authority to continue to

           operate and manage the business and affairs of the

           Partnership in accordance with the most recently approved

           annual operating or capital expenditure budget, as the case may be, as such budget has been updated by any previously

           approved quarterly budget update;



                (v)  calculating Distributable Cash and making

           distributions of Distributable Cash in accordance with

           Section 5.07;



                (vi)  entering into, or modifying or amending in any

           material respect, any agreement which expressly restricts

           the Partnership's right to distribute Distributable Cash to the Partners;



                (vii)  incurring a Material Obligation (other than

           Debt permitted to be incurred pursuant to

           Section 6.07(a)(i));



                (viii)  (A) shutting down any Material Facilities of

           the Partnership if, in the good faith judgment of the

           Managing Partner, such shut down is expected to last more

           than three (3) months or (B) continuing to keep any

           Material Facilities of the Partnership shut down (other

           than a shut down covered by clause (A) above which was

           properly approved by the Policy Committee or, if not by the

           Policy Committee, by the CEOs) for a period in excess of

           three (3) months;



                (ix)  approving and determining the amount of any cash

           contributions by the Partners to be made pursuant to

           Section 3.02;



                (x)  entering into, or modifying or amending in any

           material respect, any transactions, agreements,

           arrangements or understandings between or on behalf of the

           Partnership, on the one hand, and the Operating Partner or any Affiliate of the Operating Partner, on the other hand,

           in an aggregate amount in any Fiscal Year in excess of the

           Base Affiliate Transaction Amount for such Fiscal Year,

           other than the transactions, agreements, arrangements or

           understandings referenced in Section 9.12;



                (xi)  entering into any settlement agreement with

           respect to any suit, claim, action or proceeding involving payment by the Partnership of an amount in excess of one

           million dollars ($1,000,000); or



                (xii)  calculating the allocations pursuant to Article

           V, in the event of a disagreement between the IMC Partner

           (or, during the IMC GPCo Liquidation Period, Operations or

           IMC GPCo) and the FRP Partner relating thereto.



           (b)  Notwithstanding the foregoing, if the Policy Committee fails to approve any matter before it in accordance with the terms of Sections 6.04 and 6.05, after discussion in good faith,

     resolution of such matter shall be referred to the respective

     Chief Executive Officers ("CEOs") of the Non-Managing Partners at

     the time such matter is presented for resolution.  Except as provided in Section 6.07(c) below, if such CEOs fail to agree on any matter within fourteen (14) days of the date the matter was submitted to them, pending final resolution of the dispute, the

     Managing Partner shall have the authority to operate the business and affairs of the Partnership in such a manner as it reasonably determines to be necessary in order to maintain the value of the assets of the Partnership or as required to assure compliance with applicable law, including without limitation taking the following actions:

                (i)  establishing annual operating and capital

           expenditure budgets (including maintenance capital and

           capital expenditures for Expansion in an aggregate amount

           in any Fiscal Year not exceeding the Base Obligation Amount for such  Fiscal Year);

                (ii)  calculating Distributable Cash and distributing

           Distributable Cash in accordance with Section 5.07;

                (iii)  (A) shutting down any Material Facilities of

           the Partnership if, in the good faith judgment of the

           Managing Partner, such shut down is expected to last more

           than three (3) months or (B) continuing to keep any

           Material Facilities of the Partnership shut down (other

           than a shut down covered by clause (A) above which was

           properly approved by the Policy Committee or, if not by the

           Policy Committee, by the CEOs or properly undertaken by the

           Managing Partner) for a period in excess of three (3)

           months; or

                (iv)  calculating the allocations pursuant to Article

           V, in the event of a disagreement between the IMC Partner

           (or, during the IMC GPCo Liquidation Period, Operations or

           IMC GPCo) and the FRP Partner relating thereto.

           (c)  Notwithstanding the foregoing Section 6.07(b), in no

     event shall the Managing Partner take any of the following actions without the prior approval of either the Policy Committee or the

     CEOs in accordance with Section 6.07(a) or Section 6.07(b), as the case may be:

                (i)  creating any Debt of the Partnership in an

           aggregate amount at any time outstanding exceeding the Base

           Obligation Amount applicable at the time when such Debt is incurred; provided that no approval by the Policy Committee or the CEOs will be required for borrowings by the

           Partnership for working capital purposes pursuant to a

           credit facility (or a working capital contribution

           facility) previously approved by the Policy Committee (or,

           if not by the Policy Committee, by the CEOs); and provided,

           further that the Partners shall have the right to make

           Partner Loans to the Partnership in accordance with Section

           3.03 without approval of the Policy Committee or the CEOs;



                (ii)  making, or committing to make, any capital

           expenditures for Expansion in an aggregate amount in any

           Fiscal Year in excess of the Base Obligation Amount for

           such Fiscal Year;



                (iii)  making, or committing to make, any Material

           Asset Sale;



                (iv)  entering into, or modifying or amending in any

           material respect, any agreement which expressly restricts

           the Partnership's right to distribute Distributable Cash to the Partners;



                (v)  incurring a Material Obligation (other than Debt

           permitted to be incurred pursuant to Section 6.07(a)(i));



                (vi)  approving and determining the amount of any cash

           contributions by the Partners to be made pursuant to

           Section 3.02;



                (vii)  entering into, or modifying or amending in any

           material respect, any transactions, agreements,

           arrangements or understandings between or on behalf of the

           Partnership, on the one hand, and the Operating Partner or any Affiliate of the Operating Partner, on the other hand,

           in an aggregate amount in any Fiscal Year in excess of the

           Base Affiliate Transaction Amount for such Fiscal Year,

           other than the transactions, agreements, arrangements or

           understandings referenced in Section 9.12;



                (viii)  entering into any settlement agreement with

           respect to any suit, claim, action or proceeding involving payment by the Partnership of an amount in excess of one

           million dollars ($1,000,000); or



                (ix)  engaging in any activity prohibited by Section

           9.05.

     6.08  Management of Certain Environmental Liabilities.  The

Partners agree that after the Closing Date the IMC Partner and the FRP

Partner will consult with each other concerning negotiation,

remediation and expenditures to be made by the Partnership or the

Partners, as the case may be, for the Environmental Liabilities listed on Part I and Part II of Schedule 2.05(iv) to the Contribution

Agreement (each a "Retained Environmental Liability").  The Partnership and the Partners agree to provide to the Partner whose Affiliate contributed the Assets to which such Retained Environmental Liability relates (or, in a case in which Operations contributed such Assets, to

Operations) (the "Retaining Partner") access to all relevant information on an ongoing basis relating to such Environmental

Liability and to enter into discussions in good faith to determine the most efficient use of money by the Partnership or the Retaining

Partner, as the case may be, in an effort to ensure the Partnership's continued use of (or other appropriate action agreed to by the Partners with respect to) the Assets to which such Environmental Liability relates.  The Partners further agree to permit the Retaining Partner,

upon written notification to the other Partners, to directly manage and oversee all negotiations, agreements to remediate and remediation activities relating to any Retained Environmental Liability to the extent the management of such negotiation and remediation will not unreasonably interfere with the day-to-day use of such Assets or result in an unreasonable increase in costs to the Partnership (such cost increases to be reimbursed to the Partnership by such Retaining Partner managing such negotiation and remediation).  With respect to any

Environmental Liability listed on such Schedule 2.05(iv) that shall be an Assumed Liability, each Partner shall cause the Partnership to act as quickly as is commercially reasonable to complete all required remedial activity.

                                ARTICLE VII.

            Encumbrance or Transfer of Partnership Interest

     7.01  Transfer of Partnership Interest Generally.  No Partner may

assign, transfer or otherwise dispose of all or any portion of its

Partnership Interest except in accordance with the terms of this

Article VII.  Any attempt by any Partner to assign, transfer or otherwise dispose of all or any portion of its Partnership Interest other than in accordance with this Article VII shall be null, void ab initio and of no force and effect.  Notwithstanding any other provision of this Article VII, the transfers of the Partnership Interest of IMC

GPCo to Operations executed in connection with the IMC GPCo Liquidation and, in the event that FTX and FRP choose to cause the merger,

liquidation or dissolution of the FRP Partner (or the transfer by the

FRP Partner of its Partnership Interests to FRP or an Affiliate of FRP)

in accordance with the terms of the Amendment, Waiver and Consent

Agreement, transfers of the Partnership Interest of the FRP Partner to

FRP or an Affiliate of FRP executed in connection with such merger,

liquidation or dissolution of the FRP Partner (or such transfer of the

Partnership Interests), shall be deemed to have been made in accordance with the terms of this Article VII.



     7.02  Transfers of Partnership Interests.  (a)  Except as

otherwise consented to in writing by each of the other Partners, no

Partner may sell, transfer or otherwise dispose of all or any portion of its Partnership Interest (collectively "Transfer") unless (i) such

Transfer is pursuant to a written agreement pursuant to which the transferee agrees to be bound by all of the terms of this Agreement as if it were originally a party hereto, (ii) such Transfer does not cause a termination of the Partnership for Federal income tax purposes, (iii)

the transferring Partner shall have transferred a proportionate amount of its capital stock of the Managing Partner to the transferee of all or a portion of the Partnership Interest as required by Section 7.05 and (iv) such Transfer is in compliance with Section 7.02(b) and

Section 7.04.

     (b)  If either the IMC Partner (or, during the IMC GPCo

Liquidation Period, Operations or IMC GPCo) or the FRP Partner (in any

such case, the "Soliciting Partner") desires to sell or otherwise dispose of to any third party (other than an Affiliate of such

Soliciting Partner), or to solicit bids from any third party (other than an Affiliate of such Soliciting Partner) to purchase or otherwise acquire, all or any part of its Partnership Interest (the "Subject

Partnership Interest"), such Soliciting Partner shall (i) if the

Soliciting Partner is the IMC Partner (or, during the IMC Liquidation

Period, Operations or IMC GPCo), notify the FRP Partner in writing of the IMC Partner's desire to sell its Subject Partnership Interest or

(ii) if the Soliciting Partner is the FRP Partner, notify the IMC

Partner (or, during the IMC GPCo Liquidation Period, Operations and IMC

GPCo) in writing of its desire to sell its Subject Partnership

Interest.  The notice referred to in the preceding sentence is hereinafter referred to as the "Notice of Intent to Sell", and the

Partner receiving the Notice of Intent to Sell is hereinafter referred to as the "Notified Partner".  For a period (the "No-Shop Period") of thirty (30) days following the date it gives Notice of Intent to Sell,

and during the duration of any Negotiation Period (as defined below),

neither the Soliciting Partner nor any of its Affiliates, officers,

directors, employees, representatives or agents will, without the prior written consent of the Notified Partner, commence or continue any discussions, negotiations or exchanges of information with any Person other than the Notified Partner with respect to the sale of the Subject

Partnership Interest.  During the No-Shop Period, both the Soliciting

Partner and the Notified Partner shall cooperate with each other in exchanging all due diligence materials they deem to be reasonably necessary to determine the price and terms of any potential offer.  If the Notified Partner makes a bona fide offer to purchase the Subject

Partnership Interest prior to the end of the No-Shop Period, then the

Soliciting Partner and the Notified Partner shall negotiate in good faith for the purchase and sale of the Subject Partnership Interest and the No-Shop Period shall be extended for fifteen (15) days (the

"Negotiation Period"); provided that a decision to accept or reject shall be in the sole discretion of the Soliciting Partner.  If the

Notified Partner fails to make a bona fide offer to purchase the

Subject Partnership Interest (the making or failure to make such offer being in its sole discretion) prior to the expiration of the No-Shop

Period or if the Soliciting Partner and the Notified Partner fail to execute a letter of intent relating to the purchase and sale of the

Subject Partnership Interest or terminate negotiations prior to the expiration of the Negotiation Period, then the Soliciting Partner may,

but shall not be obligated to, immediately commence discussions,

negotiations or exchanges of information with, and/or sell its Subject

Partnership Interest to, any third party; provided that if the Notified

Partner made a bona fide offer during the No-Shop Period, the

Soliciting Partner shall not so sell the Subject Partnership Interest to a third party unless (i) definitive, binding agreements relating to such sale are executed within two hundred twenty (220) days of the expiration of the Negotiation Period, (ii) the cash value of the consideration received in connection with such sale is at least equal to 95% of the cash value of such offer made by the Notified Partner and

(iii) the transferee of such Subject Partnership Interest agrees in writing to be bound by the terms of this Agreement as if it had originally been a party hereto.  The cash value of such sale and the cash value of such offer by the Notified Partner, respectively, shall be determined by agreement among the Soliciting Partner and the

Notified Partner (i) in the case of the cash value of such sale, within ten (10) days following the execution of definitive, binding agreements by the parties relating thereto and (ii) in the case of the cash value of such offer by the Notified Partner, within ten (10) days following the earliest to occur of (A) the termination of negotiations between the Soliciting Partner and the Notified Partner and (B) the expiration of the Negotiation Period, provided that if such agreement is not reached during either of such ten (10) day periods, then, in either such case, such cash value shall be determined by means of the

Appraisal Procedure, with the expense thereof to be paid fifty percent

(50%) by the Soliciting Partner and fifty percent (50%) by the Notified

Partner and with the determination made thereby being final,

unappealable, binding on both the Soliciting Partner and the Notified

Partner and enforceable in a court of law or equity.  After the expiration of such two hundred twenty (220) day period, such Subject

Partnership Interest shall again be subject to the terms of this

Section 7.02(b).  The failure of either the Soliciting Partner or the

Notified Partner to exercise its rights under this Section 7.02(b)

shall not be deemed to be a waiver of its respective rights under this

Section 7.02(b) with respect to subsequent Subject Partnership

Interests.

     7.03  Liens.  None of IMC GPCo (prior to the completion of the

Final IMC GPCo Liquidating Distribution), Operations (subsequent to the completion of the Initial IMC GPCo Liquidating Distribution), the FRP

Partner (prior to or subsequent to the merger, liquidation or dissolution of the FRP Partner (or the transfer of its Partnership

Interests) contemplated by the terms of the Amendment, Waiver and

Consent Agreement) or the Managing Partner may, except with the consent of the other Partners (which consent may be granted or withheld in such

Partners' sole discretion), create or permit to exist any Lien on its

Partnership Interest or any portion thereof or any of the capital stock of the Managing Partner (except (i) Liens for current taxes not delinquent or taxes being contested in good faith and by appropriate proceedings or (ii) Liens arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate proceedings).  Any attempt by any such Partner to create or permit to exist any Lien (other than the excepted Liens described in this Section 7.03) on its Partnership Interest or any portion thereof shall be null, void ab initio and of no force and effect.

Notwithstanding anything to the contrary contained herein, if any

Person obtains a Lien on the Partnership Interest of IMC GPCo,

Operations, the FRP Partner or the Managing Partner or any portion thereof (during a period during which such a Lien could not be granted to such Person in accordance with the terms of this Section 7.03) and forecloses on such Lien, (i) the Partnership shall continue, (ii) the

Person foreclosing on the Lien shall succeed to the economic interests of the Partnership Interest, or portion thereof, upon which it foreclosed but not the voting or other interests which comprise such

Partnership Interest, or portion thereof, (iii) the Person foreclosing on such Lien shall not be admitted as a "Partner" without the approval of the Policy Committee or the other Partners, and (iv) any sale or other disposition of the Partnership Interest, or portion thereof, upon which such Person foreclosed shall be subject to the terms of Article

VII hereof.

     7.04  Transfers Upon Triggering Events.

           (a)  Upon the occurrence of a Triggering Event, the

Triggering Partner shall give the other Partners prompt written notice of such Triggering Event (the "Triggering Event Notice"), which notice shall describe the terms and conditions of the transaction giving rise to the Triggering Event.  For a period of thirty (30) days following the receipt of the Triggering Event Notice (or, if no Triggering Event

Notice is received, at any time after a Triggering Event has occurred),

the Non-Triggering Partner (which, during the IMC GPCo Liquidation

Period, shall mean both Operations and IMC GPCo, for purposes of this

Section 7.04, if the IMC Partner is the Non-Triggering Partner) shall have the right to sell, and, upon the receipt of notice (the "Exercise

Notice") of the exercise of such right from the Non-Triggering Partner,

the Triggering Partner shall have the obligation to purchase, all but not less than all of the Non-Triggering Partner's Partnership Interest

at the Transfer Price applicable to such Triggering Event; provided,

however, that (i) if the transaction that gave rise to the Triggering

Event involved the sale of all or a portion of the Partnership Interest of the Triggering Partner, the Non-Triggering Partner shall instead have the right to sell all, but not less than all of its Partnership

Interest to the purchaser (the "Purchasing Partner") of the Triggering

Partner's Partnership Interest and the Purchasing Partner, by its

execution and delivery of a counterpart hereof on the closing date with respect to the purchase and sale of the Triggering Partner's

Partnership Interest, agrees to purchase the Non-Triggering Partner's

Partnership Interest at the Transfer Price applicable to such

Triggering Event, (ii) if the Exercise Notice was delivered to the

Triggering Partner and the Triggering Partner fails to purchase the Non-

Triggering Partner's Partnership Interest within the period specified above, then, without limiting its rights against such party, the Non-

Triggering Partner shall then have the right to sell all, but not less than all, of its Partnership Interest to either the Purchasing Partner or the Partnership, and upon receipt of an Exercise Notice, the

Purchasing Partner or the Partnership, as the case may be, shall be obligated to purchase the Non-Triggering Partner's Partnership Interest for cash at the Transfer Price applicable to such Triggering Event; and

(iii) if the Exercise Notice was delivered to the Purchasing Partner and the Purchasing Partner fails to purchase the Non-Triggering

Partner's Partnership Interest within the period specified above, then,

without limiting its rights against such party, the Non-Triggering

Partner shall then have the right to sell all, but not less than all,

of its Partnership Interest to either the Triggering Partner or the

Partnership, and upon receipt of an Exercise Notice, the Triggering

Partner or the Partnership, as the case may be, shall be obligated to purchase the Non-Triggering Partner's Partnership Interest for cash at the Transfer Price applicable to such Triggering Event.  The closing of the sale of the Non-Triggering Partner's Partnership Interest shall occur on or before the sixtieth (60th) day following the receipt of the

Exercise Notice by the Triggering Partner, the Purchasing Partner or

the Partnership, as the case may be; provided that if the Appraisal

Procedure is invoked to determine the Transfer Price, the time periods in this sentence shall be extended to the date which is thirty (30)

days following the final determination of the Transfer Price.  If a

Triggering Event Notice has been delivered and the Non-Triggering

Partner does not deliver an Exercise Notice within the thirty (30) day period specified above, the Non-Triggering Partner shall be deemed to have elected not to sell its Partnership Interest.

     (b)  The terms and conditions (other than the method of payment of the Transfer Price) of any sale pursuant to this Section 7.04 shall be customary for transactions of such type; provided that if the event giving rise to this Triggering Event involves a sale of a Partnership

Interest, such terms and conditions shall be substantially similar to the terms and conditions of the sale giving rise to the Triggering

Event, adjusted as appropriate to reflect differences in the structure of the transactions.  The Transfer Price payable in connection with any sale of a Partnership Interest by a Non-Triggering Partner pursuant to this Section 7.04 shall be payable in cash on the date of closing of such sale.  If the Transfer Price is determined in accordance with the

Appraisal Procedure, the expense thereof is to be paid fifty percent

(50%) by the Triggering Partner and fifty percent (50%) by the Non-

Triggering Partner.

     (c)  Any sale of a Partnership Interest by a Non-Triggering

Partner pursuant to this Section 7.04 shall be accompanied by a corresponding sale of all of the issued and outstanding stock of the

Managing Partner then held by such Non-Triggering Partner in accordance with Section 7.05.

     7.05  Interests in Managing Partner.  Except as provided in this

Section 7.05, neither the IMC Partner nor the FRP Partner shall sell,

transfer or otherwise dispose of all or any portion of the capital stock of the Managing Partner.  If either the IMC Partner or the FRP

Partner sells, transfers or otherwise disposes of all or a portion of its Partnership Interest to any Person in accordance with the terms of

Section 7.02, then, simultaneously therewith, the Non-Managing Partner making such a transfer shall so sell, transfer or otherwise dispose of a proportionate amount of capital stock of the Managing Partner to such

Person.

     7.06  Certain Conditions of Certain Transfers.  As a condition to the effectiveness of (i) the Initial IMC GPCo Liquidating Distribution,

(ii) the Final IMC GPCo Liquidating Distribution, (iii) the FRP

GPCo/FCC/FTX Mergers, (iv) the merger, liquidation or dissolution of the FRP Partner (or the transfer of its Partnership Interests) in accordance with the terms of the Amendment, Waiver and Consent

Agreement and (v) any related transactions, each Partner hereby agrees to bear, and assume liability for, any expense, cost or loss (including any increase in taxes, other than any increase in income taxes which arises solely from the timing of the reporting of income, deductions and credits attributable to the normal business activities of the

Partnership) suffered by the Partnership, any other Partner or any of their Related Persons (as defined below) arising from consummation of the transactions described in (i) to (v) above in violation of the provisions of this Agreement, the Parent Agreement, the Amendment,

Consent and Waiver Agreement and the IMC GPCo Plan of Liquidation.

                             ARTICLE VIII.

       Other Rights of, Duties and Restrictions on the Partners



     8.01  Indemnification.  All costs, expenses, liabilities,

obligations, losses, damages, penalties, proceedings, actions, suits or claims of whatever kind or nature which may be imposed on, incurred by,

suffered by, or asserted against the Partnership, any Partner (which term, for purposes of this Article VIII, shall, with respect to the IMC

Liquidation Period (and all other periods during which Operations or

IMC GPCo is a Partner) refer to each of Operations and IMC GPCo,

severally and not jointly) or any Partner's respective Affiliates,

directors, officers and employees, in connection with the ownership or management or operation of the business and affairs of the Partnership shall be referred to as "Claims".  The Partnership shall indemnify and hold harmless each Partner and their respective Affiliates, directors,

officers and employees ("Related Persons") for all Claims other than those caused by such Partner's or such other Related Person's gross negligence, wilful misconduct, wilful breach of this Agreement or failure to follow a specific instruction from the Policy Committee adopted in accordance with the terms of this Agreement; provided that in no event shall the Partnership be required to indemnify any Partner or any of its Related Persons for any Claim arising out of or relating to any Excluded Liability for which such Partner or Related Person is responsible pursuant to the terms of the Contribution Agreement.  For purposes of this Agreement, an ignoring of the terms of this Agreement shall be deemed a wilful breach; provided that the Managing Partner shall not be liable for ignoring the term of this Agreement requiring the Managing Partner to act as an ordinary prudent and reasonable manager if the Managing Partner acted in good faith and in the belief

(which was reasonable) that its actions were in accordance with all of the terms of this Agreement.  In addition to, and not in contravention of, the foregoing, the Partnership shall indemnify and hold harmless each Partner and their respective Related Persons from all Assumed

Liabilities and any and all costs, expenses, liabilities, obligations,

losses, damages, penalties, proceedings, actions, suits or claims of whatever kind or nature which may be imposed on, incurred by, suffered by, or asserted against any Partner or its respective Related Persons arising out of or in connection with any Assumed Liability.  The

Leasing Agreement and the Marketing and Administrative Services

Agreement shall contain provisions consistent with this Section 8.01.

     8.02  Contribution.  In the event that any Partner shall pay in good faith or become obligated to pay any proper obligation of the

Partnership, such Partner shall be entitled to contributions from the other Partners to the extent necessary so that, after giving effect to such contributions, each Partner shall bear no more than that part of such obligation which corresponds to its respective Capital Interest at the time of the occurrence, circumstances, events or conditions giving rise to the obligation.

     8.03  Continuing Liability of Withdrawn Partner.  In the event of the withdrawal of a Partner from the Partnership by reason of the transfer of its entire Partnership Interest in accordance with the provisions of this Agreement, or in violation of this Agreement, such withdrawn Partner shall remain liable as a general partner with respect to all obligations of the Partnership incurred or accrued on or prior to the date of withdrawal (but shall not have liability for obligations of the Partnership incurred or which accrue subsequent to the date of withdrawal).  If the Partnership is continued without dissolution, or reconstituted and continued, following the withdrawal of any Partner,

in either case in accordance with the terms of this Agreement, the withdrawn Partner shall be entitled only to the payments expressly provided for in this Agreement and shall not be entitled to any other or further payments from the Partnership or any other Partner.

Further, in such circumstances, the withdrawn Partner shall have no right to cause the winding up or liquidation of the business or assets of the Partnership, and neither the Partnership nor any Partner shall,

as a condition to the continuation or reconstitution of the

Partnership, be required to post any bond in favor of, or indemnify,

the withdrawn Partner as regards past, present or future liabilities or otherwise.

     8.04  Breach of Parent Agreement.  For purposes of this Agreement,

(i) a breach by FTX or FRP of the terms of the Parent Agreement shall constitute a breach of this Agreement by the FRP Partner and (ii) a breach by Global or Operations of the terms of the Parent Agreement shall constitute a breach of this Agreement by the IMC Partner.

                              ARTICLE IX.

                    Certain Operational Provisions



     9.01  Financial, Accounting, and Banking Matters.

           (a)  The Fiscal Year of the Partnership shall begin on July

     1 and end on June 30 of each year of the Partnership.

           (b)  The auditors of the Partnership shall be Ernst & Young or such other independent certified public accounting firm of recognized national standing selected by the Policy Committee in accordance with the terms of Sections 6.04 and 6.05, or if the

     Policy Committee fails to so approve such a selection, then by the

     CEOs or the Managing Partner, as the case may be, in accordance with the terms of Section 6.07(b).



           (c)  The Partnership shall establish bank accounts at such banks as may from time to time be designated by the Managing

     Partner.  The Partnership's funds shall be invested in such manner as the Managing Partner deems appropriate.  All bank and other accounts shall be maintained in the Partnership's name.  None of the Partnership's funds shall be commingled with the funds of any

     Partner unless previously approved in writing by the other

     Partners.



     9.02  Budget and Approval Authorities.

           (a)  The Managing Partner shall have the sole and exclusive authority and responsibility to present annual operating and capital budgets and quarterly updates of such budgets to the

     Policy Committee for its approval, such quarterly updates to present information on a month-by-month basis.  As soon as available, but not later than forty (40) days prior to the end of each Fiscal Year, the Managing Partner shall, at a special meeting of the Policy Committee called for such purpose, present to the

     Policy Committee the operating and capital expenditure budgets for the succeeding Fiscal Year.  The Policy Committee shall review such proposed budgets and shall either approve the proposed budgets or negotiate in good faith with the Managing Partner to adopt mutually acceptable budgets for such succeeding Fiscal Year.

     As soon as available, but not later than sixty (60) days after the end of a Fiscal Year and each quarter of the succeeding Fiscal

     Year, the Managing Partner shall, at a special meeting of the

     Policy Committee called for such purpose, present to the Policy

     Committee the operating and capital expenditure budget updates for the remaining portion of the then current Fiscal Year.  The Policy

     Committee shall review such proposed budget updates and shall either approve the proposed budget updates or negotiate in good faith with the Managing Partner to adopt mutually acceptable budget updates for the remaining portion of the then current

     Fiscal Year.  If the Policy Committee adopts budgets for a Fiscal

     Year or any portion thereof, the Managing Partner shall use all commercially reasonable efforts to operate and manage the business and affairs of the Partnership in accordance with such budgets

     (or, if the Policy Committee fails to so adopt such budgets in accordance with the terms of Sections 6.04 and 6.05 and if such budgets are instead adopted by the CEOs or the Managing Partner,

     as the case may be, in each case in accordance with the terms of

     Section 6.07(b), then in accordance with such budgets).



           (b)  The Managing Partner shall have the sole and exclusive authority and responsibility to present five (5) year operating and financial forecasts for the Partnership to the Policy

     Committee; provided that if the Managing Partner has not presented such a five (5) year operating and financial forecast to the

     Policy Committee on or before the sixtieth (60th) day of any

     Fiscal Year for the succeeding five (5) years, the Managing

     Partner shall provide the Non-Operating Partner with access to the

     Managing Partner's operating and financial personnel and shall cause such operating and financial personnel to assist the Non-

     Operating Partner in preparing a five (5) year operating and financial forecast for the Partnership.



     9.03  Insurance.  The Managing Partner shall have the authority and responsibility to take whatever action (not inconsistent with the terms hereof) it determines in good faith to be necessary or appropriate to preserve and protect the assets of the Partnership,

including, without limitation, by procuring, for the account of the

Partnership, such insurance against such hazards and liabilities as the

Managing Partner deems appropriate in light of prudent industry practice.  All such insurance, whether maintained by the Managing

Partner, Operations or FRP for the benefit of the Partnership, may be in the name of any Partner, Operations, FRP or the Partnership so long as each insurance policy names the Partnership and each Partner as either the "insured party" or an "additional insured party" and waives subrogation in favor of each such party.  Such insurance coverage may be subject to such self-insurance, deductibles and limits as the

Managing Partner deems appropriate.  If requested by the Managing

Partner, either of the Non-Managing Partners or their respective parent entities shall cooperate with the Managing Partner in designing and maintaining a risk management program which insures the Partnership against such hazards and liabilities as the Managing Partner deems appropriate, provided that if the Managing Partner requests either of the Non-Managing Partners or their Affiliates to maintain insurance in the name of the Partnership, the Partnership shall reimburse such Non-

Managing Partner or such Affiliates for all of the direct costs and expenses incurred in connection with the maintenance of such insurance.

In addition to the insurance provided for the benefit of the

Partnership under this Section 9.03, each Partner and its Affiliates shall have the right to purchase such other insurance as it deems prudent to cover its respective interest in the Partnership; provided that all costs and expenses incurred in connection with the maintenance of such insurance shall be paid by such Partner and provided that such insurance shall not have the effect of restricting the amount or availability of insurance maintained by the Partnership.  Should any

Partner or their Affiliates with respect to the Partnership purchase such other insurance, such other insurance shall waive rights of subrogation against the other Partners, the Partnership and their

Affiliates.

     9.04  Financial and Other Information.  The Managing Partner shall deliver or cause to be delivered to each Partner:

           (a)  as soon as available, but not more than twenty (20)

     days (or, in the case of June, forty-five (45) days) after the end of each month during the term of the Partnership, (i) a statement of the Distributable Cash and Capital Proceeds of the Partnership

     for the preceding month and (ii) an estimate of the Distributable

     Cash and Capital Proceeds of the Partnership for the remaining months of the current quarter and for the entire succeeding quarter of the Partnership;

           (b)  as soon as available, but not more than twenty (20)

     days (or, in the case of June, forty-five (45) days) after the end of each month in each Fiscal Year during the term of the

     Partnership, the following reports of the Partnership: (i) a

     Partnership consolidation (i.e. trial balance) for the preceding month, (ii) a plant operating statement showing expenditures by cost center and cost element compared with the budget for the preceding month and year-to-date, (iii) a capital spending status report;

           (c)  as soon as available, but not more than twenty (20)

     days (or, in the case of June, forty-five (45) days) after the end of each month in each Fiscal Year during the term of the

     Partnership, (i) an unaudited Balance Sheet of the Partnership as at the end of the preceding month, (ii) the unaudited related

     Statement of Income of the Partnership, which shall include sales volumes, revenues and margins by product, for the preceding month and for the Fiscal Year-to-date and (iii) the unaudited related

     Statement of Cash Flow of the Partnership for the preceding month and for the Fiscal Year-to-date, it being understood that in the case of clauses (ii) and (iii) such statements are to be presented setting forth in each case in comparative form the corresponding figures for the corresponding period of the previous Fiscal Year and the plan for the current Fiscal Year, all in reasonable detail and in accordance with generally accepted accounting principles applied on a basis consistent with such prior fiscal periods

     (except as otherwise specified in such report);

           (d)  as soon as available, but not more than twenty (20)

     days (or, in the case of June, forty-five (45) days) after the end of each month in each Fiscal Year during the term of the

     Partnership, an analysis of the performance of the Partnership;

           (e)  as soon as available, but in any event within thirty

     (30) days after the end of each quarter of each Fiscal Year during the term of the Partnership a report providing the financial and operating data for inclusion in the Partners' Affiliates'

     respective reports on Form 10-K or Form 10-Q (or any successor reports or forms thereof) required to be filed with the SEC as of the end of such quarter;



           (f)  as soon as available, but in any event within ninety

     (90) days after the end of each Fiscal Year during the term of the

     Partnership, an audited Balance Sheet as at the end of such Fiscal

     Year and the related Statements of Income and Cash Flow of the

     Partnership for such Fiscal Year, setting forth in each case in comparative form, the figures for the previous Fiscal Year of the

     Partnership, all in reasonable detail, with applicable footnotes and accompanied by a report thereon of Ernst & Young or such other independent public accountants of recognized national standing selected by the Partnership in accordance with the terms of

     Section 9.01(b), which report shall state whether in its opinion,

     such financial statements present fairly in all material respects the financial position of the Partnership as at the dates

     indicated and the results of its operations and cash flows for the periods indicated, in conformity with generally accepted

     accounting principles;



           (g)  promptly upon obtaining knowledge of any audit item

     involving disclosure or any material accounting issue, written notification of such disclosure or accounting issue;



           (h)  within sixty (60) days after the end of each Fiscal

     Year during the term of the Partnership, a certificate of an officer of the Managing Partner describing the material terms of all transactions between the Partnership and Affiliates of the

     Operating Partner during the preceding Fiscal Year;



           (i)  within twenty (20) days of the end of each calendar

     year, the information that FRP and FTX reasonably request in order for FRP and FTX to comply with the provisions of FASB 109; and



           (j)  promptly, any other financial reports delivered to the

     Operating Partner's parent entity.



     9.05  Qualifying Income.



           (a)  The Partnership shall not, without the written consent of the FRP Partner, generate income other than Qualifying Income.

     The Managing Partner shall take any action required to operate the

     Partnership in a manner consistent with the requirement of this

     Section 9.05(a).



           (b)  The Managing Partner shall provide the FRP Partner, on a monthly basis, with the information and data reasonably

     necessary for the FRP Partner to determine whether the requirement of Section 9.05(a) will be met for the Partnership's taxable year.

     The Managing Partner shall also provide the FRP Partner, on a timely basis, with the information and data reasonably necessary to determine whether any Major Decision defined in Section

     6.07(a)(ii) or Section 6.07(a)(iv) will result in the failure of the Partnership to meet the requirement of Section 9.05(a) for any taxable year of the Partnership.  Upon providing the FRP Partner with information and data with respect to any current or proposed source of Partnership income reasonably sufficient for FRP to determine whether such income is or will be Qualifying Income, the

     Managing Partner may request that the FRP Partner consent to the

     Partnership's generation of such income.  The FRP Partner shall respond in writing to any such request in a timely manner and any consent so expressed shall constitute consent by the FRP Partner to the generation of such income for purposes of Section 9.05(a),

     subject to any limitation on the amount or timing thereof stated

     in such consent.  If the FRP Partner does not respond in writing to the Managing Partner's request within twenty-five (25) days of the receipt of such request, the FRP Partner shall be deemed to have consented to the Partnership's generation of such income for purposes of Section 9.05(a).



           (c)  In the event that (i) the Partnership fails (or based on all available information, the FRP Partner reasonably believes the Partnership may fail) to meet the requirement of Section

     9.05(a) for any taxable year or (ii) there is an amendment to

     Section 7704 of the Code, the issuance of a Treasury Regulation pursuant to Section 7704 of the Code, the amendment of any other

     Code Section, or the issuance of any other Treasury Regulation or pronouncement that, in the reasonable belief of the FRP Partner,

     may affect the partnership status of the FRP Partner or FRP for

     Federal income tax purposes, the Policy Committee shall meet to determine what actions would be required to preserve the

     partnership status of the FRP Partner and FRP for Federal income tax purposes.  If the Policy Committee determines (or, if the

     Policy Committee fails to agree, if either the IMC Partner or the

     FRP Partner reasonably and in good faith determines) that the

     Partnership cannot be operated in a manner that is consistent with achieving the Partnership's business purpose other than in a manner that is inconsistent with preserving the partnership status of the FRP Partner and  FRP for Federal income tax purposes, the

     Partners agree to negotiate in good faith to determine the appropriate action to be taken.  In the event that the IMC Partner and the FRP Partner are unable to agree on the action to be taken after negotiating in good faith, each of the IMC Partner and the

     FRP Partner shall have the right to elect to dissolve the

     Partnership.  It is acknowledged that none of the Partners is obligated to take any action, and the Partnership is not obligated to take action, that is harmful to any Partner or its Affiliates,

     other than the dissolution of the Partnership.



     9.06  Work Force; Employee Benefits.

           (a)  The Managing Partner shall supply, for the account of the Partnership, the necessary work force for the conduct of the business and affairs of the Partnership.  The work force to be provided shall include but shall not be limited to qualified miners, engineers, metallurgists, geologists, assayers, equipment operators, helpers, mechanics, accountants, attorneys, purchasing agents, sales personnel and support staff, together with necessary supervisory and management personnel, and shall include, as necessary, the services of the Leased IMC Employees.  Consistent with approved budgets, all members of the work force employed by the Managing Partner for the purpose of providing services to the

     Partnership shall be paid such salaries, hourly wages and benefits and shall be subject to such other terms and conditions of employment as the Managing Partner deems appropriate subject to the following sentence of this Section 9.06.  The Managing Partner shall be reimbursed (in accordance with Section 9.11) for the cash costs (i) incurred under the Leasing Agreement in connection with the Leased IMC Employees including, but not limited to, salaries and wages; social security taxes and payroll taxes; contributions to the IMC Salaried Pension Plan and the Retirement Plan for Non-

     Union Hourly Employees of IMC Fertilizer, Inc. and contributions to the IMC Salaried Contribution Plan and the Savings Plan for

     Hourly Employees of IMC Fertilizer, Inc.; any employee benefits other than those described above, including, but not limited to,

     benefits under any employee benefit plan (as defined in section

     3(3) of the Employee Retirement Income Security Act of 1974, as

     amended) or any retirement or deferred compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay,

     bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangement which does not constitute an employee benefit plan, or any employment agreement, post-

     retirement benefits, severance benefits or other employee benefits for former Leased IMC Employees; and other governmental charges relating to such employment; and (ii) of hiring and employing,

     including, without limitation, (A) the cost of all social security taxes, payroll taxes, post-retirement benefits of former Managing

     Partner employees, other employee benefits and other governmental charges related to such employment to the extent that the cost thereof is associated with personnel employed or formerly employed at production facilities as reflected, consistent with Operations'

     historic practices, in the cost of goods sold income statement caption and (B) the costs attributable to employees providing management information services, public relations and internal audit services provided directly to production facilities and limited to those amounts reflected, consistent with Operations'

     historic practices, in the cost of goods sold income statement caption.  To the extent that such personnel costs described at clause (ii) above are included, consistent with Operations'

     historic practices, in the selling and administrative expense income statement caption for financial reporting purposes, such costs shall be covered by the Administrative Fee described in

     Section 9.11 and shall not be separately reimbursed or paid by the

     Partnership.



           (b)  Subject to the terms and conditions of the

     Contribution Agreement and to the extent permitted by applicable law, the Managing Partner shall maintain employee benefit plans

     (as defined in section 3(3) of ERISA) and retirement or deferred compensation plans, unemployment compensation plans, vacation pay,

     severance pay, bonus and benefit arrangements, insurance and hospitalization programs and any other fringe benefit arrangements for current and former employees, consultants and agents (whether pursuant to contract, arrangement, custom or informal

     understanding) which do not constitute employee benefit plans

     (collectively, "Employee Benefit Plans") which are substantially similar in all material respects to such plans, arrangements and programs maintained from time to time by Operations, and shall modify the provisions of the MP Pension Plans, MP Contribution

     Plans and MP Benefit Plans to the extent changes are made to the corresponding plan, contract or arrangement maintained by

     Operations (the "IMC Plans") to the extent such changes to the IMC

     Plans are commercially reasonable; provided, however, that nothing in this Section 9.06(b) shall require the Managing Partner to maintain any plan, arrangement or program for any employee who is covered by a collective bargaining agreement, except to the extent provided by such collective bargaining agreement.



     9.07  Emergency Expenditures; Compliance with Law.



           (a)  If at any time as a result of any event there arises

     an emergency where the Managing Partner determines that failure to take prompt action may result in loss of life or material personal injury or property damage, the Managing Partner shall have the authority and responsibility to take such action and make such immediate expenditures as the Managing Partner may deem necessary to protect against loss of life, personal injury or damage to or destruction of property, to safeguard lives and/or prudently preserve and protect the optimum economic value of the assets of the Partnership; provided that as soon as reasonably practicable following the occurrence of such an emergency, the Managing

     Partner shall notify the other Partners of the nature of the emergency and the actions taken in response to such emergency.



           (b)  The Managing Partner shall have the authority and

     responsibility to take such action and make such immediate expenditures as it may deem necessary to manage and operate the business and affairs of the Partnership in compliance with applicable law; provided that if time permits, the Managing

     Partner shall seek the approval of the Policy Committee prior to making any expenditure pursuant to this Section 9.07(b) which would otherwise have required such approval, and, if time does not so permit, will promptly report such action or expenditures to the

     Policy Committee.



           (c)  Any expenditure made pursuant to this Section 9.07

     shall be deemed to constitute an approved expenditure without the need or necessity for any action or approval by the Policy

     Committee and shall not be included in determining whether the

     Managing Partner is managing the business and affairs of the

     Partnership within the operating and capital expenditure budgets approved or adopted as described in Section 9.02 hereof.



     9.08  No Action Contrary to Contracts or Applicable Law.  The

Managing Partner agrees to use all commercially reasonable efforts not to do or fail to do any act if it in good faith believes not doing or failing to do such act is likely to result, or with the giving of notice and/or the passage of time is likely to result, in (a) a default under the terms of any mortgage, bond, indenture, agreement, lease or other instrument or obligation to which the Partnership is a party or by which its properties or assets may be bound; or (b) the violation of any law, rule, regulation or ordinance or any judgment, order,

injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, the Partnership or its properties or assets; provided, that, in the case of clause (a) above,

the covenant of the Managing Partner shall not apply if compliance therewith would require the Managing Partner to make any capital or other expenditures which are not provided for in an operating or capital expenditure budget adopted by the Policy Committee (or by the

CEOs or the Managing Partner, as the case may be, pursuant to Section

6.07(b)), or otherwise approved by the Policy Committee or by the CEOs or the Managing Partner in accordance with the terms of this Agreement and, in the case of  clause (b) above, any action or failure to act by the Managing Partner taken to comply with the covenant shall be deemed to be within its authority set forth in Section 9.07(b) and (c) hereof.

The Managing Partner shall promptly notify the Policy Committee in writing of (i) the occurrence of any material default of which it has knowledge under the terms of any mortgage, bond, indenture, agreement,

lease or other instrument or obligation to which the Partnership is a party or by which its properties or assets may be bound, (ii) any material violation of which it has knowledge of any law, rule,

regulation or ordinance or any judgment, order, injunction, decree or award of any court, administrative agency or governmental authority insofar as such violation relates to the Managing Partner, any Partner or the Partnership, and (iii) any event which, with the delivery of notice or the passage of time, or both, in the good faith belief of the

Managing Partner is likely to result in an event described in clause

(i) or (ii).  The Managing Partner shall cause the Partnership to use all commercially reasonable efforts to promptly cure or remedy any such event within its control and for which it is responsible hereunder;

provided, that in the case of a cure or remedy relating to a default described in clause (a) of the first sentence of this Section 9.08, the covenant of the Managing Partner shall not apply if compliance therewith would require the Partnership to make any capital or other expenditures which are not provided for in an operating or capital expenditure budget adopted by the Policy Committee (or adopted by the

CEOs or the Managing Partner, as the case may be, pursuant to Section

6.07(b)), or otherwise approved by the Policy Committee or by the CEOs or the Managing Partner in accordance with the terms of this Agreement and, in the case of a cure or remedy relating to a violation described in clause (b) of the first sentence of this Section 9.08, any such cure or remedy shall be deemed to be within the Managing Partner's authority set forth in Section 9.07(b) and (c) hereof.  The Managing Partner shall represent the Partnership in any proceeding (whether formal or informal) relating to any such event.  At all times the Managing

Partner shall keep the Non-Managing Partners informed of the current status and all significant developments in all such proceedings or matters.

     9.09  Licenses and Permits.  The Managing Partner shall use all commercially reasonable efforts to procure and maintain, for the account of the Partnership, all licenses, permits and other

governmental authorizations necessary or appropriate to operate the

Partnership.  The Managing Partner shall notify the Non-Managing

Partners promptly of any denial, suspension or revocation of any material permit, license or governmental authorization and of any other action or failure to act by any governmental authority which relates to permits or licenses for the Partnership or significantly affects the operations of the Partnership.



     9.10  Litigation.  The Managing Partner may, in its commercially reasonable discretion, bring suit in the name or on behalf of the

Partnership without the approval of the Policy Committee.  The Managing

Partner shall at all times keep the Non-Managing Partners informed of the current status and all significant developments in any such suit.



     9.11  Payment and Reimbursement of Expenses; Handling of

Partnership Bank Accounts and Funds.

           (a)  The Partnership shall establish bank accounts at such banks as may from time to time be designated by the Managing

     Partner.  The Partnership's funds shall be invested in such manner as the Managing Partner deems appropriate with interest accruing to the Partnership.  All bank and other accounts shall be

     maintained in the Partnership's name.  None of the Partnership's funds shall be commingled with the funds of any Partner unless previously approved in writing by all of the other Partners.  The

     Partnership shall designate a representative of the Managing

     Partner as a signatory on its bank accounts to accomplish more effectively the purposes of this Section 9.11.

           (b)  During the regular course of business, the Managing

     Partner will invoice customers on behalf of the Partnership for all sales of the business of the Partnership.  The customers for such sales will be instructed to direct their cash remittance directly to a Partnership bank account designated by the Managing

     Partner.

           (c)  The Partnership shall pay all costs, expenses,

     liabilities, losses, damages, penalties and other obligations of the Partnership.  In furtherance thereof, the Managing Partner will maintain in the name of the Partnership one or more

     Partnership cash disbursement accounts for the purpose of paying all such obligations of the Partnership.  These disbursements include all payments to third parties, payments to the Partners for expenses incurred on behalf of the Partnership as well as payments to the Partners of their share of Distributable Cash.

     The disbursements shall cover all capital as well as operating outlays of the Partnership.

           (d)  The Partnership shall pay to the Managing Partner, out of Partnership funds, an annual fee (the "Administrative Fee")

     intended to compensate the Managing Partner for selling and administrative expenses (determined on a basis consistent with

     Operations' historic practice with respect to its Contributed

     Business) incurred by the Managing Partner in connection with the operation and management of the business and affairs of the

     Partnership or the performance of the Managing Partner's

     obligations hereunder.  One-twelfth of the Administrative Fee shall be payable monthly in advance on the first day of each month during the term of the Partnership.  The Administrative Fee shall initially be thirty-four million, three hundred thousand dollars

     ($34,300,000) and (i) shall be adjusted on June 30, 1994 and each

     June 30 thereafter during the term of the Partnership in

     accordance with the following sentence, and (ii) may be adjusted by the Policy Committee upon the request of any Partner if the manner in which the Managing Partner manages and operates the business and affairs of the Partnership changes in such a way that the Administrative Fee (as adjusted in accordance with the following sentence) no longer accurately reflects the selling and administrative practices employed by the Managing Partner in connection with the operation and management of the business and affairs of the Partnership and the performance of its obligations hereunder.  The Administrative Fee for any Fiscal Year commencing with the Fiscal Year commencing July 1, 1994 shall be equal to either (x) the sum of (i) the Administrative Fee in effect for the immediately preceding Fiscal Year, plus (ii) the product of (A)

     the percentage change in the GNP Deflator Index for the

     immediately preceding Fiscal Year, multiplied by (B) the

     Administrative Fee for the immediately preceding Fiscal Year or

     (y) an amount determined by the Policy Committee pursuant to clause (ii) of the immediately preceding sentence.  It is agreed among the Partners that all expenses and costs relating to FRP

     Transferred Sales Employees are included in the Administrative Fee and that no additional payment or reimbursement shall be made from the Partnership to the Managing Partner on account of such employees.

           (e)  The Partnership shall reimburse the Managing Partner

     for all cash personnel costs, as set forth in Section 9.06.

     Additionally, any other expenditures incurred by the Managing

     Partner in connection with the business and affairs of the

     Partnership or the performance by the Managing Partner of its obligations hereunder in accordance with the terms of this

     Agreement, as generally described in the operating budget of the

     Partnership, and which constitute part of cost of goods sold and not paid directly from Partnership funds will be reimbursed by the

     Partnership.

           (f)  To the extent the Managing Partner determines that an advance of monies from the Partners to the Partnership is

     necessary (other than under the Working Capital Contribution

     Arrangement), the Managing Partner shall request that the Policy

     Committee call for cash contributions from the Partners in accordance with Section 3.02(a).



           (g)  The Managing Partner shall be entitled to access, as

     needed, the funds of the Partnership in order to pay expenses,

     including, but not limited to, payroll expenses of the Managing

     Partner, for which the Managing Partner is entitled to

     reimbursement pursuant to Section 9.11(e).

           (h)  Notwithstanding anything herein to the contrary, the

     Partnership shall not be obligated to pay, advance to or reimburse the Managing Partner for, any costs or expenses pursuant to this

     Section 9.11 if such cost or expense was incurred by the Managing

     Partner otherwise than in compliance with this Agreement.

           (i)  All payments provided for in this Section 9.11 shall

     be made on or before the due date, and if not paid, the unpaid balance shall bear interest from and after the due date at the rate equal to the lower of:  (i) the maximum rate allowed by law and (ii) the Prime Rate.



     9.12  Transactions with Affiliates.  Except with respect to items

(i)(B) and (ii) referred to in the parenthetical phrase in the following sentence, any transaction, agreement, arrangement or understanding between or on behalf of the Partnership, on the one hand,

and the Operating Partner or any Affiliate of the Operating Partner, on

the other hand, must be on terms no less favorable to the Partnership than those which could be obtained from an independent third party providing similar goods or services of like quality.  All such transactions, agreements, arrangements and understandings in an aggregate amount in any Fiscal Year in excess of the Base Affiliate

Transaction Amount for such Fiscal Year (other than (i) during any period during which the IMC Partner is Operating Partner, (A) any transactions, agreements, arrangements or understandings with

Operations' railcar repair business located at Fitzgerald, Georgia on terms no less favorable to the Partnership than those which could be obtained from an independent third party providing similar goods or services of like quality and (B) any transactions, agreements,

arrangements and understandings with the Rainbow Division of Operations and International Minerals & Chemical (Canada) Global Limited

("IMC Canada Ltd."; formerly International Minerals & Chemical

Corporation (Canada) Limited) on the terms set forth on Schedule 9.12 and (ii) (A) the Marketing and Administrative Services Agreement, (B)

the Leasing Agreement, (C) the Materials Purchase and Cost Sharing

Agreement, (D) the Employee Cost Sharing Agreement and (E) the

Limestone Cost Sharing Agreement) shall be subject to the approval of the Policy Committee or the CEOs, as the case may be, in accordance with Section 6.07(a) or (b).  Nothing in this Section 9.12 shall in any way restrict or affect the right of the Partnership to enter into transactions with Affiliates of the Non-Operating Partner.



     The Operating Partner will, and will cause its Affiliates to (i)

give the Non-Operating Partner and its auditors and other authorized representatives such access to the offices, properties, books and records of such party, (ii) furnish to the Non-Operating Partner and its auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and (iii) instruct its employees and auditors to cooperate with the Non-Operating Partner and its auditors and other authorized representatives, in each case as may be reasonably requested by the Non-

Operating Partner to evaluate any transactions, agreements,

arrangements or understandings between the Partnership or the Managing

Partner on the one hand, and the Operating Partner and its Affiliates,

on the other hand; provided that any investigation pursuant to this

Section shall be conducted in such a manner as not to interfere unreasonably with the conduct of business of the Operating Partner and its Affiliates.



     9.13  No Shifting of Cash Flow.  The Partners acknowledge that due to the changes in the Partners' Current Interests and Capital Interests

over time, either the IMC Partner or the FRP Partner could be disproportionately benefited or adversely affected by actions designed to defer or accelerate Partnership revenues, defer or accelerate

Partnership expenses or capital expenditures or defer or accelerate

Partnership cash flow.  The Managing Partner agrees that it will not operate the Partnership with the intention of deferring or accelerating cash flows from one period to another; provided that nothing in this

Section 9.13 shall prevent the Managing Partner from managing the business and affairs of the Partnership in accordance with the then current operating and capital expenditure budgets or taking actions to serve the interests of the Partnership without regard to changes in the

Current Interests and Capital Interests of the Partners.

                              ARTICLE X.

                    Accounting Records; Tax Matters



     10.01  Books and Records.  The Managing Partner shall cause the

Partnership to prepare and maintain proper and complete records and books of account, separate from the books and records of the Managing

Partner maintained for activities unrelated to the Partnership, in which shall be entered all transactions and other matters relative to the Partnership and the operation and management of the Partnership and its business as are usually entered into records and books of account maintained by Persons engaged in businesses of like character.  The books and records of the Partnership shall be maintained at its

principal place of business.   The books of the Partnership shall be

maintained for financial reporting requirements in accordance with generally accepted accounting principles.  The Partnership shall also maintain such tax basis books as are required for the Partnership and the Partners to comply with the provisions of FASB 109.  The

Partnership shall provide such financial and other statements,

including plans, forecasts and projections, as each Partner may reasonably require for purposes of estimating taxes or projecting the amount and source of future taxable income or loss.



     10.02  Inspection of Books and Records.  Each of the IMC Partner

(and, during the IMC GPCo Liquidation Period, each of Operations and

IMC GPCo) and the FRP Partner, at its own expense, shall have reasonable access to the auditors of the Partnership and shall have the right to inspect such books and records and the physical properties of the Partnership during normal business hours and to cause an audit thereof; provided that if either of the IMC Partner (or, during the IMC

GPCo liquidation Period, Operations or IMC GPCo) or the FRP Partner

requests access to the Partnership's auditors, desires to inspect the books, records and physical properties of the Partnership or desires to cause an audit of the Partnership's books, records and physical properties, such Partner shall provide prior written notice to the

Managing Partner; and provided, further, that, unless required by applicable law or unless such Partner reasonably believes that it needs some or all of the information which would be obtained in an audit in order to satisfy its duties and obligations to its shareholders or partners or to the shareholders or to the partners or unitholders of

Global or FRP, as the case may be, no more than one such audit may be requested during any twelve (12) month period and each such audit shall be made, if at all, within twenty-four (24) months of the end of the fiscal period to which it relates.  All meetings with the Partnership's auditors and inspections of the Partnership's books, records and physical properties shall be conducted in a manner and at a time designed not to cause undue inconvenience to the Managing Partner.  The

Managing Partner, however, shall (i) not unreasonably delay such audit,

(ii) make all books and records of the Partnership available to the auditors in connection with such audit and (iii) use all commercially reasonable efforts to cause its personnel to cooperate with the auditors in a commercially reasonable manner and to provide any assistance reasonably necessary in connection with such audit.  Any

Partner shall be permitted to make financial and other information relating to the business and affairs of the Partnership available to third parties in connection with any proposed sale or other disposition of all or a portion of its Partnership Interest in accordance with the terms of this Agreement, provided such third parties have signed appropriate confidentiality agreements with such Partner and the

Partnership.

     10.03  Accounting and Taxable Year.  Subject to Section 448 of the

Code and the provisions of this Agreement, the books of the Partnership

(and the classification, realization and recognition of income, gain,

losses, deductions and other items for Federal income tax purposes)

shall be kept and determined on such method of accounting for tax and financial reporting purposes as may be determined by the Managing

Partner.  The taxable year of the Partnership shall end on such date permitted under the Code as the Partners shall determine.

     10.04  Partnership Tax Returns.  The Managing Partner shall use its best efforts to cause the Partnership to timely file all necessary federal, state, and local Partnership income tax returns and information returns.  Each Partner shall provide such information, if any, as may be required by the Partnership for purposes of preparing such tax and information returns.  The Partnership's income tax returns shall be provided to the Non-Operating Partner in sufficient time for the Non-Operating Partner to confer with the Managing Partner before the time at which such Partnership return must be filed.  The

Partnership shall deliver to each Partner, within twenty-five (25) days after the end of the Partnership taxable year any additional information in the possession of the Partnership that the Partners may reasonably require for the preparation of their own income tax returns.

     10.05  Partnership Taxes.  The Managing Partner shall cause the

Partnership to timely pay all taxes and assessments levied or assessed against the Partnership or its assets.  However, the Managing Partner may cause the Partnership to either (i) contest in good faith the validity of any such taxes or assessments or (ii) pay such taxes and assessments under protest.  In the event that the Managing Partner causes the Partnership to contest in good faith such taxes and assessments, the Managing Partner shall not be obligated to cause the

Partnership to pay the same until a final determination is reached that such taxes or assessments are valid and constitute an obligation of the

Partnership.

     10.06  Tax Matters Partner.  The Managing Partner shall be the

"tax matters partner," as that term is defined in Code Section

6231(a)(7) (the "Tax Matters Partner") with all of the rights, duties,

and powers provided for in Code Sections 6221 through 6232 inclusive;

provided, however, that, in the exercise of such powers, the Tax

Matters Partner shall be subject to the overall direction of the

Partners and the provisions of Sections 10.05, 10.06 and 10.07.  The

Tax Matters Partner, as an authorized representative of the

Partnership, shall have the right to retain and to pay the fees and expenses of counsel and other advisors selected by the Tax Matters

Partner.  All reasonable expenses of the Tax Matters Partner and other reasonable fees and expenses of the Partnership incurred in connection with the defense of any claims made by the Internal Revenue Service shall be borne by the Partnership.



     10.07  Duties of the Tax Matters Partner.  The Tax Matters Partner

shall cooperate with the other Partners and, for other than routine correspondence and communications, shall promptly provide the other

Partners with copies of notices or other materials from, and inform the other Partners of discussions engaged in with, the Internal Revenue

Service and shall provide the other Partners with notice of all scheduled administrative proceedings, including meetings with Internal

Revenue Service agents, technical advice conferences and appellate hearings, as soon as reasonably possible after receiving notice of the scheduling of such proceedings.  The Tax Matters Partner shall not agree to extend the period of limitations for assessments, file a petition or complaint in any court, file a request for an

administrative adjustment of Partnership items after any return has been filed, or enter into any settlement agreement with the Internal

Revenue Service or Department of Treasury with respect to Partnership items of income, gain, loss, deduction or credit except with the consent of the IMC Partner (or, with respect to the IMC GPCo

Liquidation Period, Operations and IMC GPCo) and the FRP Partner, which consent shall not be unreasonably withheld.  The Tax Matters Partner may request extensions to file any tax return or statement without the consent of, but shall so inform, the IMC Partner (or, with respect to the IMC GPCo Liquidation Period, Operations and IMC GPCo) and the FRP

Partner.  The provisions of this Agreement regarding the Partnership's tax returns shall survive the termination of the Partnership and the transfer of any Partner's Partnership Interest and shall remain in effect for the period of time necessary to resolve any and all matters regarding the Federal, state and local income taxation of the

Partnership and the items of Partnership income, gain, loss, deduction and credit.

     10.08.  Partnership Status; Elections.

           (a)  The Partners acknowledge that this Agreement creates a partnership for Federal and state income tax purposes and hereby agree not to elect to be excluded from the application of

     Subchapter K of Chapter 1 of Subtitle A of the Code or any similar state statute.

           (b)  The Managing Partner shall cause the Partnership to

     file an election under Section 754 of the Code and the Treasury

     Regulations thereunder to adjust the basis of the Partnership assets under Sections 734(b) or 743(b) of the Code and shall file a corresponding election under the applicable sections of state and local law.  The Managing Partner shall also cause the

     Partnership to take or to elect to take deductions under the most accelerated method available to the Partnership, unless both the

     IMC Partner (or, with respect to the IMC GPCo Liquidation Period,

     Operations and IMC GPCo) and the FRP Partner agree otherwise.  The

     Partnership shall make any other elections under the United States income tax laws and regulations and any similar state statutes as determined to be appropriate by the Managing Partner.



     10.09.  Tax Reporting.

           (a)  The Managing Partner shall provide the Non-Operating

     Partner with any tax information and data reasonably requested by the Non-Operating Partner, including information and data

     requested for the purpose of allowing the Non-Operating Partner to

     (i) allocate its Partnership tax items on a property-by-property basis; and (ii) allocate FRP's portion of Partnership tax items to any partner of FRP that purchases or sells its interest in FRP during the year, pursuant to Section 706 of the Code and FRP's accounting conventions for sales and purchases of FRP interests.

     For purposes of this Section 10.09, the term "property" shall mean, with respect to depletable assets, property as defined in

     Section 613 of the Code and the Treasury Regulations thereunder.



           (b)  Except as otherwise provided in this Agreement, the

     information and data requested pursuant to this Section 10.09 shall be provided to Non-Operating Partner on the following schedule:



           Period in Which Item Accrued        Reporting Deadline

           Fiscal Year ending June 30          October 25
           Six Months ending December 31       January 25


           (c)  The information and data provided under this Section

     10.09 shall be prepared with the same degree of completion and accuracy as is required for information and data filed with a

     Federal income tax return, shall be prepared on an accrual basis and shall include any and all items of Partnership income, gain,

     losses, deductions and any other items or information as may be reasonably needed by the Non-Operating Partner or any of its

     Affiliates.  Such information and data shall include, but shall not be limited to, the total amount of each of the tax items listed in the attached Schedule Y and each Partner's allocable share of each item.



           (d)  In the event of any amendment to the Code or the

     issuance of any Treasury Regulation or pronouncement that affects any of the Non-Operating Partner's Affiliate's reporting

     requirements with respect to the partners, if applicable, of any of the Affiliates of the Non-Operating Partner, the Partnership

     shall furnish to the Non-Operating Partner any additional

     information and data that is reasonably necessary for any of the

     Non-Operating Partner's Affiliates to comply with such reporting requirements.



           (e)  In the event that any information is needed from the

     Non-Operating Partner in order for the Tax Matters Partner to complete the required federal and state tax return, such

     information will be provided by the Non-Operating Partner by

     September 15.



     10.10.  Tax Oversight.

           (a)  The Non-Operating Partner shall have the right to

     request any and all information and data from the Managing Partner regarding the calculation of the allocations pursuant to Article V and regarding the tax matters of the Partnership, including the classification, realization and recognition of income, gain,

     losses, deductions and other Partnership items, and the Operating

     Partner shall provide such information and data as soon as practicable.  Each of the IMC Partner (or, with respect to the IMC

     GPCo Liquidation Period, Operations and IMC GPCo) and the FRP

     Partner, at its sole cost, shall also have the right to inspect and copy any and all books and records of the Partnership relating to the calculation and allocation of Partnership tax items,

     including the original source documents and tax work papers of the

     Partnership, at such times as the IMC Partner (or, with respect to the IMC GPCo Liquidation Period, Operations or IMC GPCo) or the

     FRP Partner, as the case may be, may reasonably request.

           (b)  The Managing Partner shall notify the Non-Operating

     Partner as promptly as practicable of the tax treatment of any significant tax item of the Partnership.  The Non-Operating

     Partner shall have the right to confer with the Managing Partner regarding the tax matters of the Partnership and the calculation of the allocations pursuant to Article V on a yearly basis or on a more frequent basis as requested by the Non-Operating Partner.



           (c)  In the event of a disagreement between the Partners

     regarding the treatment of a Partnership tax item (other than items as to which the Partners approve a treatment), the

     Partnership shall not take any position for Federal or state income tax purposes that is not supported by substantial

     authority, as that term is defined for purposes of Code Section

     6662(d)(2)(B)(i).  The Partners reserve the right to file their separate income tax returns in a manner inconsistent with the

     Partnership's Federal income tax return.



                              ARTICLE XI.

                                 Term

     11.01  Term.  The term of the Partnership commenced on July 1,

1993 and shall continue in existence until June 30, 2076, unless extended by written agreement of each Partner or unless earlier terminated pursuant to the terms of this Agreement.



     11.02  Purchase Option Upon Scheduled Expiration of the

Term.  Either the IMC Partner or the FRP Partner may give the other irrevocable written notice not less than one hundred eighty (180) days prior to the scheduled expiration of the term of the Partnership pursuant to Section 11.01 of its election to exercise the purchase option set forth in this Section 11.02.  If only one of the IMC Partner or the FRP Partner gives the notice referred to in the preceding sentence (the "Buying Partner"), the Buying Partner shall have the right and the obligation to purchase all, but not less than all, of such other Non-Managing Partner's Partnership Interest and the Managing

Partner's Partnership Interest at the aggregate Transfer Price therefor.  If the Buying Partner and such other Non-Managing Partner cannot agree upon a Transfer Price within sixty (60) days after the notice referred to in the first sentence of this Section 11.02, either the IMC Partner or the FRP Partner may, by notice to the other, invoke the Appraisal Procedure.  If the Appraisal Procedure is required to determine the Transfer Price, the fees and expenses of such Appraisal

Procedure shall be shared equally by the IMC Partner and the FRP

Partner.  The closing of such sale shall take place upon the date the term of the Partnership is scheduled to expire pursuant to Section

11.01.  If both the IMC Partner and the FRP Partner give the notice referred to in the first sentence of this Section 11.02, then the term of the Partnership under Section 11.01 shall automatically be extended for an additional period of twenty (20) years (or such other time period as the IMC Partner and the FRP Partner may mutually agree) on the terms and conditions set forth herein (or on such other terms and conditions as the IMC Partner and the FRP Partner may mutually agree).

If neither the IMC Partner nor the FRP Partner give the notice referred to in the first sentence of this Section 11.02, then, upon the expiration of the term of the Partnership, the affairs of the

Partnership shall be wound up in accordance with the provisions of

Article XII hereof.





                             ARTICLE XII.

                      Dissolution and Winding-Up



12.01  Dissolution.  The Partnership shall be dissolved upon the first to occur of the following events (each, a "Dissolution Event"):



           (a)  The Bankruptcy of any Partner, provided, however, that to the fullest extent permitted by applicable law, the Partnership shall be reconstituted and continued if all of the Partners (other than a Bankrupt Partner or Partners) elect to so reconstitute and continue the Partnership, in which event the Partnership shall continue as so reconstituted with all of the Partners (including the Bankrupt Partner or Partners) remaining as partners in the

     Partnership;



           (b)  The election by all Partners to dissolve the

     Partnership;



           (c)  The expiration of the term of the Partnership (as such term may be adjusted pursuant to Section 11.01 or 11.02), except if one Partner acquires directly or indirectly the Partnership

     Interest of the other Partners pursuant to the provisions of

     Section 11.02;



           (d)  The occurrence of any event that makes it unlawful for the business of the Partnership to be carried on or for the

     Partners to carry it on in partnership;



           (e)  The entry of a decree of judicial dissolution;



           (f)  The written determination by the Policy Committee (or if the Policy Committee fails to agree, if either the IMC Partner or the FRP Partner reasonably and in good faith determines) that the Partnership cannot be operated in a manner that is consistent with achieving the Partnership's business purpose other than in a manner that is inconsistent with preserving the partnership status of the FRP Partner and FRP for Federal income tax purposes and the election by either the IMC Partner or the FRP Partner to dissolve the Partnership, after negotiating in good faith with the other

     Partners, in accordance with Section 9.05(c); or



           (g)  Subject to Section 12.11, the occurrence of any other event that, absent an agreement to the contrary, causes a

     dissolution of the Partnership under the Act;

provided that, to the fullest extent permitted by law, if a dissolution of the Partnership is caused by any event described in Section

12.01(g), unless one of the Partners is Bankrupt, (i) the Partners

(other than any Partner whose act has resulted in such dissolution) may elect to reconstitute the Partnership within four (4) months of the date of the event giving rise to the dissolution hereunder and if the

Partners do so elect, the Partnership shall continue as if no dissolution had occurred, in which event the Partnership shall continue as so reconstituted with all of the Partners (including any Partner the act of which has resulted in such dissolution) remaining as partners in the Partnership, or (ii) if the Partnership is not reconstituted as provided above, and such dissolution is caused by the act of any

Partner (the "Withdrawing Partner"), then the IMC Partner, if it is not the Withdrawing Partner or the FRP Partner, if it is not the

Withdrawing Partner (in either such case, the "Non-Withdrawing

Partner") may, by written notice to the Withdrawing Partner, elect (A)

to purchase the Partnership Interest of the Withdrawing Partner, or (B)

to admit one or more new partners (the "New Partners") to the

Partnership, who shall purchase the Partnership Interest of the

Withdrawing Partner or (C) to cause the Partnership's affairs to be wound up in accordance with Section 12.02.  The Withdrawing Partner (1)

shall have only those rights and receive only those payments that are expressly provided for herein, (2) shall be liable to the Partnership,

the Non-Withdrawing Partner, the Managing Partner and any New Partners

for all losses, costs, fees, expenses and damages suffered by the

Partnership, such Non-Withdrawing Partner, the Managing Partner or any

New Partners as a result of such dissolution, (3) shall remain liable to the Partnership, such Non-Withdrawing Partner, the Managing Partner and any New Partners for any debts, liabilities or other obligations of the Withdrawing Partner to the Partnership, such Non-Withdrawing

Partner, the Managing Partner or any New Partners, and (4) shall remain liable to the Partnership, such Non-Withdrawing Partner, the Managing

Partner and any New Partners for its contribution obligation pursuant to Section 8.02.  The purchase price to be paid to the Withdrawing

Partner (by the Non-Withdrawing Partner or any New Partners) in any

sale and purchase of the Withdrawing Partner's Partnership Interest pursuant to this Section 12.01, shall be (x) the Transfer Price,

determined (unless otherwise agreed) in accordance with the Appraisal

Procedure (which Appraisal Procedure shall be at the expense of the

Withdrawing Partner), reduced by (y) the amount of any losses, costs,

fees, expenses or damages suffered by the Partnership, the Non-

Withdrawing Partner, the Managing Partner or any New Partners as a

result of such dissolution, and shall be payable to the Withdrawing

Partner in five equal annual installments, without interest, commencing on the date of the transfer of the Partnership Interest of the

Withdrawing Partner (which shall be the tenth (10th) business day following the determination of the Transfer Price).  In any winding up pursuant to clause (ii)(C) above, the amount otherwise distributable to the Withdrawing Partner pursuant to the following provisions of Article

XII shall be reduced by the amount of any losses, costs, fees, expenses or damages suffered by the Partnership, the Non-Withdrawing Partner,

the Managing Partner or any New Partners as a result of such dissolution.



     12.02  Winding-Up.  Upon dissolution of the Partnership, and the failure by one or more of the Partners or any Affiliate or Affiliates of the Partners, to reconstitute and continue the Partnership (pursuant to Section 11.02 or otherwise) within four (4) months after such dissolution and if the Non-Withdrawing Partner has not made any election pursuant to Section 12.01, the Managing Partner shall (unless the event giving rise to the dissolution was the Bankruptcy of the

Managing Partner, in which case the Non-Managing Partner with the largest Capital Interest at the time of such dissolution shall) wind up the affairs of the Partnership in accordance with the Act and, to the extent permitted by applicable law, shall settle accounts between the

Partners as specified in this Article XII.  The Partner charged with winding up the affairs of the Partnership and settling accounts among the Partners hereunder shall be referred to as the "Liquidating

Partner".

     12.03  Accounting on Dissolution.  If the Partnership is not

reconstituted or continued in accordance with the terms hereof following a dissolution, then on the date (the "Accounting Date") which is four (4) months following the date of dissolution, a proper accounting shall be made of the Partnership assets, liabilities and operations, from the date of the last previous accounting to the

Accounting Date.  Any items of income, gain, credit, loss, expense and other deductions which are realized subsequent to the date of the last previous accounting to the Accounting Date shall be allocated in accordance with Article V and proper adjustments shall be made to the

Capital Account of each Partner.

     12.04  Accounting; Allocations of Residual Net Profits and

Residual Net Loss After Dissolutions.

           (a)  Any items of gain or loss that are realized from

     Partnership operations or from sales of Partnership assets subsequent to the Accounting Date and before the date of

     liquidation shall be allocated as provided in Article V.

           (b)  In addition to the adjustments to the Partner's

     Capital Accounts described above, if any of the Partnership's properties are to be distributed in kind rather than sold, such properties that are to be distributed in kind shall be valued by the Partners and a simulated aggregate gain (if any) or loss (if any) for those properties shall be allocated to the Partners'

     Capital Accounts as that simulated aggregate gain (or loss) would have been allocated under Article V if such properties had been sold for a cash price equal to each asset's fair market value on the Accounting Date.

     12.05  Application of Article V in Year of Dissolution.  In the

year in which the Partnership dissolves, Article V shall be applied with regard to the Capital Interests in effect for the year of the dissolution, rather than the Capital Interests in effect for the following year.



     12.06  Conversion of Assets to Cash.



           (a)  If the Partnership is not reconstituted, or the

     Partnership Interest of the Withdrawing Partner is not purchased in accordance with the terms hereof, then commencing with the date that is four (4) months after the date of dissolution, unless arrangements satisfactory to all Partners are otherwise made,

     sufficient assets of the Partnership will be converted into cash to permit the Partnership to pay all its liabilities other than long-term debts which (i) are secured by Partnership assets from which the projected net income is sufficient to pay installments of principal and interest on such debts as they become due and

     (ii) contain terms specifying that neither the dissolution of the

     Partnership nor the distribution of such property that is subject to and secured by such debts constitutes a default or causes the acceleration of the maturity of such indebtedness ("Approved

     Debts").



           (b)  Notwithstanding the provisions of Sections 12.07 and

     12.08 regarding the method and timing of the liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if on commencement of the winding up process in accordance with Section 12.02, the Partners determine that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the

     Partners may defer for a reasonable time the liquidation of any assets except those necessary to satisfy the liabilities of the

     Partnership.



           (c)  In the event that Partnership assets are distributed

     in kind pursuant to Section 12.06(b), the Partners shall be consulted to determine the most tax-efficient manner to make such distribution, consistent with the liquidation priorities of

     Section 12.07.



     12.07  Distributions in Liquidation.  As soon as the actions required by Sections 12.03, 12.04, 12.05 and 12.06 have been completed,

the Liquidating Partner shall cause the cash and assets of the

Partnership to be distributed in the following order:

           (a)  To creditors of the Partnership (other than Partners)

     in payment of all liabilities of the Partnership (other than

     Approved Debts) in the order of priority as provided by law.  If any liability is contingent or uncertain in amount, a reserve equal to the maximum amount to which the Partnership could reasonably be held liable will be established.  Upon the payment or other discharge of such liability, the amount remaining in such reserve not needed, if any, will be distributed in accordance with the remaining provisions of this Section 12.07.

           (b)  To the Partners in payment of all loans (including,

     without limitation, any Partner Loans) and any interest thereon in accordance with the amount owing to each Partner.



           (c)  To each Partner in accordance with the positive

     balance in its Capital Account.



           (d)  To the Partners in accordance with their respective

     Capital Interests in effect for the year of the liquidation.



           (e) Notwithstanding the foregoing provisions of this

     Section 12.07, any distribution which, but for this Section

     12.07(e) would be payable to a Partner whose actions in violation of this Agreement (other than any breach of Section 9.05(a))

     caused the dissolution of the Partnership shall be reduced by the amount of losses, costs, fees, expenses and damages suffered by the Partnership or any Partner (other than the Partner whose actions caused a dissolution) as a result of such dissolution.

     12.08  Compliance with Treasury Regulations.  In the event that the Partnership or any Partner's Partnership Interest is "liquidated"

within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g),

liquidating distributions shall be made, pursuant to this Agreement, in accordance with the Partners' positive Capital Account balances, as required by Treasury Regulation Section 1.704(b)(2)(b)(2), by the end

of the taxable year or, if later, within ninety (90) days after the date of such liquidation.  In determining any Partner's Capital Account balance pursuant to this Section 12.08, any item of gain, loss,

deduction, and credit that has not previously been allocated pursuant to Article V shall be so allocated.



     12.09  Deficit Capital Account Restoration Obligation.  At the end

of the period described in Sections 12.06 and 12.08 (and after allocation of all Partnership items pursuant to this Article XII), if any Partner has a negative balance in its Capital Account, such negative balance shall be a debt from that Partner to the Partnership,

and that Partner shall be obligated to make additional contributions to the Partnership to restore that Partner's Capital Account for income tax purposes to zero (0) at such time.  Any amount contributed to the

Partnership pursuant to this Section 12.09 shall be distributed according to Section 12.07.



     12.10  Section 708 Termination.  Notwithstanding any other provision of this Article XII, in the event that the Partnership is liquidated within the meaning of Section 1.704-1(b)(2)(ii)(g) of the

Treasury Regulations, but no Dissolution Event has occurred, the assets of the Partnership shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up.

     12.11  Continuation of the Partnership.  Unless required by applicable law, no sale, transfer, assignment or other disposition by either Partner of all or any part of its Partnership Interest in accordance with the terms hereof (including, without limitation, the transfers of the Partnership Interest of IMC GPCo to Operations in

connection with the IMC GPCo Liquidation and, in the event that FTX and

FRP choose to cause the merger, liquidation or dissolution of the FRP

Partner (or the transfer by the FRP Partner of its Partnership

Interests to FRP or an Affiliate of FRP) in accordance with the terms of the Amendment, Waiver and Consent Agreement, transfers of the

Partnership Interest of the FRP Partner to FRP or an Affiliate of FRP

in connection with such merger, liquidation or dissolution of the FRP

Partner) shall cause a dissolution of the Partnership, and, if such a dissolution is required under applicable law (including, without limitation, as a result of the transfers of the Partnership Interest of

IMC GPCo to Operations in connection with the IMC GPCo Liquidation or,

in the event that FTX and FRP choose to cause the merger, liquidation or dissolution of the FRP Partner (or the transfer by the FRP Partner of its Partnership Interests to FRP or an Affiliate of FRP) in

accordance with the terms of the Amendment, Waiver and Consent

Agreement, as a result of the transfers of the Partnership Interest of the FRP Partner to FRP or an Affiliate of FRP in connection with such merger, liquidation or dissolution of the FRP Partner), immediately upon such sale, transfer, assignment or other disposition by either

Partner, the Partnership shall be reconstituted as a general partnership, governed by this Partnership Agreement, among the transferee, purchaser or assignee and the remaining Partner or

Partners.



     12.12  Waiver of Certain Rights.  Unless otherwise agreed in writing by the Partners, to the extent permitted by Delaware law, each

Partner hereby waives (i) all rights it may have under Delaware law to cause the dissolution of the Partnership (other than dissolution by operation of law as a result of a transfer of its Partnership Interest as expressly permitted hereby), (ii) to the extent a dissolution occurs by operation of law, the right to cause the Partnership to wind up its affairs and make distributions to the Partners pursuant to Article XII upon the occurrence of such dissolution and (iii) all rights to partition with respect to real and personal property, provided that this clause shall not apply to assets that have previously been distributed by the Partnership to the Partners.

                             ARTICLE XIII.

                       Miscellaneous Provisions

     13.01  Force Majeure.  If the Managing Partner is rendered unable,

wholly or in part, by force majeure to carry out its obligations hereunder such obligations insofar as they are affected by the force majeure shall be suspended during but no longer than the continuance of the force majeure.  In such event, the Managing Partner shall use all commercially reasonable efforts to remove the force majeure as promptly as practicable.  The term "force majeure" shall mean but shall not be limited to:  acts of God or the public enemy; expropriation or confiscation of facilities; compliance with any order or request of any governmental authority or person purporting to act therefor; acts of declared or undeclared war; public disorders, rebellion, or sabotage;

revolution; earthquake; fire; flood; riot; labor difficulties or shortages; labor strikes whether direct or indirect; action or inaction of any governmental agencies; delays in or shortages of transportation;

inability to obtain necessary materials or equipment; inability to obtain necessary permits or approvals due to existing or future laws,

rules or regulations of any governmental authority; or any cause whether or not of the same class or kind as those specifically above named not within the control of the Managing Partner and which, by the exercise of all commercially reasonable efforts the Managing Partner is unable to prevent.  The requirement that the Managing Partner use all commercially reasonable efforts to remedy any force majeure as promptly as practicable shall not require the settlement of strikes, lockouts,

or other labor difficulties by the Managing Partner contrary to its wishes or the challenging of the validity of any governmental law,

regulation, order or request.  In the event of any occurrence of force majeure, the Managing Partner immediately shall notify the Policy

Committee of such occurrence.



     13.02  Limitation of Liability of Partners.



           (a)  Notwithstanding anything to the contrary set forth in this Agreement, except as provided in Section 7.06 or Section

     13.02(b), no Partner (which term, for purposes of this Section

     13.02(a), shall, with respect to the IMC GPCo Liquidation Period

     (and all other periods during which Operations or IMC GPCo is a

     Partner), refer to each of Operations and IMC GPCo, severally and not jointly) shall be liable to the Partnership, any other Partner or any of their respective Related Persons for any loss or damage of any nature incurred or suffered by the Partnership, any other

     Partner or any of their respective Related Persons except loss or damage to the Partnership, any other Partner or any of their respective Related Persons caused by such Partner's gross

     negligence or wilful misconduct hereunder.



           (b)  The Managing Partner shall be liable to the

     Partnership and the other Partners, solely as a result of such

     Partners' status as Partners, only for all damages, including lost profits, which are proximately caused by the Managing Partner's gross negligence, wilful misconduct, wilful breach of this

     Agreement or failure to follow a specific instruction from the

     Policy Committee adopted in accordance with the terms of this

     Agreement, but shall not be so liable for any further lost profits or other damages which are the further consequences of such lost profits or other damages that were proximately caused.  For purposes of this Agreement, an ignoring of the terms of this

     Agreement shall be deemed a wilful breach; provided that the

     Managing Partner shall not be liable for ignoring the term of this

     Agreement requiring the Managing Partner to act as an ordinary prudent and reasonable manager if the Managing Partner acted in good faith and in the belief (which belief was reasonable) that its actions were in accordance with all of the terms of this

     Agreement.

     13.03  Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no assignment of any Partnership Interest,

or portion thereof, shall be effective unless made in accordance with the terms of this Agreement.  The transfers of the Partnership Interest of IMC GPCo to Operations in connection with the IMC GPCo Liquidation,

the FRP GPCo/FCC/FTX Mergers and, in the event that FTX and FRP choose to cause the merger, liquidation or dissolution of the FRP Partner (or the transfer by the FRP Partner of its Partnership Interests to FRP or

an Affiliate of FRP) in accordance with the terms of the Amendment,

Waiver and Consent Agreement, transfers of the Partnership Interest of the FRP Partner to FRP or an Affiliate of FRP in connection with such merger, liquidation or dissolution of the FRP Partner shall each be deemed to be made in accordance with the terms of this Agreement.  The sale, transfer or assignment of a Partnership Interest, or portion thereof, in accordance with the terms of this Agreement (including,

without limitation, the transfers of the Partnership Interest of IMC

GPCo to Operations in connection with the IMC GPCo Liquidation and, in the event that FTX and FRP choose to cause the merger, liquidation or dissolution of the FRP Partner (or the transfer by the FRP Partner of its Partnership Interests to FRP or an Affiliate of FRP) in accordance with the terms of the Amendment, Waiver and Consent Agreement,

transfers of the Partnership Interest of the FRP Partner to FRP or an

Affiliate of FRP in connection with such merger, liquidation or dissolution of the FRP Partner) shall result in the transfer to the purchaser, transferee or assignee of a Partnership Interest, or portion thereof, that is equal to the sold, transferred or assigned Partnership

Interest, or the sold, transferred or assigned portion thereof, of the seller, transferor or assignor and shall cause the purchaser,

transferee or assignee to be subject to and to incur all obligations pertaining to the sold, transferred or assigned Partnership Interest,

or the sold, transferred or assigned portion thereof.

     13.04  Notices.  All communications, notices and consents provided for herein shall be in writing and be given in person (or air freight delivery) or by means of telecopy (with request for assurance of receipt in a manner typical with respect to communications of that type) or by mail, and shall become effective (x) on delivery if given in person or by air freight delivery, (y) on the date of transmission if sent by telecopy or (z) three business days after being deposited in the mails, with proper postage for first-class registered or certified air mail prepaid.  Notices shall be addressed as follows:

          (i)  if to the IMC Partner at:


               2100 Sanders Road
               Northbrook, Illinois  60062
               Facsimile: 708-205-4805
               Attention: Corporate Secretary

         (ii)  if to Operations at:

               2100 Sanders Road
               Northbrook, Illinois  60062
               Facsimile: 708-205-4805
               Attention: Corporate Secretary

         (iii) if to IMC GPCo at:

               2100 Sanders Road
               Northbrook, Illinois  60062
               Facsimile: 708-205-4805
               Attention: Corporate Secretary

         (iv)  if to the Managing Partner at:

               2100 Sanders Road
               Northbrook, Illinois  60062
               Facsimile: 708-205-4805
               Attention: Corporate Secretary

     and (v)   if to the FRP Partner at:

               1615 Poydras Street
               New Orleans, Louisiana  70112
               Facsimile:  504-585-3513
               Attention:  General Counsel
or at such other address as either party hereto may from time to time designate by notice duly given in accordance with the provisions of this Section to the other party hereto.



     13.05  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of law rules of such state.



     13.06  Choice of Forum.  All suits, actions or proceedings arising out of or relating to this Agreement shall be brought in a state or federal court located in the State of Delaware, which courts shall be an appropriate forum for all such suits, actions or proceedings.  Each

Partner hereby waives any objection which it may now or hereafter have to the laying of venue in any such court of any such suit, action or proceeding.



     13.07  Consent to Jurisdiction.  Each Partner hereby irrevocably submits to the jurisdiction of any state or federal court located in the State of Delaware in any such suit, action or proceeding referred to in Section 13.06 above.  IMC GPCo hereby designates and appoints The

Corporation Trust Company, with an office on the date hereof at 1209

Orange Street, Wilmington, Delaware 19801, or any successor thereof, as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any state or federal court in the State of Delaware and agrees that service of process upon The Corporation Trust Company, or any successor thereof, shall be deemed in every respect effective service of process upon IMC GPCo in any such suit, action or proceeding.  Operations hereby designates and appoints The Corporation

Trust Company, with an office on the date hereof at 1209 Orange Street,

Wilmington, Delaware 19801, or any successor thereof, as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any state or federal court in the State of Delaware and agrees that service of process upon The Corporation Trust Company, or any successor thereof, shall be deemed in every respect effective service of process upon Operations in any such suit, action or proceeding.  The FRP

Partner hereby designates and appoints The Corporation Trust Company,

with an office on the date hereof at 1209 Orange Street, Wilmington,

Delaware 19801, or any successor thereof, as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any state or federal court in the State of Delaware and agrees that service of process upon The Corporation Trust Company, or any successor thereof,

shall be deemed in every respect effective service of process upon the

FRP Partner in any such suit, action or proceeding.  The Managing

Partner hereby designates and appoints The Corporation Trust Company,

with an office on the date hereof at 1209 Orange Street, Wilmington,

Delaware 19801, or any successor thereof, as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any state or federal court in the State of Delaware and agrees that service of process upon The Corporation Trust Company, or any successor thereof,

shall be deemed in every respect effective service of process upon the

Managing Partner in any such suit, action or proceeding.  Said designation and appointment by each of IMC GPCo, Operations, the FRP

Partner and the Managing Partner shall be irrevocable during the term of this Agreement, and each party shall pay all costs and expenses of its respective designation and appointment as and when due and payable.



     13.08  Waiver of Jury Trial.  EACH PARTNER HEREBY WAIVES ANY RIGHT

TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR

RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH SUIT, ACTION OR

PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.



     13.09  Entire Agreement; Amendments.  This Agreement (including the exhibits hereto) together with the other Transaction Agreements

(including any exhibits or schedules thereto), the Amendment, Waiver and Consent Agreement and a certain letter agreement dated as of July

1, 1993 relating to certain tax matters between Operations and FRP embody the entire agreement and understanding between the parties with respect to the subject matter hereof and thereof, and supersede any agreements, representations, warranties or understandings, oral or written, between the parties with respect to the subject matter of this

Agreement and the other Transaction Agreements entered into prior to the respective dates hereof and thereof.  This Agreement may be amended or modified (including, without limitation, to admit a new "Partner" or

"Partners" (other than (i) any New Partners or any new "Partner"

admitted to the Partnership pursuant to a transfer of the Partnership

Interest (or a portion thereof) of a Partner pursuant to Section 7.02 or Section 7.04) or (ii) the admission of FRP or an Affiliate of FRP as a new Partner as a result of the election of FTX and FRP to merge,

liquidate or dissolve the FRP Partner (or transfer its Partnership

Interests) in accordance with the terms of the Amendment, Waiver and

Consent Agreement) only by an instrument in writing executed by all of the Partners.



     13.10  Execution in Counterparts.  This Agreement may be signed in counterparts.  Any single counterpart or set of counterparts signed, in either case, by all the parties hereto shall constitute a full and original agreement for all purposes.



     13.11  Remedies and Waiver.  No failure or delay in exercising any right hereunder shall operate as a waiver of or impair any such right.

No single or partial exercise of any such right shall preclude any other or further exercise thereof or the exercise of any other right.

Any waiver must be given in writing to be effective, and no waiver shall be deemed a waiver of any other right.



     13.12  Headings.  The headings of Articles and Sections have been included herein for convenience only and shall not constitute a part of this Agreement for any other purpose.

     13.13  Third Party Beneficiaries.  This Partnership Agreement is

solely for the benefit of the parties hereto and the Partners'

respective Related Persons to the extent set forth in Section 8.01, and no provision of this Agreement shall be deemed to confer upon third parties, other than the Partners' respective Related Persons to the extent set forth in Section 8.01, any remedy, claim, liability,

reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

     13.14  Further Assurances.  Each Partner agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by the Transaction Agreements and to vest in the Partnership good title to the Assets, subject only to Permitted

Liens.



     13.15  Power of Attorney.  Each Partner hereby constitutes and reappoints, effective as of May 26, 1995, the Managing Partner and its successors and assigns as the true and lawful attorney of such Partner with full power of substitution in the name of the Partnership or in the name of such Partner, but for the benefit of the Partnership (i) to collect for the account of the Partnership any Asset and (ii) to institute and prosecute all proceedings on behalf of the Partnership which the Managing Partner may in its commercially reasonable discretion deem necessary or appropriate in order to assert or enforce any right, title or interest in, to or under the Assets, and to defend or compromise any and all actions, suits or proceedings in respect of such Assets.  The Partnership shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers,

including any amounts payable as interest in respect thereof.



     13.16  Public Announcements.  Except as may be required by applicable law or any listing agreement with any national securities exchange, neither the Partnership nor any Partner nor any Affiliate thereof will issue any press release or make any public statement with respect to the business of the Partnership or its financial performance or condition without the prior written consent of the Partners unless either (i) a draft of the proposed release has been provided to each

Partner at least twenty-four (24) hours prior to its proposed release in order to permit the Partners to comment thereon or (ii) such press release or other public statement contains factual information (or discussion or analysis of or comment based upon such factual information) previously provided to such Person by the Managing

Partner; provided that none of the Partners nor any of their Affiliates will present projections or forward-looking information that is attributed to the Partnership or any other Partner or its Affiliates without the prior written consent of such other Partners.



                             *  *  *  *  *

      IN  WITNESS  WHEREOF, the parties have signed  this  Amended  and

Restated Partnership Agreement as of the 26th day of May, 1995.



                         IMC-Agrico GP Company



                         By:  ROBERT C. BRAUNEKER
                              ---------------------------------
                         Name Printed:  Robert C. Brauneker
                         Title:         Vice President

                         Agrico, Limited Partnership
                         By:  Agrico, Inc., its
                              general partner

                         By:
                         -------------------------------------
                         Name Printed:
                         Title:

                         IMC-Agrico MP, Inc.

                             By:  ROBERT C. BRAUNEKER
                              --------------------------------
                         Name Printed:  Robert C. Brauneker
                         Title:         Vice President

                         IMC Global Operations Inc.
                         (formerly IMC Fertilizer, Inc.)
                         By:  PETER HONG
                              --------------------------------
                         Name Printed:  Peter Hong
                         Title:         Vice President
      IN  WITNESS  WHEREOF, the parties have signed  this  Amended  and

Restated Partnership Agreement as of the 26th day of May, 1995.



                         IMC-Agrico GP Company



                         By:
                              ---------------------------------
                         Name Printed:
                         Title:

                         Agrico, Limited Partnership
                         By:  Agrico, Inc., its
                              general partner

                         By:  CHARLES W. GOODYEAR
                         -------------------------------------
                         Name Printed:  Charles W. Goodyear
                         Title:         Vice President

                         IMC-Agrico MP, Inc.

                             By:
                              --------------------------------
                         Name Printed:
                         Title:

                         IMC Global Operations Inc.
                         (formerly IMC Fertilizer, Inc.)
                         By:
                              --------------------------------
                         Name Printed:
                         Title:
                              Schedule X


                                  B - (N x T)
                                ---------------
Target Cash =                        C - N

B = The capital account balance of the respective Partner at the beginning of the June 30 fiscal year, adjusted for all adjustments to the Partner's capital account for the current year except for adjustments required as a result of
                         (i) allocations pursuant to Section 5.01; (ii) the special allocations pursuant to Section 5.02(c) and 5.02(d); and (iii) all cash distributions to the Partner for the current fiscal year made pursuant to the Partner's Current Interest for the year.

N = The Capital Interest for the following year for the respective Partner. In determining any allocations to be made pursuant to Article V and Article XII for any period other than a period ending on the last day of the
                         Partnership's fiscal year, however, the Capital Interest for the current year for the respective Partner shall be used.

T = The sum of the capital account balances of the Partners at the beginning of the June 30 fiscal year, adjusted for all adjustments to the Partners' capital accounts for the current year except for adjustments required as a result of (i) allocations pursuant to Section 5.01; (ii) the special allocations pursuant to
                         Section 5.02(c) and 5.02(d); and (iii) all cash distributions to the Partners for the current fiscal year made pursuant to the Partners' Current Interest for the year.

C = The Current Interest of the respective Partner for the applicable fiscal year.

                                  SCHEDULE Y
ITEM OF TAX INFORMATION                         PERIOD(S)            DATE
1. Ordinary income excluding              July 1 - December 31    January 25
  depreciation and depletion (estimated   July 1 - June 30        October 25
  where appropriate), including           (final)
  workpapers supporting allocations
  between partners
2. Depletable gross revenues, statutory     July 1 - December 31    January 25
depletion expenses (excluding             July 1 - June 30        October 25
depreciation) for purposes of Code        (final)
Section 613, production volumes, and
remaining reserves by property (taking
into account special tax allocations)
3. Depreciation and amortization expense,   July 1 - December 31    January 25
by tax property for mining assets and by  July 1 - June 30        October 25
state for other assets, as follows:       (final)
---Federal
---AMT
---ACE
4. Depreciable and amortizable asset        July 1 - December 31    January 25
additions and retirements, by tax         July 1 - June 30        October 25
property for mining assets and by state   (final)
for other assets
5. Leasehold cost basis and related         July 1 - December 31    January 25
additions, retirements, and abandonments  July 1 - June 30        October 25
by tax property                           (final)
6. Outstanding balance of recourse and      Monthly (as of each     January 25
nonrecourse debt                          month end               October 25
                                          July 31 - December 31
                                          January 31 - June 30
7. Interest and dividend income             July 1 - December 31    January 25
                                          July 1 - June 30        October 25
                                          (final)
8. Code Section 1231 gains or losses, and   July 1 - December 31    January 25
ordinary income recapture                 July 1 - June 30        October 25
                                          (final)
9. Reconciliation of book to taxable income July 1 - December 31    January 25
                                          July 1 - June 30        October 25
                                          (final)
10. Partnership gross income consisting of  July 1 - December 31    January 25
qualifying income under Code Section      January 1 - June 30     October 25
7704 (d) as well as nonqualifying income
11. Fair market value evaluation by         Calendar year           January 25
property

ITEM OF TAX INFORMATION                         PERIOD(S)            DATE
12. Additional state tax information        July 1 - June 30        October 25
   A. Sales by state based on the place      (final)
      of origin and place of shipping
      destination

   B. Inventory by state

   C. Miscellaneous income (i.e.,
      interest, dividends, gains and
      losses, rental income and other
      miscellaneous income) by state

   D. Rent expense

   E. Book original cost of depreciable
      and depletable assets by state,
      considering the effect of
      additions and retirements

   F. Book basis information for the
      Louisiana corporation franchise
      tax return
13. Tax basis of all assets and             As of December 31       January 25
liabilities, by major category, for Code  As of June 30 (final)   October 25
Section 743 and FAS 109 purposes
14. Depreciation and amortization, by tax   July 1 - June 30        November
property, for mining assets for the       (final)                 25
following:
   --Earnings and Profits
   --State (where appropriate)
15. Estimate of permanent differences       July 1 - December 31    January 6
between book and taxable income
16. Estimate of taxable income for FAS 109  July 1 - December 31    January 6
purposes
17. Estimated regular and AMT taxable       July 1 - June 30        January 25
income
18. Any other tax information and data
reasonably requested by the
Non-Operating Partner or its Affiliates
for purposes of complying with their
federal and state tax reporting
requirements

    Schedule 9.12


Sales  to  IMC  Canada  Ltd.  of  GTSP, DAP, GMAP  11-52-0,  GMAP  10-50-0  and
PFS: the price shall be the average market price minus ten percent (10%) for domestic sales of similar products so long as the aggregate volume for the above-mentioned products does not exceed 57,619 P2O5 tons.

Sales to Operations' Rainbow Division of GTSP, DAP, RMAP, GMAP and PFS: the price shall be the average market price minus ten percent (10%), but  not  less  than  full  production cost,  for  domestic  sales  of  similar products so long as the aggregate volume for the above-mentioned products does not exceed 95,200 P205 tons.


                                                                      EXHIBIT A

                        Schedule of Definitions

    "Accounting Date" shall have the meaning given to such tern in
Section 12.03 of the Partnership Agreement.

    Accounting Referee" shall have the meaning given to such term in the Contribution Agreement.

    "Acquiring Person shall have the meaning given to such term in
Section 2.08 (b) of the Partnership Agreement.

    "Act" shall mean the Uniform Partnership Law as enacted in the State of Delaware.

    "Administrative Fee" shall have the meaning given to such term in
Section 9.11 of the Partnership Agreement.

    "Affiliate" of any Person shall mean any corporation, proprietorship, partnership or business entity which, directly of indirectly, owns or controls, is under common ownership or control with, or is owned or is controlled by, such Person.

    "Affiliated Group" means a Person together with its affiliates and all Persons who are members of a "group" with such Person within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

    "Agrico LP" or "FRP Partner" (in the case of "FRP Partner", prior to the merger, liquidation or dissolution of the FRP Partner (or the transfer by the FRP Partner of its Partnership Interests to FRP or an Affiliate of FRP) contemplated by the Amendment, Waiver and Consent Agreement) shall mean Agrico, Limited Partnership, a Delaware limited partnership.

    "Alternates" shall have the meaning given to such term in Section
6.04 of the Partnership Agreement.

    "Amendment, Waiver and Consent Agreement" shall mean the Amendment, Waiver and Consent Agreement dated as of May 26, 1995 among Global, Operations, IMC GPCo, the Managing Partner, IMC-Agrico Company, FTX, FRP and the FRP Partner.

    "Appraisal Procedure" shall mean the following: If any price, value, amount or determination to be determined under the Partnership Agreement cannot timely be established by agreement, then either the IMC Partner (or, as set forth in the Partnership Agreement, during the IMC GPCo Liquidation Period, Operations or IMC GPCo) or the FRP Partner, by written notice to the other, may invoke the Appraisal Procedure. Each of the IMC Partner (or, during the IMC GPCo Liquidation Period, Operations or IMC GPCo) and the FRP Partner shall appoint its Qualified Investment Banking Firm to conduct an appropriate valuation and shall give notice of such appointment to the other Non-Managing Partner(s) within fifteen (15) days after delivery of the notice invoking such procedure. If the IMC Partner (or, during the IMC GPCo Liquidation Period, Operations or IMC GPCo) or the FRP Partner does not appoint its Qualified Investment Banking Firm within such fifteen (15) day period, the valuation made by the Qualified Investment Banking Firm appointed by the other Non-Managing Partner shall be conclusive and binding on the Partners. If within thirty (30) days after appointment of the Qualified Investment Banking Firms, such Qualified Investment Banking Firms are unable to agree upon an appropriate valuation but the higher valuation is not greater than 110% of the lower valuation, then the valuation which shall be binding on the Partners shall be the average of the two (2) valuations given by the Qualified Investment Banking Firms. If the higher valuation is greater than 110% of the lower valuation, the two (2) Qualified Investment Banking Firms jointly shall appoint a third Qualified Investment Banking Firm within fifteen (15) days thereafter, or, if they do not do so, either the IMC Partner (or, in such cases, Operations or IMC GPCo) or the FRP Partner may request the American Arbitration Association, or any organization successor thereto, to appoint the third Qualified Investment Banking Firm. The decision of the third Qualified Investment Banking Firm shall be given within sixty
(60) days after its appointment, shall be at least equal to the lower valuation, shall not exceed the higher valuation and shall be binding on the Partners.
    "Approved Debts" shall have the meaning given to such term in
Section 12.06(a) of the Partnership Agreement.

    "Asset Sale Amount" shall mean, with respect to any sale of any Partnership asset other than in the ordinary course of business, an amount equal to the greater of (a) the net book value of such asset as shown on the most recent audited balance sheet of the Partnership and
(b) the net proceeds (including cash and the value of property received) realized by the Partnership upon the sale or other disposition of such asset.

    "Assets" shall have the meaning given to such term in the Contribution Agreement.

    "Assumed Liabilities" and "Assumed Liability" shall have the meanings given to such terms in the Contribution Agreement.

    "Bankrupt" shall mean any Person with respect to which a Bankruptcy shall have occurred.

    "Bankruptcy" shall mean with respect to any Person the occurrence of either of the following events"
        (i) the Person shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or
        (ii) an involuntary case or other proceeding shall be commenced against the Person seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Person under the federal bankruptcy laws as now or hereafter in effect.

    "Base Affiliate Transaction Amount" shall mean (i) for the Fiscal Year ended June 30, 1994, five hundred thousand dollars ($500,000) and
(ii) for each subsequent Fiscal Year, an amount equal to the sum of (x) the Base affiliate Transaction Amount in effect for the immediately preceding Fiscal Year, plus (y) the product of (A) the percentage increase in the GNP Deflator Index for the immediately preceding Fiscal Year, multiplied by (B) the Base Affiliate Transaction Amount for the immediately preceding Fiscal Year.

    "Base Budget Amount" shall mean (i) for the Fiscal Year ended June 30, 1994, two hundred fifty thousand dollars ($250,000), and (ii) for each subsequent Fiscal Year, an amount equal to the sum of (x) the Base Budget Amount in effect for the immediately preceding Fiscal Year, plus
(y) the product of (A) the percentage increase in the GNP Deflator Index for the immediately preceding Fiscal Year, multiplied by (B) the Base Budget Amount for the immediately preceding Fiscal Year.

    "Base Obligation Amount" shall mean (i) for the Fiscal Year ended June 30, 1994, five million dollars ($5,000,000), and (ii) for each subsequent Fiscal Year, an amount equal to the sum of (x) the Base Obligation Amount in effect for the immediately preceding Fiscal Year, plus (y) the product of (A) the percentage increase in the GNP Deflator Index for the immediately preceding Fiscal Year, multiplied by (B) the Base Obligation Amount for the immediately preceding Fiscal Year.

    "Base Sale Amount" shall mean (i) for the Fiscal Year ended June 30, 1994, twenty-five million dollars ($25,000,000), and (ii) for each subsequent Fiscal Year, an amount equal to the sum of (x) the Base Sale Amount in effect for the immediately preceding Fiscal Year, plus (y) the product of (A) the percentage increase in the GNP Deflator Index for the immediately preceding Fiscal Year, multiplied by (B) the Base Sale Amount for the immediately preceding Fiscal Year.

    "Beneficial Interest" means with respect to either Ultimate Parent, its beneficial ownership interest in the Partnership (determined upon the basis of the Capital Interest of the Partner or Partners controlled by such Ultimate Parent) proportionately reduced by any minority ownership interest of any Person other than such Ultimate Parent or any if its Intervening Persons in the Partner or Partners controlled by such Ultimate Parent or any Intervening Person of such Ultimate Parent; provided that in calculating the Beneficial Interest of FTX or any subsequent Ultimate Parent of the FRP Partner, the beneficial ownership interest of FTX or any subsequent Ultimate Parent of the FRP Partner in the Partnership shall only be reduced on account of Non-Affiliated Unitholders to the extent such Non-Affiliated Unitholders hold in excess of 49% of the limited partnership interests of FRP.

    "Capital Account" means, with respect to any Partner, the capital account maintained for such Partner pursuant to Section 4.02 of the Partnership Agreement.

    "Capital Advance" shall have the meaning given to such term in
Section 3.02(b) of the Partnership Agreement.

    "Capital Interest" shall have the meaning given to such term in
Section 4.01 of the Partnership Agreement.

    "Capital Interest Cash" means, for any period any Capital Proceeds received during such period less the sum of (A) Capital Proceeds reinvested in a Capital Project during such period in accordance with
Section 5.07 of the Partnership Agreement plus (B) (i) expenditures for Capital Projects during such period and (ii) capital expenditures in any year for projects identified on Annex VII to the Contribution Agreement, or alternative projects of a substantially similar nature substituted by agreement of the parties, to the extent that the aggregate amount of all such capital expenditures exceed 110% of the aggregate amount shown on such Annex VII as being spent for such projects in that year, which in both cases are either specifically approved by the Policy Committee (or, if not by the Policy Committee, by the CEOs or the Managing Partner in accordance with Section 6.07 of the Partnership Agreement) or in a budget approved by the Policy Committee(or, if not by the Policy Committee, by the CEOs or the Managing Partner in accordance with Section 6.07 of the Partnership Agreement). Furthermore, any expenditure that would otherwise be subtracted pursuant to clause (B) of this definition of Capital Interest Cash shall not be so subtracted to the extent that such expenditure is funded by either the incurrence of indebtedness by the Partnership or cash contributions by the Partners.

    "Capital Proceeds" shall mean the cash proceeds of a Capital
Transaction received, whether the Capital Transaction occurred in the current period or in a prior period.

    "Capital Project" shall mean any project having an anticipated useful life in excess of one year, with an anticipated cost (including capitalized interest in connection with any Debt incurred to fund such project) in excess of the Base Budget Amount and involving the purchase, lease, license, acquisition, manufacture, maintenance or construction of an asset, other than those items set forth on Annex VII to the Contribution Agreement. A Capital Project shall be deemed implemented or attributable to the Fiscal Year in which the relevant asset is placed in service.

    "Capital Transaction" shall mean the sale or disposition of any asset of the Partnership having an anticipated useful life in excess of one year other than in the ordinary course of business. A Capital Transaction shall be deemed to have occurred in the Fiscal Year in which the sale or disposition of the relevant asset becomes effective. The sale of Big Bend or Port Sutton terminal is not a Capital Transaction.

    "CEOs" shall have the meaning given to such term in Section 6.07(b) of the Partnership Agreement.

    "Claims" shall have the meaning given to such term in Section 8.01 of the Partnership Agreement.

    "Closing" shall mean the consummation of the transactions contemplated by the Contribution Agreement in accordance with Section
2.08 thereof.

    "Closing Date" shall have the meaning given to such term in the Contribution Agreement.

    "Code" shall mean the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

    "Comparable Property" shall have the meaning given to such term in
Section 2.08(c) of the Partnership Agreement.

    "Confidentiality Agreement" shall mean the Letter Agreement dated November 18, 1992 among FRP, FTX and Group.

    "Contributed Business" shall, with respect to Operations or FRP, have the meaning given to such term in the Contribution Agreement.

    "Contributing Partner" shall have the meaning given to such term in
Section 3.03 of the Partnership Agreement.

    "Contribution Agreement" shall mean that certain Contribution
Agreement dated as of April 5, 1993 IMC and FRP

    "Contribution Agreement Claim" shall have the meaning given to such term in Section 5.07(d) of the Partnership Agreement.

    "Cure Period" shall mean the period ending sixty (60) days after the earlier to occur of (i) the agreement between the Non-Managing Partners that a Material Breach has occurred and (ii) if a dispute exists between the Non-Managing Partners as to whether a Material Breach has occurred, a determination through the Dispute Resolution Mechanism that a Material Breach has occurred; provided, that if during the sixty (60) day period, the Operating Partner has promptly presented to the Non-Operating Partner a remedy to cure such Material Breach and has promptly begun and continuously pursued good faith efforts in attempting to cure such Material Breach, then the Cure Period shall be extended for so long as the Operating Partner is continuously pursuing good faith efforts to cure such Material Breach, but in no event shall the Cure Period be extended for more than a reasonable period of time, taking into account the nature of the cure.

    "Current Interest" shall have the meaning given to such term in
Section 4.01 of the Partnership Agreement.

    "Current Interest Cash" shall mean, for any period the sum of
             (i)  the consolidated net income (or loss) of the
             Partnership for such period;
     plus    (ii)  the depreciation, depletion, amortization and all
             other non-cash expenses of the Partnership, including the
             amount of net book value eliminated as a result of any
             asset sales made by the Partnership during such period;
     plus    (iii)  the net cash proceeds with respect to any prior
             period asset sales or liquidation of other non-current
             assets of the Partnership received during the period to
             the extent such proceeds are not already included in the
             consolidated net income of the Partnership for such
             period;
     minus   (iv)  the non-cash proceeds of any asset sales made by
             the Partnership during such period to the extent such
             non-cash proceeds are included in the consolidated net
             income of the Partnership for such period;
     minus   (v)  the Partnership's earnings from non-consolidated
             investees during such period;
     plus    (vi)  the Partnership's share of losses in
             non-consolidated investees during such period;
     plus    (vii)  dividends and distributions of cash and cash
             equivalents received by the Partnership from
             non-consolidated investees during such period;
     minus   (viii)  investments of cash and cash equivalents made by
             the Partnership in non-consolidated investees during such
             period;
     minus   (ix)  capital expenditures (a) excluding expenditures for
             Capital Projects but (b) including capital expenditures
             for projects identified in Annex VII to the Contribution
             Agreement but only to the extend that the aggregate among
             of such expenditures in any year for projects identified
             in Annex VII, or alternative projects of a substantially
             similar nature substituted by agreement of the parties,
             does not exceed 110% of the aggregate amount shown on
             such Annex VII as being spent for such projects in that
             year;
     minus   (x)  t the extent not previously deducted in computing
             the consolidated net income (or loss) of the Partnership,
             expenditures of the Partnership relating to the shut down
             of facilities and reclamation of land during such period
             and other payments in respect of previously accrued
             liabilities;
     minus   (xi)  principal repayments of Partnership indebtedness;
     minus   (xii)  Capital Proceeds of the Partnership during such
             period;
     minus   (xiii)  increases in cash reserves of the Partnership;
     plus    (xiv)  decreases in cash reserves of the Partnership;
     plus    (xv)  after consideration of noncash accruals and related
             expenditures identified in (ii) and (x) above, decreases in working capital loans from third parties at the end of the period.

In calculating Current Interest Cash, to the extend applicable, each item involved in the calculation shall be determined using the financial statements of the Partnership prepared in accordance with generally accepted accounting principles. Furthermore, any expenditure that would otherwise be deducted pursuant to this definition of Current Interest Cash shall not be deducted from consolidated net income to the extent that such expenditure is funded by either the incurrence of indebtedness by the Partnership or cash contributions by the Partners.

     "Debt" shall mean, as to any Person: (a) indebtedness created, issued or incurred by such Person for borrowed money (whether by loan or the issuance and sale of debt securities; (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade or other accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade or other accounts payable are payable within ninety (90) days of the date the respective goods are delivered or respective services rendered; )c) Debt of others secured by a Lien on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) capital lease obligations of such Person required to be reported as such in accordance with generally accepted accounting principles from time to time in effect; and (f) Debt of others guaranteed by such Person.

    "Delaware Law" shall have the meaning given to such term in the Partnership Agreement and in the Parent Agreement.

    "Developing Partner" shall have the meaning given to such term in
Section 2.08(c) of the Partnership Agreement.

    "Dispute Resolution Mechanism" shall mean a proceeding for resolution of disputes, submitted to Endispute Incorporated ("Endispute:) in San Francisco, California, with the Non-Managing Partner whose position is substantially upheld by Endispute in such proceeding being entitled to recover its attorneys' fees and expenses from the other Non-Managing Partner. If at the time that the dispute occurs Endispute is not in the business of resolving disputes in San Francisco, California, the Non-Managing Partners shall ask the Chief Judge of the United States Court of Appeals for the Ninth Circuit to select a similar firm located in San Francisco, California.

    "Dissolution Event" shall have the meaning given to such term in
Section 12.01 of the Partnership Agreement.

    "Distributable Cash" shall mean, with respect to any Partner for any period, the sum of (i) Current Interest Cash for such period multiplied by such Partner's Current Interest as of the last day of such period, plus (ii) Capital Interest Cash for such period multiplied by such Partner's Capital Interest as of the last day of such period, except that the Capital Proceeds from a Capital Transaction occurring in a prior period will be calculated using the Capital Interest in effect as of the last day of the period in which the Capital Transaction which generated such Capital Proceeds was deemed to have occurred.

    "Electing Partner" shall have the meaning given to such term in
Section 2.08(c) of the Partnership Agreement.

    "Employee Cost Sharing Agreement" shall mean that certain Employee Cost Sharing Agreement dated as of July 1, 1993 between IMC and the Managing Partner.

    "Environmental Liabilities" shall have the meaning given to such term in the Contribution Agreement.

    "Equivalent Sale Price" means the Triggering Event Partnership Value, multiplied by the Capital Interest of the Non-Triggering Partner immediately prior to the Triggering Event.

    "Excluded Liability" shall have the meaning given to such term in the Contribution Agreement.

    "Exercise Notice" has the meaning given to such term in Section
7.04 of the Partnership Agreement.

    "Exercising Partner" shall have the meaning given to such term in
Section 2.08(b) of the Partnership Agreement.

    "Expansion" shall mean: (i) the construction or development of a new mine, plant, building, structure or other facility for the purpose of developing a new source of production capacity; (ii) any construction, development, process improvement or other improvement primarily designed to increase the production capacity or decrease the cost structure of any existing mine, plant or facility; or (iii) any purchases of materials related to the items in (i) or (ii).

    "FASB 109" shall mean the Financial Accounting Standards Board Statement of Financial Accounting Standard No. 109.

    "FCC" shall mean Freeport Chemical Company, a Delaware corporation.

    "Final IMC GPCo Liquidating Distribution" shall have the meaning given to such term in the Partnership Agreement and in the Parent
Agreement.

    "Fiscal Year" shall mean the twelve month period ending June 30th for each year during the life of the Partnership or such other month period as may be defined as the Fiscal Year of the Partnership pursuant to Section 9.01 of the Partnership Agreement.

    "FRP" shall mean Freeport-McMoRan Resource partners, Limited
Partnership, a Delaware limited partnership and its successors.

    "FRP Alternate" and "FRP Alternates" shall have the meanings given to such terms in Section 6.04 of the Partnership Agreement.

    "FRP GPCo" shall have the meaning given to such term in the Parent
Agreement.

    "FRP GPCo/FCC/FTX Merger Documents" shall have the meaning given to such term in the Amendment, Consent Waiver Agreement.

    "FRP GPCo/FCC/FTX Mergers" shall have the meaning given to such term in the Partnership Agreement and in the Parent Agreement.

    "FRP Partner" shall mean (i) Agrico, Limited Partnership, a Delaware limited partnership, or (ii) FRP or the Affiliate of FRP that succeeds to the obligations, assets, properties, rights and interests of Agrico, Limited Partnership, as a result of the merger, liquidation or dissolution of Agrico, Limited Partnership (or to which the Partnership Interests of Agrico, Limited Partnership is transferred) as contemplated by the Amendment, Waiver and Consent Agreement or (iii) any other Affiliate of FRP which succeeds to the Partnership Interests of the entity identified in (i) or (ii) above by means of the purchase, transfer, assignment or other conveyance or succession of such Partnership Interests in accordance with the terms of the Partnership Agreement.

    "FRP Representative" and FRP Representatives" shall have the meanings given to such terms in Section 6.04 of the Partnership
Agreement.

    "FRP Transferred Sales Employee" shall have the meaning given to such term in the Contribution Agreement.

    "FTX" shall mean Freeport-McMoRan Inc., a Delaware corporation and its successors.

    "FTX Common Shares" shall have the meaning given to such term in the Parent Agreement.

    "GNP Deflator Index" shall mean the GNP deflator index (final) as published by the U.S. Department of Commerce (commencing with the index as of June 30, 1993).

    "Global" or "Group" shall mean IMC Global Inc. (formerly IMC
Fertilizer Group, Inc.), a Delaware corporation and its successors.

    "Group Structure" shall have the meaning given to such term in the Parent Agreement.

    "IMC" or "Operations" shall mean IMC Global Operations Inc.
(formerly IMC Fertilizer, Inc.), a Delaware corporation and its successors.

    "IMC Alternate" and "IMC Alternates" shall have the meanings given to such terms in Section 6.04 of the Partnership Agreement.

    "IMC Common Shares" shall have the meaning given to such term in the Parent Agreement.

    "IMC GPCo" shall mean IMC-Agrico GP Company, a Delaware corporation.

    "IMC GPCo Liquidation" shall have the meaning given to such term in the Parent Agreement.

    "IMC GPCo Liquidation Period" shall have the meaning given to that term in Article I of the Partnership Agreement.

    "IMC GPCo Plan of Liquidation" shall mean the Agreement and Plan of Complete Liquidation and Dissolution among Operations, IMC GPCo and MPCo.

    "IMC Partner" shall, with respect to each such Agreement, have the meaning given to such term in the Parent Agreement and the Partnership Agreement, respectively.

    "IMC Plans" shall have the meaning given to such term in Section
9.06 of the Partnership Agreement.

    "IMC Representative" and "IMC Representatives" shall have the meanings given to such terms in Section 6.04 of the Partnership
Agreement.

    "Initial IMC GPCo Liquidating Distribution" shall have the meaning given to such term in the Partnership Agreement and the Parent
Agreement.

    "Intervening Person" of either Ultimate Parent means a Person that is controlled by such Ultimate Parent and which has an ownership interest in either the IMC Partner or the FRP Partner, as the case may be, or in another Intervening Person of such Ultimate Parent.

    "Leased IMC Employees" shall have the meaning given to such term in the Contribution Agreement.

    "Leasing Agreement" shall have the meaning given to such term in the Contribution Agreement.

    "Lien" shall mean, with respect to any asset, and mortgage, lien, pledge, charge, security interest, easement, right of way, title defect or encumbrance of any kind with respect to such asset.

    "Limestone Cost Sharing Agreement" shall mean that certain
Limestone Cost Sharing Agreement dated as of July 1, 1993, among IMC, the Managing Partner and the Partnership.

    "Liquidating Partner" shall have the meaning given to such term in
Section 12.02 of the Partnership Agreement.

    "Major Decision" shall have the meaning given to such term in
Section 6.07 of the Partnership Agreement.

    "Managing Partner" shall mean MPCo in its capacity as Managing Partner under the Partnership Agreement.

    "Marketing and Administrative Services Agreement" shall have the meaning given to such term in the Contribution Agreement.

    "Material Asset Sale" shall mean the sale or other disposition of any asset of the Partnership other than in the ordinary course of business, if, as a result of such sale, the aggregate Asset Sale Amount for all such sales other than in the ordinary course of business consummated in the Fiscal Year of such sale would exceed the Base Sale Amount for such Fiscal Year.

    "Material Breach" shall mean the occurrence of either of the following events" (i) a material failure by the Managing Partner to perform its duties or responsibilities as Managing Partner under this Agreement of (ii) the Bankruptcy of the Operating Partner or any of its direct or indirect parent entities.

    "Material Breach Event" shall mean either:
        (a) (i) the occurrence of a Material Breach referred to in clause (i) of the definition of "Material Breach", (ii) the giving of written notice of such Material Breach by the Non-Operating Partner to the Operating Partner and (iii) the failure to cure such Material Breach during the Cure Period;

        (b) the occurrence of a Material Breach referred to in clause
     (ii) of the definition of "Material Breach" and, if such Material Breach results from a Bankruptcy referred to in clause (i) of the definition of "Bankruptcy", the continuance of such Material Breach for sixty (60) days; or

        (c) the occurrence of an event that would have constituted a Triggering Event but for the proviso in the definition of "Triggering Event."

A "cure" of a Material Breach referred to in clause (i) of the definition of "Material Breach" includes, without limitation, reimbursement of the Partnership for any costs, expenses, liabilities, obligations, losses, damages or penalties caused by such Material
Breach.

     "Material Facility" shall mean any facility of the Partnership having a book value, as shown on the latest quarterly balance sheet of the Partnership, in excess of five percent (5%) of the net property, plant and equipment of the Partnership, as shown on the latest quarterly balance sheet of the Partnership, at the time of such determination.

     "Material Obligation" shall mean any liability or obligation (known to the Managing Partner at the time of incurrence or assumption) incurred or assumed by or on behalf of the Partnership for Expansion and other than in the ordinary course of business in an aggregate amount, based on the knowledge of the Managing Partner at the time of such incurrence or assumption, in excess of the Base Obligation Amount in effect at the time such liability or obligation is incurred or assumed.

     "Material Purchase and Cost Sharing Agreement" shall mean that certain Material Purchase and Cost Sharing Agreement dated as of July 1, 1993 between IMC and the Partnership.

     "MP Benefit Plans" shall have the meaning given to such term in the Contribution Agreement.

     "MB Contribution Plans" shall have the meaning given to such term in the Contribution Agreement.

     "MB Pension Plans" shall have the meaning given to such term in the Contribution Agreement.

     "MPCo" shall mean IMC-Agrico MP, Inc., a Delaware corporation and its successors.

     "Negotiating Interval" shall have the meaning given to such term in the Parent Agreement.

     "Negotiation period" shall have the meaning given to such term in
Section 7.02(b) of the Partnership Agreement.

     "New Partners" shall have the meaning given to such term in
Section 12.01 of the Partnership Agreement.

     "Non-Affiliated Unitholders" means limited partners of FRP other than FTX and its Affiliates.

     "Non-Contributing Partner" shall have the meaning given to such term in Section 3.03 of the Partnership Agreement.

     "Non-Contributing Partner's Share" shall have the meaning given to such term in Section 3.03 of the Partnership Agreement.

     "Non-Defaulting Partner" shall have the meaning given to such term in Section 5.07(d) of the Partnership Agreement.

     "Non-Developing partner" shall have the meaning given to such term in Section 2.08(c) of the Partnership Agreement.

     "Non-Managing Partner shall mean any Partner other than the Managing Partner.

     "Non-Operating Partner" shall have the meaning given to such term in Section 2.06 of the Partnership Agreement.

     "Non-Presenting Partner" shall have the meaning given to such term in Section 2.08(b) of the Partnership Agreement.

     "Non-Qualifying Income" shall mean any income other than Qualifying Income.

     "Non-Triggering Partner" means (i) if the IMC Partner is the Triggering Partner, the FRP Partner and (ii) if the FRP Partner is the Triggering Partner, the IMC Partner (which, during the IMC GPCo
Liquidation period, shall mean both Operations and IMC GPCo).

     "Non-Withdrawing Partner" shall have the meaning given to such term in Section 12.01 of the Partnership Agreement.

     "No-Shop Period" shall have the meaning given to such term in
Section 7.02(b) of the Partnership Agreement.

     "No-Shop Interval" shall have the meaning given to such term in
Section 3.0(d) of the Parent Agreement.

     "Notice of Intent to Sell" shall have the meaning given to such term in Section 7.02(b) of the Partnership Agreement.

     "Notice of Intent to Transfer" shall have the meaning given to such term in Section 3.0(d) of the Parent Agreement.

     "Notified Partner" shall have the meaning given to such term in
Section 7.02(b) of the Partnership Agreement.

     "Notified Person" shall have the meaning given to such term in
Section 3.0(d) of the Parent Agreement.

     "Operating Partner" shall have the meaning given to such term in
Section 2.06 of the Partnership Agreement.

     "Operations" or "IMC" shall mean IMC Global Operations Inc.
(formerly IMC Fertilizer, Inc.), a Delaware corporation and its successors.

     "Parent Agreement" shall mean the Parent Agreement among IMC, FRP and the Partnership, as amended and restated as of May 26, 1995, and as thereafter amended, modified or supplemented from time to time.

     "Partner" or "Partners" shall have the meanings given to such terms in Article I to the Partnership Agreement.

     "Partner Loan" shall have the meaning given to such term in
Section 3.03 of the Partnership Agreement.

     "Partnership" shall mean IMC-Agrico Company, a Delaware general partnership formed pursuant to the Partnership Agreement.

     "Partnership Agreement" shall mean the Partnership Agreement between Operations, IMC GPCo, FRP and the Managing Partner, as amended and restated as of July 1, 1993 and as further amended and restated as of May 26, 1995 and as thereafter amended, modified or supplemented from time to time.

     "Partnership Interests" shall mean all right, title and interest of a Partner in the Partnership, including, without limitation, its Current Interest and Capital Interest.

     "Partnership Units" shall have the meaning given to such term in the Parent Agreement.

     "Partnership Working Capital Facility" shall have the meaning given to such term in Section 3.02(b) of the Partnership Agreement.

     "Permitted Liens" shall have the meaning given to such term in the Contribution Agreement.

     "Person" shall mean an individual, a partnership, a corporation, a trust, an unincorporated organization, a governmental authority and any other entity.

     "PhosChem" shall have the meaning given to such term in Section
2.03 of the Partnership Agreement.

     "Phosphate Chemicals Business" means and includes (i) the exploration for, and the acquisition, leasing, development, mining and disposition of, phosphate rock reserves, (ii) engaging in contract mining, tolling, processing, management and other activities regarding the phosphate-related reserves, properties, facilities or materials of third parties, (iii) the processing, manufacture, purchase, exchange and sale of phosphate fertilizers and other phosphate chemicals (including, without limitation, monoammonium phosphate, diammonium phosphate, triple superphosphate and phosphoric acid) and related raw materials and by-products (including, without limitation, the purchase and use of sulphur, but excluding the manufacture, production, exchange or sale of sulphur), (iv) the processing, manufacture, purchase, exchange and sale of nitrogen chemicals (including anhydrous ammonia and urea), (v) the extraction and recovery from phosphate rock and the exchange and sale of uranium oxide, (vi) the management and operation of agricultural, farming and livestock businesses as an incidental activity relating to holding lands originally acquired or leased by the Partnership or one of the Partners as phosphate rock reserves; (vii) the acquisition, construction, ownership, leasing, operation, management, alteration and disposition of real property (and interests therein) and mining, manufacturing, mixing, granulation, processing, refining, shipping and other equipment and facilities (including, without limitation, motor vehicles, railroads, railcars, pipelines, storage facilities, ports and vessels) related to any of the foregoing,
(viii) developing, subdividing, construction roads, sewers, utility, water, sewage and water treatment and other facilities on, constructing and selling, leasing or managing residential, commercial and other improvements on, and otherwise dealing with, reclaimed and other land originally acquired or leased as phosphate rock reserves, and (ix) all other business and activities related or incidental thereto. Notwithstanding the foregoing, "Phosphate Chemicals Business" shall not include (i) the animal feeds business or (ii) the mixed fertilizer business.

     "PhosRock" shall have the meaning given to such term in Section
2.03 of the Partnership Agreement.

     "Policy Committee" shall have the meaning given to such term in
Section 6.04 of the Partnership Agreement.

     "Presenting Partner" shall have the meaning given to such term in
Section 2.08(b) of the Partnership Agreement.

     "Prime Rate" shall mean the rate publicly announced from time to time by Citibank, N.A. in New York City as its prime rate.

     "Purchasing Partner" shall have the meaning given to such term in
Section 7.04 of the Partnership Agreement.

     "Qualified Appraiser" shall mean an MIA appraiser which has been appraising property in the county in which the real property to be valued is located for at least the preceding five (5) years.

     "Qualified Investment Banking Firm" shall mean in investment banking firm of national and international reputation.

     "Qualifying Income" shall have the same meaning as the term
"qualifying income" defined in Section 7704(d) of the Code and any successor provision.

     "Real Estate Appraisal Procedure" shall mean the following: If the value of any real property to be determined under the Partnership Agreement cannot timely be established by agreement, then either the IMC Partner or the FRP Partner, by written notice to the other, may invoke the process described below. Each of the IMC Partner and the FRP Partner shall appoint its Qualified Appraiser to conduct an appropriate valuation and shall give notice of such appointment to the other Non-Managing Partner within fifteen (15) days after delivery of the notice invoking such procedure. If either the IMC Partner or the FRP Partner does not appoint its Qualified Appraiser within such fifteen (15) day period, the valuation made by the Qualified Appraiser appointed by the other Non-Managing Partner shall be conclusive and binding on the Partners. If within thirty (30) days after appointment of the Qualified Appraisers, such Qualified Appraisers are unable to agree upon an appropriate valuation but the higher valuation is not greater than 110% of the lower valuation, then the valuation which shall be binding on the Partners shall be the average of the two (2) valuations given by the Qualified Appraisers. If the higher valuation is greater than 110% of the lower valuation, the two (2) Qualified Appraisers jointly shall appoint a third Qualified Appraiser within fifteen (15) days thereafter, or, if they do not do so, either the IMC partner or the FRP Partner may request MIA, or any organization successor thereto, to appoint the third Qualified Appraiser. The decision of the third Qualified Appraiser shall be given within sixty
(60) days after its appointment, shall be at least equal to the lower valuation, shall not exceed the higher valuation and shall be binding on the Partners.

     "Real Estate Development Project" shall mean any project involving the developing, subdividing, construction roads, sewers, utility, water, sewage and water treatment and other facilities on, construction and selling, leasing or managing residential, commercial and other improvements on, and otherwise dealing with, the land of the Partnership.

     "Related Persons" shall have the meaning given to such term in
Section 8.01 of the Partnership Agreement.

     "Representatives" shall have the meaning given to such term in
Section 6.04 of the Partnership Agreement.

     "Residual Net Loss" for any period, means the excess of all items of expense over all items of income determined in accordance with the principles set forth in Section 4.02(c) of the Partnership Agreement, as computed and adjusted for allocations pursuant to Section 5.02 of the Partnership Agreement.

     "Retained Environmental Liability" shall have the meaning given to such term in Section 6.08 of the Partnership Agreement.

     "Retaining Partner" shall have the meaning given to such term in
Section 6.08 of the Partnership Agreement.

     "SEC" shall mean the Securities and Exchange Commission of the United States of America or any successor agency.

     "Soliciting Partner" shall have the meaning given to such term in
Section 7.02(b) of the Partnership Agreement.

     "Soliciting Person" shall have the meaning given to such term in the Parent Agreement.

     "Special Purpose Partner" shall mean any IMC Partner or FRP Partner (i) the principal business purpose of which is the ownership of its Partnership Interests in the Partnership and (ii) in respect of which its Partnership Interests in the Partnership constitute substantially all of its assets; provided, however, that (a) neither Operations nor FRP shall constitute a "Special Purpose Partner" unless Operations or FRP (x) acquires a Partnership Interest (or portion thereof) and (y) its ownership interest in all of its other business assets or operations constitutes a less than 5% portion of its total assets or operations, and (b) each of IMC GPCo and Agrico, Limited Partnership, as constituted as of May 26, 1995, would have constituted a "Special Purpose Partner" as of such date. Notwithstanding the foregoing, no entity that, as of the date such entity would have become a Special Purpose Partner pursuant to the foregoing definition, has outstanding securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (or any similar or successor provision or statute), shall be a Special Purpose Partner.

     "Subject Interest" shall have the meaning given to such term in the Parent Agreement.

     "Subject Partnership Interest" shall have the meaning given to such term in Section 7.02(b) of the Partnership Agreement.

     "Target Cash" for any year means the aggregate amount of Current Interest Cash that would have been required for that year, when distributed in accordance with the provisions of Sections 5.06 and 5.07 of the Partnership Agreement, to cause the ending balances in the Partners' Capital Accounts, immediately prior to the allocations provided in Sections 5.01, 5.02(c) and 5.02(d) of the Partnership Agreement, to be in the same ratio as the Capital Interest percentages for the following year. The calculation of Target Cash is illustrated by the formula attached to the Partnership Agreement as Schedule X.

     "Tax Matters Partner" shall have the meaning given to such term in
Section 10.06 of the Partnership Agreement.

     "Transaction Agreements" shall mean collectively, the Contribution Agreement, the Partnership Agreement, the Parent Agreement and the Confidentiality Agreement.

     "Transaction Costs" shall mean, collectively, (i) all documentary stamp taxes, transfer taxes excise taxes and other similar taxes imposed in connection with the transactions contemplated by the Transaction Agreements by any state or other jurisdiction, including, without limitation, the State of Florida or the State of Louisiana,
(ii) severance costs relating to the termination of employment of FRP's, FTX's and IMC's operating personnel to the extent such termination is directly attributable to the transactions contemplated by the Transaction Agreements, (iii) severance costs, not to exceed an aggregate of $12,600,000, relating to the termination of FRP's and FTX's marketing and administrative personnel to the extent such termination is directly attributable to the transactions contemplated by the Transaction Agreements and (iv) severance costs, not to exceed an aggregate of $1,000,000, relating to the termination of IMC's marketing and administrative personnel to the extent such termination is directly attributable to the transactions contemplated by the Transaction Agreements.

     "Transfer" shall have the meaning given to such term in Section 7.02(a) of the Partnership Agreement.

     "Transfer Price" means (A) in the case of a sale resulting from a Triggering Event described in clauses (ii) or (iv) of the definition thereof, the fair market value of the Partnership Interest that is the subject of such sale, as mutually determined by the IMC Partner and the FRP Partner or, if no such fair market value is agreed upon within thirty (30) days of the receipt by the Triggering Partner of the Exercise Notice by the Non-Triggering Partner, by the Appraisal Procedure; (b) in the case of a sale resulting from a Triggering Event described in clauses (i) or (iii) of the definition thereof, (I) if the transaction giving rise to the Triggering Event involved the sale of all or a portion of the Partnership Interest of the Triggering Partner, the Equivalent Sale Price and (II) if the transaction giving rise to the Triggering Event was the sale of an ownership interest in the IMC Partner or the FRP Partner or a Person controlling or under common control with the IMC Partner or the FRP Partner, the fair market value of the Non-Triggering Partner's Partnership Interest taking into account the structure of the transaction which gave rise to the Triggering Event, as mutually determined by the IMC Partner and the FRP Partner or, if no such fair market value is agreed upon within thirty
(30) days of the receipt by the Triggering Partner of the Exercise Notice, by the Appraisal Procedure; and(C) in all other cases, the fair market value of the Partnership Interest (or portion thereof) to be sold or transferred in accordance with the terms of the Partnership Agreement as determined by the mutual agreement of the Partners, or, if the Partners fail to agree upon such fair market value within the time period set forth in the Partnership Agreement, determined in accordance with the Appraisal Procedure.

     "Triggering Event" means any of the following events:
        (i)  at any time that the IMC Partner is the Operating
     Partner, the occurrence of a transaction which, after giving effect thereto, results in the Ultimate Parent of the IMC Partner owning less than a 35% Beneficial Interest in the Partnership;

        (ii)  at any time that the IMC Partner is the Operating
     Partner, the occurrence of a transaction which, after giving effect thereto, results in 65% or more of the issued and outstanding voting stock of the Ultimate Parent of the IMC Partner being owned by an Affiliated Group;

        (iii)  at any time that the FRP Partner is the Operating
     Partner, the occurrence of a transaction which results in the Ultimate Parent of the FRP Partner owning less than a 35%
     Beneficial Interest in the Partnership; or

        (iv)  at any time that the FRP Partner is the Operating
     Partner, the occurrence of a transaction which results in 65% or more of the issued and outstanding stock of the Ultimate Parent of the FRP Partner being owned by an Affiliated Group;

provided that none of the circumstances described in clauses (i) through (iv) above arising out of the foreclosure of a Lien covering the Partnership Interest of the IMC Partner (or, during the IMC GPCo Liquidation Period, Operations or IMC GPCo) or the FRP Partner, the capital stock or partnership interests, as the case may be, of the IMC partner (or, during the IMC GPCo Liquidation Period, Operations or IMC
GPCo) or the FRP Partner of the capital stock or partnership interests of any Intervening Person shall constitute a "Triggering Event."

     "Triggering Event Notice" shall have the meaning given to such term in Section 7.04 of the Partnership Agreement.

     "Triggering Event Partnership Value" means an amount equal to the purchase price paid to the Triggering Partner by the Purchasing Partner in the transaction giving rise to the Triggering Event, divided by the portion of the Capital Interest of the Triggering Partner sold in such transaction.

     "Triggering Partner" means (A) in the case of a Triggering Event described in clauses (i) or (ii) of the definition thereof, the IMC Partner and (B) in the case of a Triggering Event described in clauses
(iii) or (iv) or the definition thereof, the FRP Partner.

     "Ultimate Parent" means (i) with respect to the IMC Partner, (A) initially, Global, and (B) if at any time a Triggering Event occurred without a Triggering Event Notice having been delivered, the Affiliated Group that acquired 65% or more of the stock of Group or the Person that is then the Ultimate Parent of the IMC Partner and (ii) with respect to the FRP Partner, (A) initially, FTX and (B) if at any time a Triggering Event referred to in clause (iv) of the definition thereof shall have occurred without a Triggering Event Notice having been delivered, the Affiliated Group that acquired 65% or more of the stock of FTX or the Person that is then the Ultimate Parent of the FRP Partner.

     "Withdrawing Partner" shall have the meaning given to such term in
Section 12.01 of the Partnership Agreement.

     "Working Capital Contribution Arrangement" shall have the meaning given to such term in Section 3.02(b) of the Partnership Agreement.